Exhibit 99.3

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REPORT TO THE SPECIAL COMMITTEE OF THE BOARD OF DIRECTORS OF

EASTMAN KODAK COMPANY

REGARDING THE EVENTS SURROUNDING

THE U.S. INTERNATIONAL DEVELOPMENT FINANCE CORPORATION

LETTER OF INTEREST ANNOUNCEMENT

September 15, 2020

For privacy reasons, the names of certain Kodak personnel

have been redacted from this version of the report.

Akin Gump Strauss Hauer & Feld LLP

Michael A. Asaro

One Bryant Park

New York, New York 10036

Raphael A. Prober

2001 K Street N.W.

Washington, D.C. 20006

Counsel to the Special Committee of the Board of Directors of Eastman Kodak Company

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TABLE OF CONTENTS

I. EXECUTIVE SUMMARY	1

II. INVESTIGATIVE PROCESS	4

A. Special Committee Mandate	4
B. Akin Gump’s Role	5
C. Scope of the Investigation	5
D. Document Collection and Review	6
1. Kodak Document Custodians	6
2. Non-Executive Directors	7
E. Witness Interviews	8
III. FACTUAL BACKGROUND	9

A. History of Kodak’s Involvement in the Specialty Chemicals and Pharmaceuticals Market	9
B. Kodak’s Emergence from Bankruptcy	10
C. The Coronavirus Crisis	11
D. Kodak’s Ability to Manufacture Essential Medicines	12
E. Introduction to Phlow	14
F. Office of Manufacturing and Trade Policy	15
G. Loan Application Process	17
1. Initial Introduction to the DFC	17
2. July Due Diligence	22
3. Site Visit	24

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H. Events Surrounding the DFC Announcement	25
1. Term Sheet	25
2. The Media Strategy	26
a. Preparation for DFC Announcement and Circulation of Media Advisory	26
b. July 28, 2020 Wall Street Journal Article	29
c. The DFC Announcement and LOI Signing Ceremony	30
3. Impact of DFC Announcement on Kodak’s Share Price	31
I. Trading By Kodak Officers and Directors	32
1. Kodak’s Insider Trading Policies	32
2. Project Tiger	35
3. Continenza’s and Katz’s June 2020 Trades	36
J. Options Award Process	39
1. Kodak’s Executive Compensation Plan	39
2. Kodak’s Executive Compensation Policy	40
K. The July 27, 2020 Options Grants	40
1. 2019 Dilution of Continenza Option Grants	41
2. Continenza’s Plan to Grant Options to Kodak Leadership	42
3. Amendment to the Executive Compensation Plan	44
4. Lead-Up to July 27, 2020 Board Meeting and Options Grant	45
5. July 27, 2020 CNG Committee and Board Meetings	45
6. Byrd Did Not Flag Any Potential Issues with the Timing of the Options Grants Under the Executive Compensation Policy or as a Legal Matter	47
7. Specifics of the Options Awarded in July 2020	49
8. Timing of July 27, 2020 CNG Committee Meeting	50

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L. Post-DFC Announcement Transfers and Sales of Kodak Shares	51
1. George Karfunkel’s Charitable Gift	52
2. Trading by Moses Marx	53
3. Trading by Southeastern	55
IV. LEGAL ANALYSIS	57

A. Insider Trading	57
1. Analysis of Katz and Continenza Trading	59
2. Analysis of Marx and Southeastern Trading	59
3. Analysis of Karfunkel Gift of Shares	60
B. Spring-Loaded Options Under the Federal Securities Laws	61
1. The SEC’s Approach to Spring-Loaded Options Grants	62
2. SEC Enforcement Actions and Private Securities Litigation Regarding Spring-Loaded Options	63
3. Analysis of July 2020 Options Grants Under Applicable Securities Laws	64
C. Analysis Related to Potential Breach of Fiduciary Duty Claims	65
1. Case Law on Spring-Loaded Options	66
a. Delaware’s Two Part Test	66
b. Application of Tyson to the July 2020 Options Grants	68
2. Byrd’s Failure to Discuss the Concept of Spring-Loaded Options with the Board or CNG Committee	70
D. Reg FD Analysis	70

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V. RECOMMENDATIONS	72

A. General Counsel Office and Responsibilities	72
B. The Board of Directors and the CNG Committee	73
C. Insider Trading Policy and Process	73
D. Policies and Procedures Regarding Public Announcements	74
E. Training	74
F. July 27, 2020 Options Grants	74
G. Additional Observations by the Special Committee	75

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I.EXECUTIVE SUMMARY

Akin Gump Strauss Hauer & Feld LLP (“Akin Gump”) was retained by a Special Committee (“Special Committee”) formed by the Board of Directors (the “Board”) of Eastman Kodak Company (“Kodak” or the “Company”) to review the actions of Kodak, its officers, directors, members of senior management, and certain related parties in connection with certain events leading up to and immediately following the July 28, 2020 announcement by the U.S. International Development Finance Corporation (“DFC”) that the DFC intended to sign a Letter of Interest (“LOI”) to proceed with consideration of a loan application to provide a $765 million loan to Kodak (the “DFC Announcement”).

The Special Committee has given Akin Gump a broad mandate to engage in an impartial investigation and evaluation of the facts and issues described in this report.  Akin Gump has consulted with the Special Committee throughout its investigation, and the Special Committee has consistently directed Akin Gump to take any and all steps necessary to conduct a complete and thorough review.  The Special Committee has also directed Akin Gump in this report to provide a full and fair summary of the relevant facts that have been presented to the Special Committee, which forms the basis of the Special Committee’s recommendations at the conclusion of this report.

Kodak has long been involved in chemical manufacturing and has run a chemicals business in Rochester for over 100 years.  In recent years, Kodak has produced chemicals that are used as the foundation for pharmaceutical products, with a long-term goal of further expanding that business.  In response to the COVID-19 pandemic, Kodak launched various initiatives to address critical shortages and provide needed medical and personal care items.  Recognizing our country’s reliance on non-domestic sources for critical pharmaceutical infrastructure, Kodak also began outreach to state and federal government agencies to inform them of its capacity and desire to assist.  That outreach led Kodak to develop a plan to launch a dedicated pharmaceutical manufacturing business.  Kodak eventually submitted this plan and an application for a loan from the DFC to support Kodak’s production of critical pharmaceutical components, which could be used to aid our nation’s response to the ongoing COVID-19 pandemic.  Shortly before the DFC Announcement, the DFC informed Kodak of its decision to execute a LOI regarding Kodak’s application.

On July 28, 2020, the DFC Announcement was made public, and a signing ceremony was held to commemorate the execution of the LOI.  The stock market’s reaction to the DFC Announcement was significant.  On Monday, July 27, 2020, the closing price on the New York Stock Exchange (“NYSE”) for Kodak stock was $2.62 per share.  On Wednesday, July 29, 2020, the trading day after the DFC Announcement, Kodak’s share price rose as high as $60 per share and closed at $33.20 per share.

Since the DFC Announcement, Kodak has been the subject of intense media scrutiny, as well as a number of governmental inquiries, focusing primarily on (1) trading activity and other transfers of Kodak stock by certain Kodak officers, directors, and large investors that occurred before and immediately after the DFC Announcement, (2) stock options grants that Kodak made to certain members of its senior management team the day before the DFC Announcement, and (3) the early public release of certain information related to the LOI the day before the DFC Announcement.  As discussed, the Special Committee has provided Akin Gump with a broad mandate to investigate these matters.

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The specific issues that Akin Gump has focused on, and that are addressed in this report, are as follows:

•

Whether Board member Philippe Katz or Executive Chairman and Chief Executive Officer (“CEO”) Jim Continenza[1] engaged in insider trading, violated Kodak’s internal policies and procedures, or otherwise acted improperly in purchasing Kodak shares in June 2020 (the “June Trades”).

•

Whether Kodak’s award of stock options to Continenza and other members of Kodak’s senior management team on July 27, 2020, the day prior to the DFC Announcement, violated Kodak’s internal policies and procedures or the federal securities laws or constituted a breach of fiduciary duty under applicable state law.

•

Whether Board member George Karfunkel violated the federal securities laws or Kodak’s internal policies and procedures by donating 3 million Kodak shares to an affiliated charity the day after the DFC Announcement, while the Company’s trading window remained closed (i.e., during a period where the Company’s policies prohibited purchases or sales of its securities by designated insiders and Board members, which included Karfunkel).

•

Whether Moses Marx, the father-in-law of Board member Katz, or Southeastern Asset Management (“Southeastern”), a large Kodak investor that had nominated two of Kodak’s Board members, sold shares of Kodak after the DFC Announcement while in possession of material nonpublic information (“MNPI”) obtained from any of Kodak’s officers, directors, or employees.

•

Whether Kodak was responsible for the early release of information related to the LOI on July 27, 2020, the day before the DFC Announcement, and, if so, whether that release violated Regulation Fair Disclosure (“Reg FD”), promulgated by the U.S. Securities and Exchange Commission (“SEC”).

To investigate these allegations, over a period of approximately six weeks, Akin Gump reviewed numerous documents, including over 60,000 electronic communications; conducted 44 interviews of Kodak personnel, Board members, and a third party with relevant information; and researched and analyzed relevant law.

Akin Gump’s findings and the Special Committee’s recommendations, made in consultation with Akin Gump, are set out in detail at the conclusion of this report.  With respect to each of the issues described above, and based on an exhaustive review of the law and facts, Akin Gump has concluded that Kodak, and its officers, directors, and senior management did not violate the securities regulations or other relevant laws, engage in a breach of fiduciary duty, or violate any of Kodak’s internal policies and procedures.  In particular:

[1]	During most of the relevant period, Continenza’s title was Executive Chairman. He was also given the title of CEO on July 27, 2020.

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•

With respect to the June Trades, both Katz and Continenza sought and obtained preclearance to trade from Kodak’s General Counsel, in compliance with the Company’s insider trading policies (to which they were and are subject).  Kodak’s General Counsel had a firm grasp of the information that was available to the Company regarding the status of the DFC loan application at the time he precleared the trades.  He concluded that preclearance was appropriate because the DFC loan application process was at a highly uncertain stage and was therefore not MNPI for purposes of the insider trading laws.  Kodak’s General Counsel reached this conclusion in good faith and Katz and Continenza reasonably relied on his decision.  Katz and Continenza also provided explanations for their decisions to purchase shares, which were credible and unrelated to the DFC loan application.

•

The July 27, 2020 options grants complied with the terms of Kodak’s Omnibus Incentive Plan (the “Executive Compensation Plan”) and were approved by a group of disinterested directors acting in their capacity as members of Kodak’s Compensation, Nominating and Governance Committee (“CNG Committee”).  The grants – and in particular the grant to Continenza – had been discussed with the Board well in advance of the start of the DFC loan application process and were awarded for legitimate business purposes unrelated to the DFC Announcement.  Furthermore, as described in more detail below, while granting options to company management ahead of positive news can be controversial, it is not prohibited by SEC regulations and can only give rise to state law breach of fiduciary duty claims under certain circumstances not present here.  However, we did identify several flaws in the process that Kodak’s General Counsel followed with respect to the grants.  As a result, Kodak’s Board and the CNG Committee were not warned that the timing of the grants could give rise to concerns about so-called options “spring loading,” regardless of whether these particular options grants were ultimately determined to be legal.

•

Based on the information provided by Karfunkel during his interview, it does not appear that his charitable gift of Kodak shares the day after the DFC Announcement violated the federal securities laws.[2]  Akin Gump’s conclusion on this issue is premised on the following.  First, under existing regulations, a bona fide gift of shares does not constitute a sale of securities for insider trading purposes.  Akin Gump’s analysis of the relevant regulations and legal opinions on this issue is described in Section IV.A.3 of this report. Second, as a factual matter Karfunkel has represented that: (1) the gift of shares was bona fide and not in return for anything of value; and (2) the charity has not sold any of the gifted shares.  Our conclusions rely heavily on these two facts, which we assume to be accurate based on Karfunkel’s representations to Akin Gump. In addition, Kodak’s policies and procedures did not clearly prohibit Karfunkel from making the gift, even though it occurred during a closed trading window.  However, the circumstances of the gift raise significant concerns from a corporate

[2]

Akin Gump’s ability to fully investigate the bona fides of the gift or the charity that received it was limited because we did not have access to the records of the charity and were unable to interview any of its officers or directors, with the exception of Karfunkel.  The potential tax implications of Karfunkel’s gift are outside of the scope of Akin Gump’s investigation.

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governance perspective, which are addressed in the Special Committee’s recommendations in this report.
•

On July 27, 2020, Kodak circulated a media advisory to certain members of the press to invite them to the LOI signing ceremony that was being planned in conjunction with the DFC Announcement.  While the intention was that the media advisory would be embargoed, due to a misunderstanding, a version of the advisory was sent out with language indicating that it was for immediate release.  As a result, two local Rochester, New York, news outlets tweeted information about a pending announcement related to Kodak working with the government on July 27, 2020, the day before the DFC Announcement.  While this early release of information was not in accordance with best practices, it did not violate Reg FD.

•

In July and August 2020, after the DFC Announcement, but while Kodak’s trading window for its officers and directors remained closed, two parties with connections to Kodak board members sold Kodak shares.  First, Marx sold 250,303 shares on July 29, 2020.  Second, on July 28, 2020, after the DFC Announcement was made public, a Southeastern-affiliated entity sold 4 million shares. On August 3, 2020, several entities affiliated with Southeastern exercised their contractual rights to convert Kodak notes that they had acquired in May 2019 into approximately 30 million shares of the Company’s stock.  According to public filings, Southeastern sold substantially all of these shares soon thereafter. Akin Gump’s review found no evidence that Marx or Southeastern were given any information about Kodak that was not already publicly disclosed by the time of these transactions.  As a result, we have no reason to believe that Marx or Southeastern engaged in insider trading. Furthermore, Kodak’s insider trading policies do not apply to Marx or Southeastern, as they are not officers, directors, or employees of Kodak.

•

In connection with its findings, the Special Committee, in consultation with Akin Gump, has recommended that Kodak adopt corporate governance and procedural changes with respect to its executive compensation practices, insider trading policies, and procedures regarding the disclosure of information about the Company to the public.  These recommendations are described in detail at the conclusion of this report.

II.INVESTIGATIVE PROCESS

A.	Special Committee Mandate

On August 6, 2020, Kodak’s Board unanimously established a Special Committee composed of two independent directors: Jason New and William Parrett.  Given the overlap between certain members of the Board and the issues the Special Committee is investigating, Parrett and New were selected as

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best positioned to fulfill the mandate of the Special Committee and to oversee an independent and thorough investigation.3

The Board delegated to the Special Committee the authority to conduct an internal investigation regarding the actions of the Company and its directors, officers, employees, and affiliates regarding “(i) any and all transactions involving securities of the Company from and after May 2020, (ii) the issuance of equity awards by the Company from and after May 2020, (iii) any disclosure of information regarding the Company’s proposed loan transaction with the International Development Finance Corporation to persons outside of the Company (and its agents), (iv) the Company’s public disclosures with respect to the Company’s proposed loan transaction with the International Development Finance Corporation, including without limitation the Company’s compliance with Regulation FD under the Securities Exchange Act of 1934, as amended, in connection therewith and (v) any actions taken by any such persons in connection with any of the foregoing [. . . .]”4

B.	Akin Gump’s Role

Following the DFC Announcement, the Company received multiple requests for documents and information from regulators and governmental entities, including the SEC, various congressional committees (including the House Select Subcommittee on the Coronavirus Crisis, the House Financial Services Committee, and the House Committee on Oversight and Reform), the NYSE, and the Financial Industry Regulatory Authority (“FINRA”).  The Company retained Akin Gump on the evening of July 29, 2020 in connection with these matters.

Thereafter, the Board formed the Special Committee, and the Special Committee retained Akin Gump to conduct an independent internal investigation, as described above, and to present its findings and conclusions.5  Akin Gump has also been retained to represent Kodak in certain civil lawsuits and demands related to the same events that are the subject of the Special Committee’s investigation.

In its independent investigative role as counsel to the Special Committee, Akin Gump’s mandate has been to engage in an impartial evaluation of Kodak’s conduct and the issues it is investigating.  This report has been prepared by Akin Gump, and represents the firm’s findings and conclusions.  In addition, this report includes the recommendations of the Special Committee, made in consultation with Akin Gump.  The Special Committee reviewed and commented on a draft of the report before it

[3]

New is a member of Kodak’s CNG Committee, which approved the July 2020 option grants.  However, New did not have any personal interest in or other connection to any of the issues or transactions covered by this report.  Similarly, Parrett did not have any personal interest in or other connection to any of the issues or transactions covered by this report.

[4]	2020.08.06 Resolutions of the Board of Directors of Eastman Kodak Company.
[5]

Corporate attorneys from Akin Gump represented Kodak in connection with the sale of its packaging division, which was completed in the spring of 2019.  Akin Gump also represented an ad hoc group of second-lien noteholders in Kodak’s bankruptcy in 2013.  Akin Gump has not served as regular corporate or securities counsel for the Company.  The Special Committee was made aware of Akin Gump’s prior engagement by the Company.

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was finalized.  The report was shared with the full Board and the Company after it was approved by the Special Committee.  Neither the full Board nor the Company were permitted to make substantive comments to the report before it was finalized.  While the report was finalized after it was shared with the full Board, there were no substantive changes from the version that was initially approved by the Special Committee and this final report does not reflect any substantive input from the Board (other than the two members of the Special Committee) or anyone at the Company.6

C.	Scope of the Investigation

The Special Committee directed Akin Gump to determine the relevant facts and chain of events and to assess whether any of Kodak’s officers, directors, or senior management engaged in misconduct or illegal activity in connection with any trading or transfers of Kodak stock, including the June Trades, the Karfunkel charitable donation of stock, and the Marx and Southeastern activity; the July 2020 options awards; and the DFC Announcement.  In addition to assessing whether there were violations of applicable law, Akin Gump was asked to consider whether there were any policy or corporate governance issues that Kodak should have taken into consideration with respect to these issues and events.

Akin Gump was directed to conduct a full and complete investigation in an expedited time frame and to report its factual findings and legal conclusions to the Special Committee.  Akin Gump reported to and consulted with the Special Committee throughout the process.  The investigation lasted approximately six weeks.  As further detailed below, during the course of the investigation, Akin Gump reviewed over 60,000 documents from 14 Kodak employees.  The document collection and review included corporate documents, Board materials, public filings, market data, email correspondence, and text messages.  In addition to data residing on Kodak’s system, Akin Gump also collected and searched the data from the mobile devices of 14 Kodak employees, as well as emails, text messages, and other Kodak-related materials from members of the Board.  Akin Gump conducted interviews of 25 separate witnesses, almost half of whom Akin Gump interviewed multiple times.7  All interviews included at least two Akin Gump attorneys.

Kodak and its officers, directors and employees were fully cooperative throughout Akin Gump’s investigation.  Akin Gump had unfettered access to the Company’s systems and materials.  As

[6]

For certain interviews of Company witnesses and Board members, the Company’s Deputy General Counsel and Chief IP Officer, as well as a paralegal and an IT specialist from the Company, participated to facilitate the collection of documents and information.  None of these individuals directed questioning during any interviews or provided input into this independent report.

[7]

This report reflects, among other things, the exhaustive review of such materials and interviews of such individuals.  While we view this as a complete report, to the extent any additional material or information is identified that would bear on the findings or conclusions of this report, Akin Gump will update the Special Committee as and if necessary.

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described in more detail below, there were also instances where Akin Gump was able to obtain information from a third party, who was not affiliated with Kodak, in connection with its review.

D.	Document Collection and Review
1.	Kodak Document Custodians

At the start of the investigation, a document retention notice was sent to 57 individuals identified as potentially being in possession of documents or information relevant to the investigation.8 The list of recipients included all Kodak Board members.  The document retention notice required recipients to maintain and not destroy documents relevant to a list of topics, including without limitation: the DFC loan; the issuance of any stock; options or securities to any Kodak officer and director, including the options grants on July 27, 2020; trading in Kodak securities by any Kodak officer or director; and any communications with any federal employee, including but not limited to those concerning the DFC loan, options, and securities transactions.

Early in the investigative process, Akin Gump identified an initial set of Kodak employees with involvement in the relevant events for document collection.  Additional employees were added as new information was obtained.  After an initial interview with each individuals, Akin Gump deemed certain individuals as “custodians” for the purpose of document collection.  Upon deeming a Kodak employee a custodian, Akin Gump applied the same document collection procedures to each custodian.  As described below, each custodian’s Kodak emails and Outlook calendars were collected, data was collected from their mobile devices, and they were interviewed at least once by Akin Gump.  The attached Appendix 1 provides a full list of the document custodians for the investigation.

In addition, multiple sources of custodial and non-custodial data were collected and reviewed, including:

o	Server-based emails and electronic share drives, such as Microsoft Teams;
o	Hard copy documents, including Board materials, corporate policies, documents related to the DFC loan application, public filings and company announcements;
o	Kodak electronic databases such as Directors Desk;
o	Outlook calendars for custodians;
o	Locally saved documents on hard drives;
o	Imaged iPhones including texts, voicemails, call logs; and
o	Handwritten notes.

Kodak and Akin Gump retained third party vendors to assist in the collection of data from mobile devices and the review of electronic communications.  A third party vendor coordinated with Kodak’s IT team to create a remote back-up of each custodian’s mobile devices.9  The backup was then

[8]	The list was later supplemented to include four additional individuals identified as being in possession of relevant documents and information.
[9]

The mobile devices are personal devices of Kodak employees, but included under Kodak’s “Bring Your Own Device” policy.  During interviews, each custodian was also asked if they used their device for work purposes, and most answered in the affirmative.

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processed by the third party vendor for Akin Gump’s review.  Akin Gump also contracted with a third party vendor to assist in conducting a “first level” review of certain electronic communications.

For the electronic communications, Kodak’s IT personnel coordinated the transfer of custodian data to Akin Gump’s e-discovery specialists.  The date range for most custodian data was March 1-August 4, 2020, with the exception certain of “key” custodians, including the General Counsel, Executive Chairman and CEO, and Chief Financial Officer (“CFO”), for whom data was collected going back to January 1, 2020.  With respect to such additional “key” custodian data, Akin Gump also conducted targeted searches designed to identify the most relevant communications. These targeted searches included, for example, the review of all of the Executive Chairman and CEO’s communications from June 22-23, 2020 and July 16, 2020; all emails to/from/cc/bcc .gov email addresses; and all text message conversations between Kodak executives to/from any directors and to/from any government officials.

For other categories of documents, Akin Gump attorneys and e-discovery specialists applied search terms designed to capture other relevant documents and information.  Reviewers “tagged” documents according to the different issues addressed in this report and identified selected documents for escalation, further review or analysis, or use in witness interviews.

2.	Non-Executive Directors

In connection with the investigation, Akin Gump reviewed communications between Kodak’s non-executive directors and Kodak custodians.  In addition, Akin Gump collected certain documents, such as email communications, text messages, and other Kodak-related materials from Kodak’s non-executive directors.10  Akin Gump also interviewed each member of the Board during the course of the investigation.

[10]

With the exception of Continenza, Kodak’s directors (i.e., the non-executive directors) do not have Kodak email addresses, nor are their personal documents and communications within Kodak’s custody, possession or control, except to the extent that the directors communicated with Kodak personnel.  Kodak’s non-executive directors also all have business interests that are completely separate from Kodak, and some of these directors are board members of companies other than Kodak.  As a result, in addition to containing personal information that is unrelated to this investigation, the non-executive directors’ files contain confidential information that they would be prohibited from sharing with Kodak or Akin Gump.  Akin Gump therefore did not image the non-executive directors’ cellular phones or directly access their files.  Instead, Akin Gump provided each non-executive director with a written request for documents.  Akin Gump then generally relied on the non-executive directors to search their files to identify, gather, and produce responsive documents.

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E.	Witness Interviews

Akin Gump was provided with unlimited access to interview any Kodak employee it deemed appropriate.  In addition, every member of the Board, as well as one third party who had involvement in the relevant events, was also interviewed as part of the investigation.11

During the course of the investigation, Akin Gump conducted interviews of 18 Kodak employees, including conducting one or more follow-up interviews of 9 individuals.  In total, Akin Gump conducted over 50 hours of interviews over a 6-week period.  Most interviews were conducted by video-conference, while some were conducted by teleconference.  At least two Akin Gump attorneys participated in each interview.  Akin Gump attorneys provided each interviewee with an Upjohn warning prior to the commencement of the interview.12

The witnesses included, among others, the CEO, CFO, General Counsel, Vice President of Government Affairs, Chief Compliance Officer, Controller, members of the public relations team, all members of Kodak’s compensation committee, all Board members, and multiple other Kodak employees who were involved in the DFC loan process and the Company’s response to the pandemic.  The attached Appendix 2 provides a full list of the witnesses interviewed.

Depending on the interviewee’s role and involvement in the underlying events, interview topics included, without limitation, Kodak’s response to the pandemic, Kodak’s capacity and expertise with respect to chemical and pharmaceutical manufacturing, the origins, timeline, and chain of events leading to the DFC Announcement, Kodak’s policies and procedures governing trading by insiders, particular securities transactions during the relevant time period and the timeline and events, as well as issues related to the grant of executive options on July 27, 2020.

III.FACTUAL BACKGROUND

A.	History of Kodak’s Involvement in the Specialty Chemicals and Pharmaceuticals Market

Kodak, founded in 1888 and operating publicly for over 117 years, is an American company with a globally recognized brand.  Kodak’s worldwide headquarters is located in Rochester, New York. Kodak’s other U.S. research and development (“R&D”) groups are located in Dayton, Ohio, Oakdale,

[11]

We also requested interviews from G. Staley Cates, the Vice-Chairman of Southeastern, and Moses Marx, the father-in-law of Board member Katz.  Southeastern and Marx are both large Kodak investors who sold shares after the DFC Announcement. Cates and Marx are not officers, directors, or employees of Kodak and neither of them had any obligation to be interviewed.  Cates agreed to Akin Gump’s request and was interviewed via a conference call that included Southeastern’s internal and outside counsel.  Marx declined our interview request through his counsel.  However, we have been able to develop a significant amount of evidence regarding Marx’s dealings with Kodak and his post-DFC Announcement sales of Kodak stock by interviewing Katz and other witnesses, as well as through our document review.

[12]	See Upjohn Co. v. United States, 449 U.S. 383 (1981).

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Minnesota, and Columbus, Georgia. Outside the United States, Kodak has R&D groups located in Canada, Israel, Germany, Japan and China.13

Although best known for its innovations in analog photography and print, Kodak has a long history in chemical manufacturing.  Multiple witnesses referred in their interviews to Kodak’s deep resources and expertise in this area—Continenza stated that Kodak’s “foundation” is chemicals and recalled telling the Board that Kodak is a chemical company because it was in its “DNA.”14

In 1920 the Synthetic Chemical Laboratory was opened at Kodak Park (now Eastman Business Park).  Over the decades that followed, the products of the chemicals business expanded and included a wide variety of chemicals, plastics, and fibers used in a range of industries, including, notably, specialty and fine chemicals used in health, nutrition, pharmaceutical, and photographic applications.  The business was also a major supplier of chemicals and plastics used in the manufacture of Kodak photographic products.

During the early to mid-1990s, Kodak went through a restructuring in which it divested certain non-core businesses.  As part of this process, in 1992, the chemical business, then known as Eastman Chemical Company, was spun off.  Prior to the spin-off, the business had $3.9 billion of sales and was producing chemicals for radiography markets, household, do-it-yourself and personal care products such as disinfectants, all-purpose cleaners, floor-care products, rodenticides, septicides, wood stains, concrete and wood protectors, deodorants and hair-care products.  Following the restructuring, Kodak retained a portion of its specialty chemicals operations, including chemists with expertise in chemical manufacturing, chemical process R&D, and material science.  In addition, Kodak’s R&D centers for new inventions and innovations in materials, materials formulations, and system integration of materials remained as part of Kodak.

Kodak also has a history of involvement in the pharmaceuticals industry.  In 1988, Kodak acquired Sterling Drug.  At the time of the merger, Kodak’s strategy of entering the pharmaceutical arena was heavily reported by the press.15  From 1988 to 1992, Kodak’s pharmaceutical products (produced through its subsidiary Sterling Winthrop Inc. in a joint venture with Elf Sanofi, now known as Sanofi Aventis) included over-the-counter and prescription medicines, bulk pharmaceuticals, intermediates, and other life-science chemicals sold primarily to other manufacturers.

Kodak has continued to maintain chemical operations and research and development to primarily support its photographic, health imaging and digital printing businesses.  As part of its chemical business, for several years, Kodak has also been manufacturing Key Starting Materials (“KSMs”) or “Intermediates” that can be used to manufacture pharmaceutical products.  Through chemical reactions, KSMs can be transformed into final bulk material, known as Active Pharmaceutical Ingredients (“APIs”).  APIs are then sold to pharmaceutical companies and contract manufacturers who use them along with other substances to produce final drug products and process the drug

[13]	Eastman Kodak Co., Annual Report (Form 10-K) (Dec. 31, 2017).
[14]	Interview of Continenza 2020.08.21; Interview of Taber 2020.08.10; Interview of Bullwinkle 2020.08.12.
[15]	Kodak Agrees to Buy Sterling Drug, World News Digest (Jan. 22, 1988).

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products into doses.  KSMs are unregulated, whereas the manufacturing of APIs requires regulatory approval.

Currently, Kodak supplies raw materials to contract manufacturing organizations (“CMOs”) in the pharmaceutical space.  Kodak is considered the preferred supplier for major pharmaceutical CMOs and provides starting materials for generic pharmaceuticals.  Kodak also supplies starting materials to innovator pharmaceutical companies for early phase clinical trials.

B.	Kodak’s Emergence from Bankruptcy

As has been well publicized, Kodak’s financial health deteriorated in the late 2000s.16  In 2012, the company filed for Chapter 11.17  While in bankruptcy, the Company named Continenza to the Board.  In 2013, the Company emerged from bankruptcy and named a number of new Board members, while Continenza became Chairman of the Board.18  Continenza was named Executive Chairman in February 2019, in connection with the departure of former CEO Jeff Clarke.19

Under Continenza’s leadership as Executive Chairman, Kodak shifted its strategy from a previous scatter-shot approach to focus on its core competencies, including its print business and the production of advanced materials and chemicals.20  Multiple witnesses, including Board members and Kodak executives, reported that Continenza has successfully led Kodak’s efforts to improve its capital structure, execute strategic transactions, and drive investment in growth engines.21  For example, numerous witnesses noted that Continenza successfully closed the sale of Kodak’s Flexographic Packaging Division, negotiated a $100 million convertible notes financing that provided the company with needed working capital, successfully imposed cost savings measures, and significantly reduced the company’s debt in the first fifteen months in the Executive Chairman role.22

Since May 2019, Kodak’s Board has been composed of the following seven directors:

•	Todd Bradley
•	Jim Continenza

[16]	Photography pioneer Kodak files for bankruptcy, Reuters (Jan. 18, 2012) available at https://www.reuters.com/article/us-kodak/photography-pioneer-kodak-files-for-bankruptcy-idUSTRE80I08G20120119.
[17]	Id.
[18]

Eastman Kodak names post-bankruptcy board members, S&P Global Market Intelligence (Aug. 14, 2013) available at https://www.spglobal.com/marketintelligence/en/news-insights/latest-news-headlines/high-yield-bond-news/eastman-kodak-names-post-bankruptcy-board-members.

[19]	Press Release, Eastman Kodak Co., Kodak Names Jim Continenza Executive Chairman (Feb. 20, 2019) https://www.kodak.com/en/company/press-release/continenza-executive-chairman.
[20]	Id.
[21]	Interview of New 2020.08.19; Interview of Bradley 2020.09.02; Interview of Katz 2020.08.22.
[22]	Id.

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•	Jeffrey Engelberg
•	George Karfunkel
•	Philippe Katz
•	Jason New
•	William Parrett

While Kodak is a public company, it is functionally “closely held.”  Several of Kodak’s Board members are either investors, close family members of investors, or board nominees of investors that, collectively, owned a majority of the Company’s outstanding shares during the relevant period.

According to public filings, as of March 26, 2020:23

•	Karfunkel and entities affiliated with his family beneficially owned over 21% of Kodak’s outstanding common shares.
•	Katz beneficially owned over 24% of Kodak’s outstanding common shares.
•	Marx and entities affiliated with him beneficially owned approximately 25% of Kodak’s outstanding shares. Marx is Katz’s father-in-law.

Southeastern, an investment firm, was also a large Kodak investor during the relevant period.  As of March 26, 2020, Southeastern-affiliated entities owned Kodak Series A preferred shares and notes that were convertible into a substantial number of outstanding common shares, and according to public filings Southeastern beneficially owned approximately 55% of Kodak’s outstanding shares on a pro forma basis.  Southeastern nominated Engelberg and Bradley to join Kodak’s Board.

The Board has several standing committees, including the CNG Committee (formerly two committees, recently combined), chaired by Katz.  The full membership of the CNG Committee consists of Katz, Bradley, and New.

C.	The Coronavirus Crisis

As the COVID-19 pandemic spread across the globe, Kodak looked for ways to assist with the pandemic response.  Numerous witnesses recalled that starting at the beginning of the “lockdown” period in March 2020, Continenza prompted his leadership team to brainstorm for opportunities to

[23]	Eastman Kodak Co., Notice of 2020 Annual Meeting and Proxy Statement (April 9, 2020) (the “April Proxy”).

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help the community and assist the government, at the state and federal levels, in the pandemic response.24

After connecting with Empire State Development (“ESD”), an umbrella organization for New York’s economic development public-benefit corporations, Kodak engaged in several initiatives to produce needed items that were in short supply due to the pandemic.  These included, among other things, supplying isopropyl alcohol 25 and rolls of PET (flexible polyester film) to aid in the production of hand sanitizer and face shields, respectively.26  Kodak also manufactured face shields in-house for employees and customers and supplied Printed Circuit Board (“PCB”) film to PCB manufacturers to aid in the production of ventilators.27

Kodak’s business was also impacted by the pandemic.  Among other things, Kodak furloughed employees and implemented a temporary reduction of 25% to the base salaries of Continenza and certain other members of senior management.28  In addition, Kodak transitioned to a work from home environment. As a result, meetings traditionally held in-person were instead conducted telephonically and/or virtually.  This includes Board and committee meetings, which were all held telephonically and/or virtually starting in March 2020.

D.	Kodak’s Ability to Manufacture Essential Medicines

Also in the early weeks of the pandemic, Kodak’s leadership, along with many other private sector actors and indeed the rest of the country, became acutely aware that the pandemic was causing drug shortages.29  As has been widely reported in the press and recognized by policymakers, this highlighted the United States’ reliance on non-domestic sources for essential pharmaceuticals and raw materials.30  Seeing an opportunity to assist the country and expand its production of KSMs and advance a long-term goal of producing APIs, Kodak began outreach to various federal agencies.31

[24]	Interviews of Taber 2020.08.10 and 2020.09.04; Interview of Continenza 2020.08.21; Interview of Xxxxxx 2020.08.31.
[25]

Press Release, Eastman Kodak Co., Kodak Supplies Isopropyl Alcohol (IPA) to New York State to Aid in Production of “NYS Clean” Hand Sanitizer (March 31, 2020), available at https://www.kodak.com/en/company/press-release/isopropyl-alcohol-hand-sanitizer; Kodak is Supplying ‘Tanker Loads’ of Alcohol to NY for Hand Sanitizer, PetaPixel (April 1, 2020); Kodak Manufactures Isopropyl Alcohol For New York State, WSKG (April 1, 2020), available at https://wskg.org/news/kodak-manufactures-isopropyl-alcohol-for-new-york-state/.

[26]	Interview of Taber 08.10.2020.
[27]	Interview of Bullwinkle 2020.08.11; Interview of Continenza 2020.08.21.
[28]	Minutes of the April 2, 2020 Meeting of the Board of Directors of Eastman Kodak Company.
[29]	Interview of Continenza 2020.08.21; Interview of Taber 2020.09.04.
[30]	Interviews of Taber 2020.08.10 and 2020.09.04; Interview of Continenza 2020.08.21.
[31]	Interview of Continenza 2020.08.21; Interview of Xxxxxxxxx 2020.08.11; Interviews of Taber 2020.08.10 and 2020.09.04; Interview of Williams 2020.08.12-13.

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As reported by numerous witnesses, including Kodak’s Vice President of Public Affairs, Kodak began “cold calling” government officials and agencies in an effort to find an opportunity to partner with the government to leverage Kodak’s chemical manufacturing capacity and expertise to respond to COVID-19.32  Among other things, Kodak was interested in the possibility of obtaining a government grant or loan that could be used to finance the repurposing of its facilities for this type of chemical manufacturing.33

Kodak’s Vice President of Public Affairs stated that she did not have a pre-existing relationship with any of the individuals in the government that she contacted during this time.34  Other witnesses confirmed that Kodak did not leverage or otherwise use existing relationships with federal government officials in pursuing opportunities to partner with the government to manufacture pharmaceuticals.35  None of the documents Akin Gump reviewed suggest otherwise.36

In March and April, Kodak contacted various federal agencies, including the Food and Drug Administration (“FDA”),37 the Department of Defense (“DOD”), White House Office of Public Liaison, the Department of Health and Human Services (“HHS”), and the Biomedical Advanced Research and Development Authority (“BARDA”).38  Kodak submitted several proposals on its manufacturing abilities, including production of key intermediates to APIs, to various agencies, both solicited and unsolicited.39  The Kodak employees who were interacting with the government at this time consistently reported that these proposals were high level and exploratory, which was borne out

[32]	Id.
[33]	Id.
[34]	Interview of Williams 2020.08.12-13.
[35]	Id.; Interview of Continenza 2020.08.21; Interview of Taber 2020.08.10; Interview of Xxxxxxxxx 2020.08.11.
[36]

Media reports have reported that the company spent $870,000 on lobbying the federal government in the second quarter of 2020.  See, e.g., Kanishka Singh, Kodak raised spending on lobbying government in months before loan awarded, Reuters (last visited Sept. 14, 2020), available at https://www.reuters.com/article/us-usa-eastman-kodak-deals-lobbying/kodak-raised-spending-on-lobbying-government-in-months-before-loan-awarded-idUSKCN2580CW; Michael Tobin & Eric Newcomer, Kodak Boosted Lobbying Effort in Months Leading to Loan, Bloomberg Law (Aug. 12, 2020), available at https://news.bloomberglaw.com/health-law-and-business/kodak-boosted-lobbying-effort-in-months-leading-to-loan.  Akin Gump’s investigation revealed that Kodak never hired a federal lobbying firm, and this reported dollar amount reflected portions of the salaries of Kodak personnel who conducted outreach to governmental officials and institutions, as described herein, as well as fees paid to technical consultants hired to assist Kodak with its business plan and the DFC loan application.  Individuals such as CFO David Bullwinkle spent over 20% of their time on government-related pandemic efforts, during the relevant period, and were thus among those included in the required lobbying disclosures.

[37]

Over the course of April and May, a General Manager of Kodak was in contact with individuals from the FDA.  The email communications show that Kodak provided the FDA with information regarding its capacities as a domestic manufacturer of early intermediates.  However, it was Kodak’s communications with BARDA that eventually led to the DFC loan application, which is therefore the focus of this factual presentation.

[38]	See, e.g., REV-0133544; REV-0143325; REV-0134843; REV-0147124.
[39]	See, e.g., REV-0147583.

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in Akin Gump’s document and email review.40  A list of these submissions, the agencies that received them, and the date of receipt is attached at Appendix 3.

Kodak also made several public statements regarding its pandemic response efforts during this time frame.41  For example, during Kodak’s May 12, 2020, earnings call Continenza stated: “We are leveraging our advanced materials and chemicals, manufacturing expertise to assist in the pandemic, not just make the Kodak products, providing IPA . . . as hand sanitizer, using our experience in PPE to make face shields. We’re also . . . making film and circuitry for ventilators, and we’re going to continue to innovate other products to help out in this pandemic.”  The fact that Kodak was trying to leverage its experience and resources in the chemical space to focus on the pandemic response was public information.42

E.	Introduction to Phlow

During the early stages of the pandemic, Kodak’s Vice President of Public Affairs connected with an official from BARDA, a government agency tasked with investing in medical countermeasures to diagnose, treat and protect against COVID-19.43 The BARDA official recommended that Kodak contact Phlow Corporation (“Phlow”), a pharmaceutical manufacturing company that describes its goals as “help[ing] out nation secure its own strategic drug reserve [and] . . . reduc[ing] the U.S.’s dependency on foreign supply chains.”44

Phlow and Kodak had an initial call on March 24, 2020.45  In these early conversations, Eric Edwards, Phlow’s CEO, explained that he had been working with Congress, the White House and various government agencies to return pharmaceutical chemical manufacturing to the United States.46  Kodak witnesses stated that they were not aware of any specific personal connection between Phlow and any

[40]	Interview of Taber 2020.08.10; Interview of Williams 2020.08.12-13; Interview of Xxxxxxxxx 2020.08.11.
[41]	See supra note 25.
[42]	Eastman Kodak Co., Kodak Reports First-Quarter 2020 Financial Results (May 12, 2020), available at https://investor.kodak.com/static-files/fe634942-a6d7-4de2-b71e-0108f14f90c2.
[43]	Interview of Williams 2020.08.12-13; REV-0134843. For a description of BARDA, see https://www.phe.gov/emergency/events/COVID19/Pages/business-barda.aspx.
[44]

REV-0134540; see also Phlow, About Us, available at https://www.phlow-usa.com/about-us/.  According to public reports, in May 2020, Phlow entered into a $354 million contract with BARDA to initiate manufacturing of essential medicines. See Phlow Corporation Awarded $354 Million HHS/ASPR/BARDA Contract to Manufacture Essential Medicines in Shortage, PR Newswire (May 19, 2020) available at https://www.prnewswire.com/news-releases/phlow-corporation-awarded-354-million-hhsasprbarda-contract-to-manufacture-essential-medicines-in-shortage-301061648.html.

[45]	REV-0134540.
[46]	Interview of Continenza 2020.08.21; Interview of Williams 2020.08.12-13; Interview of Xxxxxxxxx 2020.08.11.

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government official.47  However, Kodak witnesses also viewed Phlow as being knowledgeable about whom to speak to in the government and how.48  For instance, one Kodak witness in an email thanked Phlow for putting “Kodak in a position to be part of the response to Covid.”49

Between March and May 2020, Kodak was in contact with various government agencies in connection with its pandemic response initiative.  Phlow regularly provided Kodak with advice and guidance with respect to these efforts.50  Kodak did not compensate Edwards or Phlow for these consultations, nor did Kodak and Phlow ever have a business relationship, other than entering into a non-binding Letter of Intent on June 8, 2020, in which they contemplated a long-term supply contract through which Kodak would supply Phlow with certain APIs and KSMs.51

F.	Office of Manufacturing and Trade Policy

In early April 2020, Phlow connected Kodak with Peter Navarro, the Director of the White House Office of Trade and Manufacturing Policy (“OTMP”).52  Kodak’s understanding was that Navarro could potentially help Kodak find a path to partnering with a government agency that was working on responding to the COVID-19 crisis.53  On April 2, 2020, Kodak’s leadership participated in an initial call with Navarro and Chris Abbott, a White House senior policy analyst.54  Phlow also participated in this call.55  On the call, Kodak explained how it could leverage its expertise in chemical manufacturing and its underutilized Eastman Business Park to assist with onshoring the supply chain of essential medicines.56  Kodak presented using a slide deck that summarized Kodak’s other contacts with federal agencies and certain requests to accomplish the onshoring goals.57

Kodak had several follow up discussions with Navarro and Abbott in April and May 2020.58  The witnesses recalled these discussions being sporadic at times.59  For instance, after the initial

[47]	Interview of Continenza 2020.09.08; Interview of Williams 2020.08.16; Interview of Xxxxxx 2020.08.31; Interview of Bullwinkle 2020.08.11.
[48]	Interview of Xxxxxxxxx 2020.08.11; Interview of Continenza 2020.08.21.
[49]	REV-0132719.
[50]	Interview of Williams 2020.08.12-13; Interview of Xxxxxxxxx 2020.08.11.
[51]	Interview of Continenza 2020.08.21.
[52]	REV-0170777.
[53]	Interview of Taber 2020.08.10.
[54]	REV-0142488.
[55]	Id.
[56]	REV-0132904.
[57]	Id.
[58]	REV-0272938; Interview of Xxxxxxxxx 2020.08.11; Interview of Taber 2020.08.10.
[59]	Interview of Taber 2020.09.04; Interview of Xxxxxxxxx 2020.08.13; Interview of Williams 2020.08.12-13.

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communications, Abbott does not appear to have been in contact with Kodak until May 7, 2020.60  As a result of these gaps in communications, Kodak employees reported that they drew the conclusion that Abbott and the federal government, generally, were not serious about, or were not focused on, pursuing engagement with Kodak with respect to pharmaceutical manufacturing at the time of these early interactions.61

On May 14, 2020, President Trump issued an Executive Order using powers under the Defense Production Act to authorize the DFC to provide loans to support the “domestic production of strategic resources needed to respond to the COVID-19 outbreak, or to strengthen any relevant domestic supply chains.”62

Shortly thereafter, Kodak employees recalled, and text messages reviewed by Akin Gump reflect, two telephone conversations with Navarro, on May 22, 2020 at 3:30 PM and May 28, 2020 at 4:00 PM.63

In advance of the first call with Navarro, Kodak Chief Technical Officer (“CTO”) Dr. Terry Taber provided Abbott with information on Kodak’s manufacturing capabilities for Remdesivir as well as Ketamine, one of the key intubation drugs (needed because of the increase in ventilator use during the pandemic).64  Abbott requested information on how Kodak could obtain cGMP65 compliance in order to manufacture APIs in an expedited manner.66  Abbott stressed that the OTMP was “focused on long-term issues.”67  In the same email, Abbott asked whether there were “capital investments or things of that nature that could help [Kodak] become cost competitive in the long-run[.]”68  In advance of the call, Taber provided the requested information on achieving cGMP compliance for its existing chemical production facilities at Eastman Business Park.69

Continenza, Taber, and a Kodak General Manager participated in the May 22, 2020 call with Abbott and Navarro.70  Kodak explained, using a slide deck, that it would require $27 million in capital and assistance with obtaining FDA regulatory approval in order to quickly bring its Eastman Business

[60]	REV-0032305.
[61]	Interview of Taber 2020.09.04; Interview of Continenza 2020.08.21.
[62]	Exec. Order No. 13,922, 85 Fed. Reg. 30583 (May 14, 2020).
[63]	MREV-KOEA-00067502; MREV-KOEA-00045540; Interview of Taber 2020.09.04; Interview of Xxxxxxxxx 2020.08.11.
[64]	REV-0273104; REV-0031515.
[65]	Current Good Manufacturing Practice (“cGMP”) requirements are regulated by the FDA for pharmaceutical manufacturers of APIs.
[66]	MREV-KOEA-00100289.
[67]	REV-0031664.
[68]	Id.
[69]	REV-0031470.
[70]	REV-0123032.

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Park facilities into cGMP compliance, as needed to manufacture APIs.71  Kodak participants recalled in interviews that Navarro responded that he wanted Kodak to “think bigger” and more long term regarding its proposal.72  Navarro requested a “well-fleshed out” proposal by the next Wednesday.73

Following the May 22, 2020 call, Abbott provided Kodak with a template for the next proposal, and noted in an email to Continenza and Taber that he would “work on seeing if we can get a non-recourse loan mechanism set up, as discussed.”74  Abbott explained that the template was “developed by [his] office based on other proposals we have received, not by HHS – so you don’t have to follow it exactly…”75  Based on Akin Gump’s investigation, this was the first documented reference to a loan in the course of Kodak’s discussion with the federal government.  Abbott again connected Kodak to Phlow via email and suggested that Phlow should assist Kodak with the next proposal.76  Abbott noted that Phlow would be of assistance in providing technical expertise on how to “convert batch facilities to continuous.”77  Kodak employees recalled working around the clock in order to meet the May 28, 2020 deadline.78

On May 28, 2020, Kodak reconvened with Navarro and Abbott to present a proposal for a grant of approximately $435-575 million in order to establish a new U.S. Advanced API Manufacturing Center.79  Some Kodak employees involved recalled Navarro’s response to this proposal as “too big.”80  Most recalled that Navarro asked for a more detailed and thorough proposal and set a deadline for June 3, 2020, the following week.81  In light of the tight timeline, on May 30, 2020, Kodak retained technical consultant EverGlade Consulting (“EverGlade”).82  Phlow introduced Kodak to EverGlade.83  EverGlade assisted Kodak throughout the loan application process with financial modeling, selection of APIs, and other financial and technical aspects of the proposed build-out of the pharmaceutical business.84

[71]	REV-0272938; REV-0272939.
[72]	Interview of Continenza 2020.08.21.
[73]	REV-0031418.
[74]	REV-0031419.
[75]	Id.
[76]	REV-0031418.
[77]	Id.
[78]	Interview of Taber 2020.08.10.
[79]	REV-0031297.
[80]	Interview of Continenza 2020.08.21.
[81]	Id.; Interview of Taber 2020.09.04.
[82]	See https://www.everglade.com/.
[83]	REV-0166791.
[84]	Interview of Taber 2020.08.10; Interview of Xxxxxxxxx 2020.08.16.

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G.	Loan Application Process
1.	Initial Introduction to the DFC

Kodak was first put in contact with the DFC by Abbott, who sent a text on May 31, 2020 seeking to coordinate a call between Kodak and the DFC.85  Kodak’s first call with the DFC took place on June 1, 2010, and from Kodak included Continenza, Taber, Bullwinkle and Byrd.86  Eric Edwards from Phlow was also invited by the government to participate on the call.87  From the DFC, David Penna, David Glaccum, Stewart Ackerly, and Austin Smith participated.88  During the call, the DFC personnel walked Kodak through the agency’s loan application process and the concept of how a non-recourse financing loan might work.89

Kodak had several follow up discussions with Abbott and the same individuals from the DFC in the first week of June 2020.  Although the DFC engaged in calls with Kodak, the engagement related to the application appears to have been an arms-length process.  After one of the first calls, Penna sent Kodak personnel an email attaching a preliminary structure diagram showing how a non-recourse financing might work for the project.90  On another occasion, after a call on June 5, 2020, he provided Kodak with links to the DFC website, which contained information about the DFC’s loan program and application process.91

All of the witnesses interviewed in this investigation, including those directly involved in the loan application process, as well as those on the sidelines, reported that they believed that Kodak had a chance, but that it was not likely that the application would be successful.92  Witnesses who were directly involved described the loan application process as a “roller coaster” of “ups and downs” with a highly uncertain outcome and stated that things “could change on a daily basis” and “at the drop of a hat.”93  One high level executive with central involvement in the development of Kodak’s proposal said that he and others wondered whether the DFC was “checking a box” by speaking to Kodak (potentially because Kodak was outside the traditional pharmaceutical industry).94  The witness recalled that Navarro appeared on a morning news show where he stated that the invocation of the Defense Production Act to shore up the pharmaceutical supply would create funding opportunities—

[85]	MREV-KOEA-00040425.
[86]	REV-0018533.
[87]	Id.
[88]	Id.
[89]	Id.
[90]	Id.
[91]	REV-0007567.
[92]	See, e.g., Interview of Taber 2020.08.10; Interview of Xxxxxxxxx 2020.08.13; Interview of Bullwinkle 2020.09.03; Interview of Taber 2020.09.04.
[93]	Interview of Xxxxxxxxx 2020.08.13; Interview of Williams 2020.08.12-13.
[94]	Interview of Taber 2020.09.04.

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and Kodak employees believed that their advantage lay in having sought out the opportunity proactively and in being persistent in trying to reach a deal.95  They assumed that other companies would aggressively seek to compete for these opportunities once the news became more public.96

After Kodak began interfacing with the DFC, the Company’s communications with the White House regarding the loan application mostly tapered off.  In fact, the proposal requested by Navarro, which was due on June 3, 2020 and set to be discussed on June 4, 2020, was instead redirected by Abbott to the DFC, and Navarro abruptly canceled a June 4, 2020 call with Kodak’s management team.97  After this, it appears that Kodak had no further discussions with Navarro.  Abbott continued to be in contact with Kodak, in particular with Taber, but communications were limited to occasional text messages and phone calls regarding Kodak’s specific manufacturing capabilities.98

Continenza took the cancellation of the June 4, 2020 Navarro meeting as a particularly bad sign.99  Around this time, he and Bullwinkle discussed whether it was worth Kodak continuing to incur expenses associated with the consultants, such as EverGlade, as well as another third party, Optimation, an industrial and manufacturing consultant that Kodak had hired to assist it with its loan application.100  Ultimately, Continenza decided to push forward with the application.101  Continenza attributed this decision in part to his attitude in the face of a business challenge – he does not like to “take no for an answer.”102  Moreover, Continenza explained in his interview that he was committed to Kodak entering the pharmaceutical manufacturing space with or without government assistance.103  At least two other witnesses stated that they also understood during the loan application process that Kodak planned to build a pharmaceutical manufacturing business regardless of whether it received the DFC loan.104

By June 12, 2020, the DFC appointed Alale Allal, a career government employee on loan to the DFC from the Small Business Administration, as Kodak’s primary contact at the DFC.105  Based on Akin Gump’s review of relevant electronic communications and witness interviews, Abbott and other members of the initial DFC team do not appear to have joined DFC phone calls going forward,

[95]	Interview of Taber 2020.08.10.
[96]	Id.
[97]	MREV-KOEA-00042479.
[98]	MREV-KOEA-00041464; MREV-KOEA-00042868; MREV-KOEA-00042479; MREV-KOEA-00042874; MREV-KOEA-00042808; MREV-KOEA-00041016; MREV-KOEA-00043668.
[99]	Interview of Continenza 2020.08.21.
100	Interview of Bullwinkle 2020.08.12; Interview of Continenza 2020.08.21.
101	Interview of Continenza 2020.08.21.
102	Id.
103	Id.
104	Interview of Taber 2020.08.10; Interview of Continenza 2020.08.21.
105	REV-0007561.

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although Abbott was copied on Kodak’s final submission to the DFC.106  A number of Kodak employees involved in the application process initially viewed Allal’s appointment, at a time when Navarro and Abbott seemed to be withdrawing from the discussions, as a negative development.107  Allal was not as senior as the government officials that Kodak had been interacting with previously.  Also, to the Kodak team, Allal did not appear to be particularly focused on the Company’s application.108  For example, when Kodak had questions for Allal about the loan, he appeared to Kodak witnesses to be reading his responses from the DFC website.109  Numerous witnesses recalled that Allal would repeatedly ask questions that the Kodak team had already answered in its written loan submissions.110  Witnesses reported that Allal later explained that he had to certify that he had asked all due diligence questions received from other agencies, even if the information had already been submitted.111  However, the witnesses consistently recalled that this explanation was not provided until after Allal participated in a site visit at Kodak’s Rochester facility on July 22, 2020.112  Email and text communications from June and July bear out witnesses’ recollections on these matters.113

On June 15, 2020, Kodak signed a Letter of Intent with Phlow in furtherance of its application to the DFC to show it had a customer for its future APIs.114  The next day Kodak and EverGlade had a phone call with Allal to review the credit application.115

Kodak filed a preliminary loan application on June 16, 2020, per the submission requirements on the DFC website.116  In advance of the submission, Allal requested from Taber a credit application and informed Kodak that it could amend the application until June 26, 2020.117  Witnesses recalled the preliminary submission was missing a considerable amount of information and that they understood that its purpose was to get Kodak’s application into the “queue” of companies that were making similar loan applications.118

106	Interview of Taber 2020.09.04; Interview of Continenza 2020.08.21; REV-0035602.
107	Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12; Interview of Taber 2020.09.04.
108	Interview of Taber 2020.08.10; Interview of Bullwinkle 2020.08.12.
109	Id.
110	Id.; Interview of Xxxxxx 2020.09.03.
111	Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12.
112	Id.
113	See REV-0230225; MREV-KOEA-00093508.
114	REV-0000102.
115	REV-0029990.
116	REV-0230781.
117	REV-0263295.
118	Interview of Xxxxxxxxx 2020.08.13.

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Throughout the process, witnesses understood that there were other companies competing for the loan.119  None of the witnesses had any belief as to, or recalled having been told at that time, which specific companies were Kodak’s competitors.  Later on in the process, a General Manager recalled speculating that a Texas company had also submitted an application.120  Continenza also told a director (discussed in more detail below), that he believed that Kodak was one of a number of companies competing for the loan at one point.121

On the day the preliminary application was submitted, Glaccum contacted the participants from the June 1, 2020 call, including Abbott, and said that he heard things were “moving along which is great.”122

Continenza and other witnesses recalled that Continenza had frequent one-on-one calls with Allal to answer or ask questions.123  One call took place on the evening of June 23, 2020.124  Afterward Continenza debriefed Bullwinkle, who sent an email to colleagues, noting that Continenza and Allal discussed the adequacy of these preliminary materials, such as the business plan.  Specifically, Continenza recalled that Allal requested the Kodak business plan and wanted to know if Kodak was still planning on submitting a final application.  Continenza confirmed that nothing in the conversation made him believe the loan was more likely to occur.125  Bullwinkle recalled Continenza calling him in the evening to brief him in on Continenza’s conversation with Allal.126  Continenza explained to Bullwinkle that he had spoken to Allal about the financial modeling portion of Kodak’s business plan.127  Neither Continenza nor Bullwinkle took handwritten or contemporaneous notes of either conversation. By all accounts, and based on Bullwinkle’s contemporaneous email, the discussion appears to have been routine and to have not involved any feedback that suggested the application would end in a favorable outcome.

In line with this conversation, on June 24, 2020, Kodak provided Allal with a preliminary draft of its business plan and sought his feedback.128  Kodak witnesses explained that they were concerned that

119	Interview of Xxxxxxxxx 2020.08.11; Interview of Katz 2020.08.20.
120	Interview of Xxxxxxxxx 2020.08.11.
121	Interview of Katz 2020.08.20.
122	REV-0036222.
123	Interview of Taber 2020.09.04; Interview of Continenza 2020.08.21.
124

As described in more detail below, Continenza also purchased shares of Kodak stock on June 23, 2020, after receiving pre-approval to do so from Kodak’s General Counsel.  Text message exchanges between Continenza and Kodak’s General Counsel indicate that Continenza made these purchases during market hours, and thus before his conversation with Allal took place that evening.  MREV-KOEA-00008982.

125	Interview of Continenza 2020.08.21.
126	Interview of Bullwinkle 2020.09.03.
127	Id.
128	REV- 0036095.

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Allal was not reviewing the Kodak materials in depth.129  Kodak wanted to preview some of the application materials for Allal prior to submission so they could solicit his feedback on any potential issues.130  Subsequently, a call occurred to review the materials, which a Kodak participant described as being uneventful.131

Continenza also contacted the larger DFC team, including Allal and Abbott on June 25, 2020.  “As I told you, Kodak will execute everything we commit to.  As an example, a year and half ago I took over operations as Executive Chairman (CEO & Chairman) of the company, I said clearly Kodak would lead in print, film and chemical.  A year and a half later as you can see from the articles below, we are executing the plan.”132  In his interview, Continenza noted that he likely did not personally write this email, and similar information was provided in a recent memorandum to the Board.133  Continenza’s purpose in sending this email was to encourage the government to consider Kodak’s qualifications and recent financial successes.134  In short, Continenza explained he was “pitching” the Company.135

Kodak filed its final application and business plan on June 26, 2020.136  Kodak submitted these materials to the DFC email address, and separately by email to Allal (because of technical issues), and also copied Abbott.137

According to the Kodak team members who worked on the project, while they believed in their proposal, they also were of the view that the Company would need to work through at least two significant substantive hurdles that could prevent the loan application from moving forward.138  First, the DFC was requiring that Kodak post 20% of the loan balance as security in the form of an “equity cushion”.139  This was a substantial sum of money that Kodak did not have readily available.  To satisfy this requirement, Kodak proposed using Kodak-owned buildings and equipment as collateral.  In connection with its loan application, Kodak advocated for this property to be valued at replacement cost (i.e., the cost required to construct and outfit the buildings as operational chemical manufacturing facilities).  As the witnesses explained, while Kodak believed this approach was reasonable, the

129	Interview of Bullwinkle 2020.08.12; Interview of Xxxxxx 2020.09.03.
130	Id.
131	Interview of Xxxxxx 2020.09.03.
132	REV-0035549.
133	Interview of Continenza 2020.08.21.
134	Id.
135	Id.
136	REV-0230321.
137	REV-0035602.
138	Interview of Bullwinkle 2020.08.12; Interview of Continenza 2020.08.21.
139	Id.

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Company had no assurances that the DFC would agree.140  The witnesses further explained that there was an expectation that the DFC would ultimately seek an independent appraisal, which might or might not arrive at valuation that was sufficient to satisfy the “equity cushion” requirement.141

The other concern was that Kodak’s proposed business plan for the loan application was only supported by a single proposed off-take agreement (the Letter of Intent signed with Phlow on June 15, 2020), which would only consume a limited portion of Kodak’s proposed production capacity.142  There was a concern that this could cause the DFC to conclude that Kodak would not be able to earn enough profits from its new pharmaceutical business to repay the loan.143

Each of the witnesses explained that their concerns about these issues persisted throughout June and most of July 2020.144  After July 22, 2020, when Kodak first learned that the DFC was planning a public announcement regarding a LOI (as described in more detail below), some of these witnesses took it as an indication that the DFC had reviewed these issues and concluded that there was a path forward.145

2.	July Due Diligence

In connection with Kodak’s application, Kodak fielded multiple rounds of due diligence questions from the DOD, the DFC, and HHS, in writing and on calls, between July 9, 2020 and July 20, 2020, all of which Kodak responded to promptly. Witness interviews and Akin Gump’s review of documents reflect that the DFC and other agencies were not hesitant to request more information from Kodak, and that Kodak made every effort to respond as quickly and thoroughly as possible.146

On or around July 9, 2020, Allal raised the concept of a draft term sheet during a call with Continenza.147  While some Kodak team members who were working on the loan application took this as a positive sign, their optimism was tempered.148  Contemporaneous electronic communications between Kodak custodians suggest that the general consensus continued to be that Allal was not particularly engaged and would not be a strong advocate for Kodak in the loan application process.  For instance, during a July 14, 20202 text exchange that appears to have occurred while Allal was on a conference call with Kodak, Continenza joked with Bullwinkle about Allal’s apparent lack of

140	Id.
141	Id.
142	Interview of Byrd 2020.08.20; Interview of Bullwinkle 2020.08.12.
143	Id.
144	Id.
145	Interview of Byrd 2020.08.20.
146	Prior to DFC halting the loan application process, Kodak continued to receive due diligence requests from the DFC through early August.
147	REV-0035127.
148	Interview of Taber 2020.09.04; Interview of Xxxxxx 2020.09.03.

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engagement.149  Later in the text exchange, in reaction to Allal raising the prospect of a term sheet, Continenza wrote “I know nothing about [a] term sheet but let’s go lol.”150  In another text communication from July 14, 2020, the Project Manager wrote to Taber: “It almost seems like a check the box exercise. I was pleasantly surprised to hear [Allal] want to discuss the term sheet.”151  The Project Manager explained that while she was happy to hear that Allal had referenced the prospect of a term sheet, her “check the box” comment reflected her ongoing uncertainty about the loan application process.152  As explained further below, Kodak did not actually receive a draft term sheet until after Allal attended a site visit at Kodak’s Rochester facility on July 22, 2020.

Kodak continued to work diligently to respond to Allal’s questions, including providing detailed analysis on financial projections to reflect different potential interest rates.153  In interviews, Kodak witnesses expressed frustration about the due diligence process because it seemed the government entities were not reviewing Kodak’s materials prior to asking follow up questions.154  In one email communication, the Project Manager vented, “Well, it is obvious they haven’t read the business plan. Many of these questions are operational . . . .”155  In another text exchange at the time, Byrd and Continenza joked about the federal government’s investment in a start-up company to manufacture a coronavirus vaccine, commenting “Apparently [the federal government] like[s] people who have ideas but not facilities or manufacturing…” in an apparent contrast to Kodak, in whom the government did not appear to be showing dedicated interest in investing.156  Several other text and email communications reflect Kodak employees’ feelings of uncertainty during this time, especially after the around-the-clock hours put in to draft the proposals and applications.157  The sense from the witnesses interviewed was that, during the due diligence process, while they believed in Kodak’s ability to deliver on its business plan if it received a loan, there was a significant concern that the government might not be taking Kodak’s application seriously.158

149	MREV-KOEA-00093508.
150	Id.
151	MREV-KOEA-00044374.
152	Id.
153	REV-0035127.
154	Interview of Byrd 2020.08.11; Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12; Interview of Taber 2020.08.11; Interview of Xxxxxx 2020.09.03.
155	REV-0230225.
156	MREV-KOEA-00007727.
157	MREV-KOEA-00093508; REV-0230225; MREV-KOEA-00047403.
158	Interview of Taber 2020.09.04; Interview of Xxxxxx 2020.09.03; Interview of Continenza 2020.08.21.

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3.	Site Visit

As part of the due diligence process, Allal raised the possibility of a site visit to Eastman Business Park as early as July 8, 2020 and suggested that the “President of DFC will likely join me.”159  Witness interviews and a review of the documents reflect that the site visit was initially scheduled for July 15, 2020 and Kodak understood that several high-level DFC representatives, and perhaps representatives from other government agencies as well, would attend.160  The planned site visit sparked optimism at Kodak; however, it was then rescheduled for a week later, on July 22, 2020 and Kodak learned that Allal alone would attend.

The rescheduling of the visit and revised list of attendees was viewed as yet another negative sign.161  In fact, at one point, Continenza and Bullwinkle reported that they considered whether it was worth Continenza flying (from his home in Minneapolis) to Rochester for the visit.162  They ultimately decided that, if Kodak wanted to continue to put its best foot forward, then Continenza would need to attend.163

The July 22, 2020 site visit lasted several hours, and part of the day was spent with Continenza and Allal meeting one-one-one.164  Continenza, Bullwinkle and Taber took Allal for a tour of Kodak’s research facility, chemical labs and reactors, and explained planned upgrades, current operations, and future construction.165  Bullwinkle recalled that Allal was impressed by the facilities at Eastman Business Park, and inferred that the tour might have eased his concerns about Kodak being able to fulfill the 20% equity contribution.166  After the tour, Allal asked for some time alone to make some calls to his boss.167  It was unknown by the Kodak attendees who specifically Allal called.  Following the calls, Allal informed Continenza, Bullwinkle and Taber that the DFC wanted to enter into a LOI with Kodak regarding the loan.168  Bullwinkle recalled that Allal said he had advised his “boss” to move forward because Kodak was capable and Continenza is an “operator.”169  By “operator,”

159	MREV-KOEA-00083029.
160	Id.; Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12.
161	Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12.
162	Id.
163	Interview of Continenza 2020.08.21.
164	Id.
165	Id.; Interview of Bullwinkle 2020.08.12; Interview of Taber 2020.08.10.
166	Interview of Bullwinkle 2020.08.12.
167	Interview of Continenza 2020.08.21; Interview of Bullwinkle 2020.08.12; Interview of Taber 2020.08.10.
168	Id.
169	Interview of Bullwinkle 2020.08.12.

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Bullwinkle took Allal to mean that Continenza was a leader who was a proven “executor” in the business world, as reflected by his accomplishments as Executive Chairman at Kodak.170

Almost every witness that Akin Gump interviewed identified the July 22, 2020 site visit as an important and dramatic turning point in the discussions with the DFC.171  The witnesses consistently stated that, prior to the site visit, and even up to the day of and during most of the visit (for those who participated), they viewed the loan application as having a low likelihood of success.172  This changed once the DFC stated that it wanted to enter into an LOI with Kodak.173  Numerous witnesses expressed surprise at the rapid decision-making and the abrupt turn of events.174

Even though the LOI was a positive turning point, many witnesses reported that, when Allal delivered the news on July 22, 2020, they were cognizant that a non-binding LOI was a far cry from an approved loan.175  Both Taber and Continenza noted in interviews that, while they were very pleased and encouraged, they also understood that an LOI was only a first step, and there was a long way to go.176  Taber and others noted that the DFC’s diligence was incomplete and no loan terms had been agreed upon.177  In fact, Bullwinkle recalled joking to Allal that Kodak had not seen a term sheet yet.178  Other witnesses recalled that while this was a positive development, the DFC had still not detailed the KSMs and APIs that the government desired Kodak to make.

H.	Events Surrounding the DFC Announcement

Either at the meeting at the conclusion of the July 22, 2020 site visit, or a short time later, Kodak executives learned that the DFC also wanted to make a public announcement regarding the LOI.179  After some back and forth with Kodak, the DFC scheduled Tuesday, July 28, 2020, to issue a press release announcing the LOI and to hold a public signing ceremony.180  According to witnesses, the decision to publicly announce the LOI was made by the DFC, and Kodak had limited input into the timing and form of the announcement during the events that followed.181

170	Id.
171	See, e.g., id.; Interview of Continenza 2020.08.21; Interview of Taber 2020.08.10.
172	Interview of Continenza 2020.08.21; Interview of Taber 2020.08.10.
173	Id.
174	Id.; Interview of Byrd 2020.08.10.
175	Interview of Continenza 2020.08.21; Interview of Taber 2020.09.05; Interview of Xxxxxx 2020.08.07.
176	Interview of Continenza 2020.08.21; Interview of Taber 2020.09.05.
177	Interview of Taber 2020.09.05; Interview of Xxxxxx 2020.08.07.
178	Interview of Bullwinkle 2002.08.11.
179	Interview of Continenza 2020.08.20; Interview of Xxxxxxxxx 2020.08.13; Interview of Taber 2020.08.10.
180	Interview of Continenza 2020.08.20.
181	Id.; Interview of Taber 2020.09.05; Interview of Xxxxxxxx 2020.08.12.

Attorney Client Privileged

Attorney Work Product

After Allal confirmed that the DFC wanted to move forward with the loan application, two parallel paths were undertaken to prepare for the announcement of the LOI.  On the one hand, there were negotiations about the language of the LOI and term sheet; and on the other hand, the DFC was driving the media planning in advance of the event.182

1.	Term Sheet

Although Allal had previously referenced term sheets in email correspondence and phone calls, Kodak did not receive the first draft of the term sheet from Allal until July 23, 2020.183  The draft term sheet indicated that the potential loan would have a principal amount not to exceed $765 million and described other basic terms including the repayment schedule, interest rate, equity contribution requirement, maximum leverage requirements, and provisions regarding the payment of certain expenses related to the loan application process.184  The term sheet also included the following language, which made clear that it was not legally binding:

This term sheet is provided for discussion purposes only so as to develop a framework understanding of the proposed transaction.  The term sheet has not been approved by DFC and does not indicate a commitment by any party or by any US government agency to participate in this transaction.  The terms and conditions of this transaction are not limited to those set forth herein.  Matters that are not covered by the provisions hereof are subject to the approval and agreement of the parties.185

2.	The Media Strategy

For the media strategy, all Kodak witnesses recalled the strategy and written materials as being “driven” and “owned” by the DFC.186  Kodak’s Chief Marketing Officer was put into contact with a large working group of government officials from different agencies to execute the media strategy and public event on July 28, 2020.187

The DFC drafted an initial timeline for distributing and publishing the media around the event:188

•	Media Advisory on July 27, 2020;

182	Interview of Byrd 2020.08.10; Interview of Xxxxxxxx 2020.08.12.
183	REV-0034617; REV-0036853.
184	REV-0020671.
185	Id.
186	Interview of Byrd 2020.08.10; Interview of Xxxxxxxx 2020.08.12.
187	REV-0034518.
188	REV-0050950; REV-0034687.

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•	A Wall Street Journal exclusive article at 11:00 AM on July 28, 2020; and
•	A press release at 4:00 PM on July 28, 2020, coinciding with the LOI ceremony.
a.	Preparation for DFC Announcement and Circulation of Media Advisory

Over the weekend of July 25 and 26, 2020, the DFC drafted a Media Advisory statement to inform the media in advance of the planned event and press release.189  Several Kodak witnesses recalled, and the communications reviewed reflect, that Kodak had limited input into the content of the press release, other than providing a quote on behalf of Continenza and certain factual information about the Company’s business.190  Byrd recalled suggesting minor edits to the press release but was not aware if the DFC accepted them.191  The DFC Announcement was ultimately issued by the DFC and Kodak did not issue its own press release.192

Kodak was also in communication over the weekend with ESD and New York Governor Andrew Cuomo’s office.  ESD reached out to Kodak first, and Kodak assumed the White House had informed Governor Cuomo’s office about the planned LOI.  Governor Cuomo’s office was also invited to participate in the event by the federal government.

The Media Advisory stated that Kodak was planning an event on July 28, 2020, at 4:00 PM, where Continenza would be joined by “senior government leaders to unveil a new manufacturing initiative with [the DFC] in response to the COVID-19 pandemic.”193  The Media Advisory listed DFC and White House leadership as attendees.194  The version of the Media Advisory that the government provided to Kodak was designated “for planning purposes only” to communicate to reporters that it was embargoed and could not be published until after the public event and corresponding press release.195  Kodak was given responsibility for distributing the Media Advisory to local Rochester, New York outlets, whereas the DFC controlled the distribution to the national media.196  On July 27, 2020, at 11:25 AM, a relatively junior Kodak public relations employee (the “PR Employee”) emailed a version of the Media Advisory to multiple reporters in the Rochester area.  The email

189	Interview of Xxxxxx 2020.08.19; Interview of Xxxxxxxx 2020.08.12; Interview of Xxxxxxx 2020.09.09.
190	Interview of Xxxxxxxx 2020.08.12; Interview of Taber 2020.09.05; Interview of Williams 2020.08.12-13; Interview of Xxxxxxx 2020.09.09.
191	Interview of Byrd 2020.08.10.
192	REV-0050899.
193	REV-0034521.
194	REV-0034521.
195	REV-0034521.
196	Interview of Xxxxxx 2020.08.20; REV-0051070.

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circulating the advisory stated that Kodak’s new manufacturing initiative “could change the course of history for Rochester and the American people.”197

Despite the intent to not publish the information within the Media Advisory until the afternoon of July 28, 2020, at least two local news agencies tweeted and published information contained in the Media Advisory on July 27, 2020.  The early publication was due to the actions of the PR Employee, who removed the “for planning purposes only” designation and revised the advisory to say “for immediate release.”198  In an interview, the PR Employee explained that she mistakenly thought “for planning purposes only” designated the document as an internal draft.199  The PR Employee, without the permission or knowledge of anyone else at Kodak, revised the Media Advisory to say “for immediate release” to reflect her understanding that it could now be released to local news outlets.200  The PR Employee was aware of the term “embargo” and what it meant, but did not think she needed to add it to the document because, in her experience, journalists did not report on media advisories.201  Upon reflection, the PR Employee believed that she was “naïve” in making this assumption.202  Text messages show that the PR Employee did confirm with one journalist, Adam Chodak of Channel 8 WROC, that the Media Advisory was embargoed around the time it was circulated.203 The PR Employee’s supervisors were not aware of the edits made to the Media Advisory until after it had been distributed and they learned that the media had reported on it.204

Within an hour of the PR Employee distributing the Media Advisory to the local outlets, at least two local journalists published the information in the Media Advisory on Twitter. On July 27, 2020, at 12:02 PM, Kris Betts of Channel 13 WHAM tweeted:  “JUST IN: Kodak tells @13WHAM we should expect an announcement soon with senior U.S. govt officials regarding a new manufacturing initiative that ‘could change the course of history for Rochester and the American people.’  No more details released but wow, that's quite a promise.”

Chodak, who had been informed of the embargo in a text message, also tweeted on July 27, 2020 at 12:19 PM: “BIG announcement expected tomorrow from Kodak and the U.S. government regarding ‘a new manufacturing initiative.’  Channel 8 WROC Rochester will be all over it.”  A story was also run in Rochester First, a local media publication owned by Channel 8 WROC, with the information in the Media Advisory.205  The Rochester First article was noticed by the DFC, and a DFC employee

197	REV-0120460.
198	Interview of Xxxxxx 2020.08.20.
199	Interview of Xxxxxx 2020.08.20.
200	Id.
201	Id.
202	Id.
203	MREV-KOEA-00023978.
204	Interview of Xxxxxx 2020.08.20; Interview of Xxxxxxxx 2020.08.12.
205	REV-0058582.

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emailed Kodak notifying them of the article.206  This email was forwarded to the PR Employee, leading her to realize for the first time that journalists might not have been aware of the embargo.207

The PR Employee called Channel 13 WHAM and Chodak and emailed the remaining local journalists who were recipients of the Media Advisory to inform them of the embargoed status of the Media Advisory.208  The PR Employee also emailed the Channel 13 WHAM assignment manager by 12:56 PM, writing that “the media advisory should not be published online and the news is embargoed until tomorrow. Apologies that that was not clear.”209  The Channel 13 WHAM assignment manager informed the PR Employee that she had spoken to Betts, who removed her tweet.210  After being contacted by the PR Employee, Chodak immediately removed his tweet and article, both of which are no longer accessible online.

At 6:20 PM on July 27, 2020, the same day that the Media Advisory was sent to certain reporters, Maggie Haberman of the New York Times also tweeted information contained in the Media Advisory.  The Kodak witnesses did not recall viewing the tweet.211  Upon learning about the tweet, Kodak’s counterparts at the DFC informed Kodak by email that they believed the “Hill” may have leaked the information to the New York Times.212  The DFC informed Kodak that the White House would request that the New York Times tweet be taken down.213  However, Akin Gump has confirmed that the New York Times tweet is still publicly accessible on Haberman’s Twitter feed and does not appear to have ever been removed.214  Kodak witnesses did not have any information on how or why Haberman published this information, or what communications the White House may have had with Haberman.

There was a modest increase in Kodak’s stock price on the day of the tweets regarding the Media Advisory.  On the morning of July 27, 2020 the opening price on the NYSE for Kodak’s stock was $2.13 per share.215  The stock traded at a high of $2.65 per share that day, and closed at $2.62 per share at the end of the trading day.216

206	REV-0034398
207	REV-0058582; REV-0051027.
208	Interview of Xxxxxx 2020.08.20.
209	REV-0120436.
210	Id.
211	Interview of Xxxxxxxx 2020.08.20.
212	REV-0050952.
213	Interview of Xxxxxx 2020.08.20; Interview of Xxxxxxxx 2020.08.12.
214	The Tweet is still available: @maggieNYT, Twitter (July 27, 2020, 6:20 PM), https://twitter.com/maggienyt/status/1287875556084609024.
215	Eastman Kodak Co., Bloomberg Trading Data (July 27, 2020).
216	Id.

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Through its investigation, Akin Gump concluded that neither the PR Employee, nor anyone else at Kodak, had the intent to publicly release the information in the Media Advisory prior to July 28, 2020.  None of the witnesses interviewed were aware of anyone at Kodak intentionally seeking to disclose embargoed information prior to the information becoming public as planned on July 28, 2020.217

b.	July 28, 2020 Wall Street Journal Article

In parallel to the Media Advisory, the DFC also gave the Wall Street Journal exclusive access to the story of the LOI and permitted an early publication for 11:00 AM on July 28, 2020, in advance of the press release.218  The Wall Street Journal included an exclusive interview of Continenza as well as other government officials.  Kodak did not prepare remarks for Continenza prior to the interview.219  Because of the early release of the Media Advisory, the DFC authorized the Wall Street Journal to publish the article earlier, at 6:00 AM on July 28, 2020.220  However, the DFC did not inform Kodak in advance of the change, and Kodak never agreed to the earlier publication.  After the fact, the DFC apologized to Kodak saying they “absolutely should have told [Kodak].”221  In response, Kodak’s Interim Chief Marketing Officer informed the DFC that she would need to contact Kodak’s General Counsel and CFO.222

Upon release of the Wall Street Journal article, Kodak witnesses recalled that there were also concerns that the article could be viewed as misleading because it suggested that the DFC had already granted the loan, rather than merely signing a non-binding LOI.223  Continenza, the only Kodak employee who was interviewed by the Wall Street Journal for the article, was consistent in his belief that he only referred to the LOI as a letter of interest – and not a loan.224

After learning of the early publication of the Wall Street Journal article,225 Kodak asked the DFC to accelerate its release of the DFC Announcement so that it was made public before the NYSE market opened.  The DFC agreed and the DFC Announcement was made public on July 28, 2020, at

217	See, e.g., Interview of Xxxxxx 200.08.19; Interview of Xxxxxxxx 2020. 08.20; Interview of Bullwinkle 2020.09.03.
218

Rachael Levy, Kodak Shifts Into Drug Production With Help of $765 Million U.S. Loan, Wall Street Journal (July 28, 2020), available at https://www.wsj.com/articles/kodak-lands-765-million-u-s-loan-in-start-of-medical-supply-chain-fix-11595930400.

219	Interview of Xxxxxx 2020.08.20.
220	REV-0050952.
221	Id.
222	Id.
223	Interview of Xxxxxxxx 2020.08.12; Interview of Continenza 2020.08.21; Interview of Byrd 2020.08.11; Interview of Bullwinkle 2020.09.03.
224	Interview of Continenza 2020.08.21.
225	Interview of Byrd 2020.08.20.

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approximately 9:00 a.m.  Byrd also proposed, and the DFC accepted, an edit to the announcement that made clear that the LOI had not yet been executed because the signing would not actually occur until the ceremony later that afternoon.226  Kodak added a link to the DFC Announcement on its website approximately 15 minutes after it was published by the DFC (and prior to the NYSE market open).

c.	The DFC Announcement and LOI Signing Ceremony

The DFC Announcement opened with the headline “DFC to Sign Letter of Interest for Investment in Kodak’s Expansion Into Pharmaceuticals”, and described the LOI as follows:

At the direction of President Donald J. Trump, U.S. International Development Finance Corporation (DFC) Chief Executive Officer Adam Boehler will today sign a letter of interest (LOI) to provide a $765 million loan to Eastman Kodak Company (Kodak) to support the launch of Kodak Pharmaceuticals, a new arm of the company that will produce critical pharmaceutical components. The project would mark the first use of new authority delegated by President Trump’s recent executive order that enables DFC and the U.S. Department of Defense (DOD) to collaborate in support of the domestic response to COVID-19 under the Defense Production Act (DPA).

The DFC Announcement also included the following information about Kodak’s planned pharmaceutical initiative.

Kodak Pharmaceuticals will produce critical pharmaceutical components that have been identified as essential but have lapsed into chronic national shortage, as defined by the Food and Drug Administration (FDA). Although Americans consume approximately 40 percent of the world’s supply of bulk components used to produce generic pharmaceutics, only 10 percent of these materials are manufactured in the United States.

DFC’s loan will accelerate Kodak’s time to market by supporting startup costs needed to repurpose and expand the company’s existing facilities in Rochester, New York and St. Paul, Minnesota, including by incorporating continuous manufacturing and advanced technology capabilities. The LOI that will be signed today indicates Kodak’s successful completion of DFC’s initial screening and will be followed by standard due diligence conducted by the agency before financing is formally committed.

Once fully operational, Kodak Pharmaceuticals will have the capacity to produce up to 25 percent of active pharmaceutical ingredients used in non-biologic, non-antibacterial, generic pharmaceuticals while supporting 360 direct jobs and an additional 1,200 indirectly. The company plans to coordinate closely with the Administration and pharmaceutical

226	Interview of Byrd 2020.08.20; Interview of Xxxxxxxx 2020.08.20.

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manufacturers to identify and prioritize components that are most critical to the American people and U.S. national security.

The Kodak witnesses who we interviewed stated that they believed that the DFC Announcement was accurate and that it corrected any misimpression that may have been created by the earlier Wall Street Journal article.227

As planned, at 4:00 PM on July 28, 2020, Continenza, DFC CEO Adam Boehler, Navarro, Deputy Secretary of Defense David Norquist, and Rear Admiral John Polowczyk participated in a public signing ceremony regarding the LOI with Kodak.228  Prior to the ceremony, Taber coordinated an abbreviated version of the facility tour for the visiting officials.

3.	Impact of DFC Announcement on Kodak’s Share Price

The impact of the DFC Announcement on Kodak’s stock price was significant.  On Monday, July 27, 2020, the day before the announcement, the closing price on the NYSE for Kodak stock was $2.62 per share.229  When the market opened on July 28, 2020, shortly after the announcement was made public, Kodak’s share price was trading at $6.00 per share.230  Later that day, Kodak’s share price rose to a high of $11.80 per share, before closing at $7.94 per share.231  Then, on July 29, 2020, Kodak’s share price increased dramatically, trading as high as $60 per share, before settling down to a close of $33.20 per share.232  On July 28 and 29, 2020, the combined volume of Kodak shares traded exceeded 560 million shares.233  By way of comparison, on Friday, July 24, 2020, before any news of the DFC Announcement was made public, Kodak’s trading volume was just under 74,000 shares.234

When Akin Gump asked the witnesses – several of whom were experienced investment professionals – to describe their reaction when they saw the increase in Kodak’s share price after the announcement, the uniform response was one of surprise and, in some cases, outright incredulity.  For example, Engelberg colorfully stated that the market “lost its mind” simply because the news related to the hot-button issue of COVID-19.”235 Engelberg’s sentiments were shared by several business journalists

227	Interview of Byrd 2020.08.11; Interview of Xxxxxxxx 2020.08.20; Interview of Bullwinkle 2020.09.03.
228

Press Release, U.S. Int’l Dev. Finance Corp., DFC to Sign Letter of Interest for Investment in Kodak’s Expansion Into Pharmaceuticals (July 28, 2020), available at https://www.dfc.gov/media/press-releases/dfc-sign-letter-interest-investment-kodaks-expansion-pharmaceuticals?CID=exit&idhbx=dfcrelease.

229	Eastman Kodak Co., Bloomberg Trading Data (July 27, 2020).
230	Eastman Kodak Co., Bloomberg Trading Data (July 28, 2020).
231	Id.
232	Eastman Kodak Co., Bloomberg Trading Data (July 29, 2020).
233	Eastman Kodak Co., Bloomberg Trading Data (July 28-29, 2020).
234	Eastman Kodak Co., Bloomberg Trading Data (July 24, 2020).
235	Interview of Engelberg 2020.09.01.

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who described the dramatic run up in the Company’s share price as a “Kodak moment for investor insanity” and opined that the DFC loan “isn’t anything close to a justification for its massive share-price gains.”236

In contrast, when the witnesses were asked about how they thought Kodak’s share price would react before the news was made public, the answers varied.  While most witnesses thought the stock price might go up to some extent, others thought it was possible that the DFC Announcement could actually cause Kodak’s share price to go down because the LOI contemplated that Kodak would take on a substantial amount of debt to pursue an untested business venture.237  A number of witnesses even noted that Kodak’s stock price tended to sometimes decrease upon the release of news that the Company viewed as positive, a frustrating and perplexing trend.238

I.	Trading By Kodak Officers and Directors
1.	Kodak’s Insider Trading Policies

Kodak’s Office of the Corporate Secretary, which is run by Corporate Secretary and General Counsel Byrd, maintains a list of personnel who have ongoing access to confidential information that may have a material impact on the Company’s stock price and has not been shared publicly (the “Insider List”).239  Per Kodak policy, individuals on the Insider List are “obligated to hold the confidential information in confidence and not discuss it with others.”240

The management of the Insider List is governed by an internal policy document titled “Governance of Company Insider List” (the “Insider List Governance Policy”).  The Insider List Governance Policy states that the following individuals should be included on the Insider List:

•	Executive Officers, as defined by Section 16 of the Securities Exchange Act of 1934.
•	Members of the Executive Leadership Team.
•	Board of Directors.
•	Investor Relations Staff.

236

Paul R. La Monica, Kodak’s 530% stock surge is dangerous speculation, CNN Business (Aug. 3, 2020), available at https://www.cnn.com/2020/08/03/investing/kodak-stock-market-mania-bubble/index.html (“It’s a Kodak moment for investor insanity on Wall Street -- and the enormous run-up in Eastman Kodak's stock is yet another example of the current market frothiness.”); Max Nisen, Kodak Craziness is Captured in One Word: Really?, Bloomberg (July 29, 2020), available at https://www.bloombergquint.com/opinion/kodak-stock-surges-on-hydroxychloroquine-trump-loan-robinhood (commenting the “the loan and new business line for Eastman Kodak Co. isn’t, however, anything close to a justification for its massive share-price gains — whatever day traders and Robinhood investors may say.”).

237	Interview of Byrd 202.08.10; Interview of Bullwinkle 2020.08.12.
238	Interview of Continenza 2020.08.21; Interview of Byrd 2020.08.10.
239	Insider List Governance Policy.
240	Id.

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•	Individuals who have access to and substantive knowledge of MNPI regarding Company financials with respect to the full Company, a critical reporting division, or a critical region.241
•	Individuals who are cleared for special “coded” projects that are deemed MNPI by the Corporate Secretary.
•	Individuals who are involved in significant technological developments or projects that are material to the Company as a whole.242

The Insider List Governance Policy further provides that the Insider List is to be reviewed and updated no less then bi-annually.243  In practice, Byrd’s administrative assistant updated the list a few times a year.244

Pursuant to the Insider List Governance Policy, upon being added to the Insider List, individuals should “receive[] a memo from the Corporate Secretary, outlining the restrictions on trading of Kodak Securities under the laws pertaining to insider trading.”245  As part of its investigation, Akin Gump reviewed examples of the memorandum distributed to insiders pursuant to the Insider List Governance Policy (the “Insider Memo,” formally titled “Limitations on Trading in Kodak Securities”).  The Insider Memo contains a detailed and comprehensive description of Kodak’s policies on insider trading, including a prohibition on transacting in Kodak securities while the individual is aware of MNPI, as well as on tipping others while aware of such information.  The Insider Memo also provides a series of common examples of “material” information, which includes, as relevant here, “[s]ignificant new product developments,” and “[n]ew major contracts, orders, supplies, customers, or finance sources . . . .”246

As outlined in the Insider List Governance Policy, the Insider Memo also explains that insiders may only transact in Kodak securities during an open “Window Period.”247  It further explains that insiders will be advised when the Window Period opens and closes.248  Moreover, the policy states that insiders are “required to pre-clear any transaction in Kodak Securities even during a Window Period” by submitting a request via email to Byrd at least one day in advance of the proposed transaction.249

241

The Insider List Governance Policy identifies the Americas and EAMER regions, the Traditional Printing division, the Digital Printing division, or the Advanced Materials & Chemicals with respect to this subset of insiders.

242	Insider List Governance Policy at 1.
243	Id.
244	Interview of Byrd 2020.09.08.
245	Id. at 2.
246	Id. at 2.
247

Id. at 3.  The Insider Memo and Insider List Governance Policy further explain that the trading window is typically open three days after an earnings release (or an annual or quarterly financial reporting filing with the SEC if there is no earnings release) and closes one week before the end of the relevant quarter.  Insider Memo at 3; Insider List Governance Policy at 2.

248	Id.
249	Id.

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The Insider Memo provides that transactions generally covered by the memo and the procedures described therein include purchases, sales, and gifts of Kodak stock250 the section of the memo describing preclearance procedures also specifically notes that preclearance is required for gifts of Kodak securities.251

Notwithstanding that the Insider List Governance Policy identifies members of the Board as persons that should be on the Insider List, non-executive directors were not included on the Insider List for the relevant period (dated May 1, 2020).  Nor did non-executive directors receive the Insider Memo.  Rather, directors received Kodak’s Corporate Governance Guidelines, which make reference to “policies regarding insider trading and additional policies included in the Business Conduct Guide.”252  The Business Conduct Guide, which directors also receive, and which is provided to all employees and available on Kodak’s website,253 contains a general prohibition on insider trading, defines “material” and “nonpublic” information, and provides examples of the type of information that employees must keep confidential, such as “business strategies, pending contracts, [] nonpublic financial information, and significant projects . . . .”254  The insider trading provisions of the Business Conduct Guide are generally higher level and less detailed and comprehensive than the Insider Memo.  For example, it does not discuss the mechanics of preclearance, trading windows, or gifts of stock.

Despite being omitted from the Insider List and not receiving the Insider Memo, all of Kodak’s directors regularly received emails notifying them of the opening and closing of the trading window.255  These emails stated that purchases and sales of Kodak securities were only permitted with preclearance by the Company during open trading windows.256  The emails made no reference to the policies applying to gifts of Kodak shares.257  During interviews, Board members generally acknowledged having an understanding of the legal prohibitions against insider trading and the need to preclear purchases and sales in accordance with Kodak’s internal policies.258  However, as described in more detail below, Karfunkel claimed that he did not believe gifts of Kodak shares were covered by the Company’s insider trading policies.259

On May 15, 2020, Byrd sent the following email to the Board regarding Kodak’s trading window:

250	Id. at 1.
251	Id. at 3.
252	Corporate Governance Guidelines at 17.
253	See Eastman Kodak Co., Kodak Business Conduct Guide (November 2019), available at https://www.kodak.com/content/products-brochures/Company/business-conduct-guide-en.pdf.
254	Id. at 8.
255	See, e.g., REV-0323327.
256	Id.
257	Id.
258	Interview of Katz 2020.08.20, Interview of New 2020.08.19, Interview of Engelberg 2020.09.01
259	Interview of Karfunkel 2020.08.24.

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This message is to advise you that the securities trading window under Kodak’s insider trading policy to which you are subject (the “Policy”) has opened effective today and will remain open until the close of business on Tuesday, June 23, 2020. . . .

Notwithstanding that the trading window is open, neither you nor anyone in your household may trade in Kodak securities if you are in possession of material non-public information regarding Kodak for so long as such information remains confidential and material.

As a reminder, the Policy requires that you receive clearance from me before you engage in any transaction involving Kodak securities, even during an open window period.260

He sent the same message to members of Insider List in a separate email the same day.261  On June 23, 2020, he emailed the members of the Insider List to remind them that the window was closing.262

Following its announcement of second quarter earnings, due to Akin Gump’s investigation and the regulatory and Congressional interest in Kodak’s conduct, Kodak decided not to open the trading window on August 13, 2020 as previously planned.  Byrd emailed directors and those on the Insider List on August 12, 2020, and August 13, 2020, respectively, to inform them of the decision.263  In his email on August 13, 2020, Byrd wrote, “although the window only applies to purchases and sales, you may not engage in any transaction involving Kodak securities (including a stock plan transaction such a stock option exercise, gift, loan or pledge or hedge, contribution to a trust, or any other transfer) without obtaining preclearance from me.”264

2.	Project Tiger

The DFC loan application work was deemed “Project Tiger” by Kodak due to the confidential nature of the application.  Kodak witnesses understood that the project engagement was confidential, either because they were explicitly told so or because they assumed initial stage conversations about a potential business deal were confidential.265  Project Tiger was deemed a “Coded Project” as described in the Insider Memo.  Per the process for Coded Projects (as set forth in the Insider List Governance Policy), every person on Project Tiger should have received an email notifying them that

260	REV-0031680.
261	REV-0323327.
262	REV-0323325.
263	REV-0400104; REV-0323321.
264	REV-0323321.
265	Interview of Bullwinkle 2020.09.03; Interview of Xxxxxxxxx 2020.08.16.

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they were on the clearance list for Project Tiger.  There were two emails sent to Project Tiger participants, one on June 18, 2020 and one on July 27, 2020.266  The email informed the individuals:

“You have been added to the clearance list for a confidential project. Please follow the Lotus Notes or Web link below.”267

Email recipients who clicked on the link were directed to a memorandum, which contained the following statement:

Kodak is a publicly traded company.  It is illegal to trade in the securities of a publicly traded company while you are in possession of material information regarding Kodak that is not generally available to the public.  It is also illegal to communicate such material information to others so that they might trade in Kodak securities or where they are reasonably likely to do so.  The penalties for such illegal activity are severe and may involve fines and/or incarceration.  The information you receive in the course of Kodak’s consideration of the Project may from time to time constitute such material non-public information.  If you decide to trade in Kodak securities while the project is on-going, you must pre-clear any transaction with Roger Byrd prior to trading.268

During the investigation, Akin Gump reviewed the list of individuals cleared for Project Tiger.  From this list of individuals, Akin Gump was aware of two individuals who were involved in the project in various capacities, but were not added to the clearance list.  As a result, these two individuals would not have received the linked memorandum.269  One of these individuals was also not on the Insider List.  Further, a significant number of people on the Project Tiger clearance list were not included on the Insider List even though they were assigned to a “Coded Project.” As a result, individuals on Project Tiger did not receive emails from Byrd notifying them of the trading windows or other information provided to those on the Insider List. However, all of the individuals assigned to Project Tiger did receive the above referenced Project Tiger team email, which contained a link to a memo indicating that they would need to seek pre-approval before trading.

3.	Continenza’s and Katz’s June 2020 Trades

As noted above, Kodak’s trading window in the second quarter of 2020 was open from May 15, 2020 to June 23, 2020.  During that period, Continenza and Katz both purchased shares of Kodak stock.270  Katz purchased 5,000 shares of Kodak stock on June 11, 2020, at a price of $2.48 per share and 5,000

266	REV-0036043; REV-0079835.
267	Id.
268	Id.
269	From our review of the records, Xxxxxxxxxx and Xxxxxxxxxxxxxx were involved in Project Tiger but not included on the Project Tiger clearance list. Xxxxxx was also not included on the Insider List.
270	Form 4 (Continenza) (June 24, 2020); Form 4 (Katz) (June 15, 2020); Form 4 (Katz) (June 24, 2020).

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shares on June 23, 2020, at a price of $2.22 per share.271  Continenza purchased 46,737 shares on June 23, 2020, at a weighted average price of $2.22 per share.272  Katz and Continenza did not purchase or sell any other Kodak shares after June 2020 and, as of the date of this report, they both still own these shares.

Prior to trading, both Katz and Continenza received preclearance from Byrd in accordance with Company policy.  Katz communicated with Byrd on multiple occasions concerning his overall plan to purchase additional Kodak shares, and also updated him in advance of and following his purchase on June 11, 2020, and then again subsequent to his purchase on June 23, 2020.273  Continenza also received preclearance from Byrd to trade, and, as was his practice, sent him a text message on June 23, 2020, with a screenshot of his purchase of shares as a way of informing him that his trade had been made.274

Katz explained that at the time of his trades, he was generally aware of Kodak’s efforts to assist with the pandemic response, for instance by providing alcohol for hand sanitizer and manufacturing personal protective equipment.275  He was informed of discussions with the federal government on a very high level, and was aware that Kodak was working to realize a goal of entering the pharmaceutical industry.276  Katz stated that in June, he was generally aware that Kodak was planning to pursue the DFC loan application, but he had no specifics on the process, nor did he view the loan as something that was likely to have a positive outcome at that time.277  He further stated that his desire to trade was based on his commitment to Kodak, as well as the share price at the time; it was wholly unrelated to any information he had regarding Kodak’s discussions with the U.S. government.278  Katz did not believe he had MNPI at the time of the trades.279  As a general matter, Katz believed he was in compliance with Kodak’s trading policy via his notice to Byrd, and he relied on Byrd to raise any issues that might have existed about possessing MNPI.280  The fact that Byrd, as Kodak’s General Counsel, approved the trades confirmed Katz’s belief at the time that he had no MNPI.281

271	Form 4 (Katz) (June 15, 2020); Form 4 (Katz) (June 24, 2020).
272	Form 4 (Continenza) (June 24, 2020).
273	REV-0016361; REV-0007779.
274	MREV-KOEA-00008982.
275	Interview of Katz 2020.08.20.
276	Id.
277	Id.
278	Id.
279	Id.
280	Id.
281	Id.

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At the time of his June 23, 2020 trade, Continenza was also aware of the status of Kodak’s discussions with the DFC, as discussed in Section III.G above.  He knew that Kodak had submitted a preliminary loan application and was preparing a final application to be submitted in the coming days, but he viewed the likely results of the application as highly uncertain.282  Indeed, as noted above, Continenza’s trades took place about two weeks after Navarro cancelled his call with Kodak, and about a week and a half after Allal stepped in as Kodak’s point of contact, both events that Continenza and others viewed as a bad sign for Kodak.283

Continenza stated that his decision to buy shares was not related to the DFC discussions.284  Rather, Continenza traded as part of his ongoing practice of purchasing Kodak shares at every available trading window in an effort to demonstrate his faith in and commitment to the Company and to show employees he was personally committed to the Company.285  Continenza stated (confirmed by SEC filings) that he has not sold any Kodak stock since becoming Executive Chairman.  Continenza provided a number of reasons for his June 23, 2020 share purchases.286  First, he wanted to send a message of confidence to his senior management team and others regarding Kodak.287  He explained that while he often bought shares for this reason, he had a particular desire to do so in late June because earlier that month Kodak had launched a series of new products and its share price had gone down, even though he viewed this as very positive news. 288  Second, Continenza stated during his interview that he wanted to increase his share ownership to a round number of 650,000 shares, and Byrd corroborated this, recalling that Continenza had told him this.289  Third, Continenza believed his purchases on June 23, 2020 were triggered on that particular day by texts from Byrd reminding him that it was the last day of the open trading window.290  Continenza did not believe he had MNPI at the time of his June Trades, and, like Katz, relied on Byrd to raise issues with respect to such concerns.291

282	Interview of Continenza 2020.08.21.
283

Moreover, although Continenza did have a one-on-one call with Allal on June 23, 2020, this call occurred after he made his purchases, and emails summarizing the call reflect that it was uneventful and did not involve a discussion of any significant developments regarding the loan. See, e.g., REV-0035717; Interview of Continenza 2020.08.21.

284	Interview of Continenza 2020.08.21.
285	Id.
286	Id.
287	Id.
288

Id.; see also Press Release, Eastman Kodak Co., Kodak Announces Groundbreaking Innovations Across Digital and Offset Portfolio (June 15, 2020), available at https://www.kodak.com/en/company/press-release/groundbreaking-innovations; Bloomberg Price Data for June 15-25 2020 (confirming decline in Kodak’s share price after June 15, 2020 announcement regarding product launch).

289

Interview of Continenza 2020.08.21; Interview of Byrd 2020.08.11. This is also consistent with Continenza’s share ownership as reported in his subsequent Form 4 filing. See Form 4 (Continenza) (June 24, 2020).

290	MREV-KOEA-00008982.
291	Interview of Continenza 2020.08.21.

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Before preclearing Continenza’s June Trade, Byrd analyzed whether Continenza possessed MNPI concerning the DFC application process.292  Byrd concluded that Continenza did not have MNPI because the outcome of the DFC application was uncertain, and even if Kodak ultimately received a loan, it was uncertain what impact the news of Kodak taking on such a large amount of debt would have on the stock price.293 Byrd’s conclusion is consistent with what virtually every witness has told Akin Gump about the loan application’s prospects at the time – in June 2020, the loan application was widely viewed as having a low probability of success.294

Byrd stated in witness interviews that he made independent decisions with respect to trade preclearance requests and was not pressured by anyone to preclear the June Trades.295  Continenza also reported that, in his estimation, Byrd was conservative and thoughtful when it came to assessing such requests.296  Katz also referred to Kodak’s application of its policies on MNPI as “conservative.”  Both Byrd and Continenza recalled, and documents reviewed by Akin Gump bore out, that Byrd had in the past instructed Continenza not to trade at times when he viewed Continenza as arguably having inside information and that Continenza complied.297

J.	Options Award Process
1.	Kodak’s Executive Compensation Plan

Kodak’s grants of cash or stock-based awards, including options, are governed by its Executive Compensation Plan.  The Executive Compensation Plan’s stated purpose is to “attract, retain and motivate officers, employees, and non-employee directors providing services to the Company, any of its Subsidiaries, or Affiliates and to promote the success of the Company’s business by providing Participants with appropriate incentives.”298  Pursuant to the Executive Compensation Plan, the

292	Interview of Byrd, 2010.08.10.
293	Interview of Byrd 2020.08.10.
294

One Kodak employee who participated in Project Tiger described the conversations with the government dating back to May as “serious” and “material,” but did not think financing from the government was a guarantee at this point.  Interview of Xxxxxx 2020.08.31.  The employee recalled being deemed an “insider” after a May meeting, and it was his assumption that the trading window (May 15, 2020 to June 23, 2020) was closed for him as a result.  Id.  The employee had no specific conversations with the Kodak General Counsel or anyone else as to this assumption that the trading window was closed, or whether the government discussions should be considered “material” for purposes of insider trading.  Id.  As communications with the DFC started and progressed in June, this employee was no longer as involved with Project Tiger, but received updates from one of his reports (the “Direct Report”). When Akin Gump interviewed the Direct Report he stated that he viewed the loan application as having a low likelihood of success before the July 22, 2020 site visit.  Interview of Xxxxxxxxx 2020.08.11.

295	Interview of Byrd 2020.09.08.
296	Interview of Continenza 2020.08.21.
297	Interview of Byrd 2020.08.11; Interview of Continenza 2020.08.21; MREV-KOEA-00010389.
298	Executive Compensation Plan § 1.2 (“Purpose”).

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Executive Compensation Committee (now the CNG Committee)299 has the “full power to interpret and administer the Plan . . . and full authority to select” the recipients of any Equity Awards, as well as the “type and amount” of any Equity Awards.300

Although the plan states that the Executive Compensation Committee may determine the price of any option, it also provides that the price “shall not be less than 100% of the Fair Market Value of a Share on the date of grant.”301  “Fair Market Value” is defined in relevant part as the “closing price of a Share on a recognized U.S. national exchange.”302  The Executive Compensation Plan also provides that the Executive Compensation Committee may determine the term of any options grant but provides that the maximum term is ten years.303  There is no prohibition on the immediate vesting of any award.

Pursuant to its charter, the CNG Committee is responsible for overseeing the Company’s executive compensation strategy, as well as compensation plans in which officers or directors participate, and reviews and approves compensation for the CEO, other officers, and the Board.304  The CNG Committee’s powers and duties include, among others, reviewing and approving changes to, and overseeing administration of, the Executive Compensation Plan and reviewing and discussing with management the compensation portions of the Company’s annual proxy.305

2.	Kodak’s Executive Compensation Policy

Separate and apart from the Executive Compensation Plan, Kodak has adopted internal policies regarding officer and director stock option awards.  Kodak’s Executive Compensation Committee Policy on Equity Awards (“Executive Compensation Policy”) “govern[s] practices on the timing and pricing of certain equity awards, in order to establish objective guidelines and avoid risk of backdating of equity awards and any other unacceptable governance practices.”306 Among other things, the Executive Compensation Policy states that all “stock option and stock-based awards

299

Resolutions of the Board of Directors of Eastman Kodak Company (May 20, 2020) (The former Executive Compensation Committee’s name was changed to the Compensation, Nominating, and Governance Committee after it was merged with the Corporate Governance and Nominating Committee.).

300	Executive Compensation Plan § 3.1 (“Authority of the Committee”).
301	Id. § 6.2 (“Terms of Option Grant”).
302	Id. § 2.16.
303	Id. § 6.3.
304	Charter of The Compensation, Nominating & Governance Committee § I (“Purpose”), available at https://investor.kodak.com/static-files/063b55ab-a8e6-4ddf-8cc9-a936c7a4cd30.
305	Id. § IV (“Duties, Responsibilities, and Powers”).
306	Executive Compensation Policy at 1.

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(‘Equity Awards’) will be made in accordance with applicable laws,” the Executive Compensation Committee’s charter and the Company’s equity compensation plans.307

In regard to the timing of Equity Awards specifically, the Executive Compensation Policy (at ¶ 2) provides as follows:

Timing of Public Announcements. The Company’s policy is that neither the Committee nor any employee of the Company will backdate any Equity Award, or manipulate the timing of the public release of material information or of any Equity Award with the intent of benefiting a grantee under an Equity Award.

The Executive Compensation Policy was adopted in 2014, before Byrd became General Counsel.  Byrd was not involved in drafting the policy and was unsure of its origins.308  Akin Gump has not found any evidence that the Executive Compensation Policy has been updated since 2014.  The policy is not incorporated by reference into the Executive Compensation Plan or any of Kodak’s SEC filings.  However, the policy was made publicly available on Kodak’s website, along with a series of other corporate governance documents.309

K.	The July 27, 2020 Options Grants

On July 27, 2020, Kodak’s CNG Committee approved a series of grants of options to executives of Kodak.  The majority of the grants fall into two categories: grants to Kodak Executive Chairman Jim Continenza and grants to members of senior management, including Dave Bullwinkle, Roger Byrd, Christopher Balls, Todd Bigger, Jodi Tellstone, Randy Vandagriff, Kim VanGelder, and Jeffrey Zellmer.310  Based on documents reviewed and interviews conducted during Akin Gump’s investigation, it is clear that the option grants can be traced back to events that took place more than a year prior to the DFC Announcement.

1.	2019 Dilution of Continenza Option Grants

Upon becoming Executive Chairman in February 2019, Continenza received a grant of options on 2,050,000 shares of Kodak stock at strike prices ranging from $3.03 to $12.00 per share.  The options were a key part of Continenza’s compensation package and were intended to incentivize Continenza to stay with Kodak for the long term and to work to increase the value of the Company as measured by its stock price.

307	Executive Compensation Policy ¶ 1.
308	Interview of Byrd 2020.08.10.
309	See Executive Compensation Committee Board of Directors Eastman Kodak Company Policy on Equity Awards, Eastman Kodak Co., https://investor.kodak.com/static-files/c50b6eaa-79c0-4781-8f51-85ec1e6bc416.
310	See 2020.07.27 Award Notices.

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Shortly after becoming Executive Chairman, Continenza successfully executed several initiatives to increase liquidity and reduce debt for Kodak.  Among other things, on May 21, 2019, Kodak closed a significant financing transaction with Southeastern.  In connection with this transaction, Kodak issued $100 million in 5.00% Secured Convertible Notes due 2021 (the “Convertible Notes”) to several Southeastern-affiliated entities.311  The transaction was greatly beneficial to Kodak because it allowed the Company to pay down near-term debt, but it had the effect of significantly diluting the value of Continenza’s options package because the conversion of the Convertible Notes to common stock would diminish the value of the options Continenza had been awarded.  Under the terms of Continenza’s February 2019 options grant, the Convertible Notes issuance also constituted a “change of control” that triggered the immediate vesting of all of those options.312

Directors and others that Akin Gump interviewed recalled that, after the Southeastern transaction, the Board reached a consensus that the dilution of Continenza’s options should be remedied.313  The Board discussed the possibility of a “true up” through which it would award Continenza additional options to ensure that, after the conversion of the Convertible Notes, Continenza’s options would have the economic value intended when his compensation was negotiated in February 2019.314  Multiple directors explained that they viewed Continenza as an effective Executive Chairman who was successfully executing on strategic goals that were critical to Kodak’s survival.315  They felt it was unfair to Continenza that his compensation would be diluted as a result of these successes.316  The directors generally wanted to reward Continenza, and some directors stated that they felt it was necessary to incentivize him to stay with the Company.317

All directors, as well as certain other key witnesses present at Board meetings, specifically recalled that the Board discussed the “true up” of Continenza’s options during at least one Board meeting following the May 2019 transaction with Southeastern.318  Although some directors also remembered earlier discussions about the “true up” as well, almost uniformly, the directors had a clear recollection

311

For more information regarding the Southeastern transaction, see Press Release, Eastman Kodak Co., Eastman Kodak Announces Issuance of $100 million 5.00% Secured Convertible Notes to Clients of Southeastern Asset Management (May 21, 2019), available at https://www.kodak.com/en/company/press-release/issuance-convertible-notes.

312	Interview of Byrd 2020.09.08; Form 4 (Continenza) (Feb. 22, 2019); James Continenza Award Agreement (Feb. 20, 2019).
313	Interview of Engelberg 2020.09.01; Interview of Parrett 2020.09.04; Interview of Katz 2020.08.20; Interview of New 2020.08.19; Interview of Bullwinkle 2020.08.12.
314	Id.
315	Interview of Engelberg 2020.09.01; Interview of Karfunkel 2020.08.24; Interview of Bradley 2020.08.20.
316	Interview of Engelberg 2020.09.01; Interview of Katz 2020.08.20.
317	Interview of Engelberg 2020.09.01; Interview of Karfunkel 2020.08.24; Interview of Katz 2020.08.20.
318	See, e.g., Interview of Engelberg 2020.09.09; Interview of Katz 2020.08.20; Interview of Bullwinkle 2020.08.12; Interview of Continenza 2020.08.21; Interview of Byrd 2020.08.11.

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of such a discussion taking place at a Board meeting sometime in the winter of 2019/2020.319  Based on records reviewed by Akin Gump, it seems most likely the discussion occurred in February 2020.  Specifically, hand-written notes from director Jeff Engelberg indicate that a discussion about the dilution of Continenza’s options took place at a February 26, 2020 Board meeting.320  While the board did not take any official action to approve the “true up” grant at this meeting, the Board members indicated that they would be in favor of the CNG Committee approving such a proposal after the details were worked out at a later date.321

On March 20, 2020, still well in advance of Kodak’s engagement with the DFC, director Engelberg followed up with Continenza regarding the “true up” grant, writing in a text message, “we still need to address your dilution issue and an incentive package for critical execs.  I believe we said we’d do that before April 1.  So, let’s.  When can we discuss?. . . .”322  Engelberg did not recall a specific follow up discussion after sending this text, but generally remembered discussions with Continenza regarding the “true up” grant and the need to grant additional options to properly incentivize other members of senior management around this time frame.323  Engelberg explained that he was focused on this because he felt he had been tasked by the Board with following up on the options grants after the February 26, 2020 Board meeting.324  At the time when Engelberg sent this text, he believed that he did not realize that, as described in more detail below, there were not enough shares available in the Executive Compensation Plan to issue the contemplated options grants to Continenza or other members of Kodak’s senior management.325

2.	Continenza’s Plan to Grant Options to Kodak Leadership

Akin Gump’s investigation also revealed that the grants of options to Kodak’s leadership team had been planned well before anyone at Kodak began interacting with the OTMP or the DFC.  Byrd explained that, prior to Continenza’s tenure, Kodak’s senior executives had options at a wide range of strike prices and vesting terms as a result of options being granted annually as part of the yearly compensation process.326  He recalled that Continenza disagreed with this approach and wanted to

319	See, e.g., Interview of Bullwinkle 2020.08.12; Interview of New 2020.08.19; Interview of Katz 2020.08.20; Interview of Engelberg 2020.09.01; Interview of Parrett 2020.09.04.
320

Interview of Engelberg 2020.09.01.  According to the minutes of the February 26, 2020 Board meeting, all directors except New were present, along with Byrd as Secretary and General Counsel and Bullwinkle, who participated in a review of the Company’s 2019 results.  See Minutes of the February 26, 2020 meeting of the Board of Directors of Eastman Kodak Company.

321	Id.
322	MREV-KOEA-00086429; Interview of Engelberg 2020.09.01.
323	Interview of Engelberg 2020.09.01.
324	Interview of Engelberg 2020.09.09.
325	Interview of Engelberg 2020.09.01.
326

Akin Gump has analyzed the options that had been granted to Kodak’s senior executives before July 2020 and confirmed that they were at a wide range of differing and inconsistent strike prices. See, e.g., Form 4 (Continenza) (June 24, 2020); Form 4 (Continenza) (March 24, 2020); Form 4 (Xxxxxxx) (March 24, 2020); Form 4 (Bullwinkle) (May 20, 2020).

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restructure options grants to be consistent across Company leadership and to match Continenza’s own grants.327  Continenza believed that this would be beneficial to the Company because it would ensure that everyone on his management team would be similarly incentivized to generate shareholder value.328

Kodak’s head of Human Resources also recalled that Continenza had expressed a desire to grant equity to his leadership team as early as February 2019.329  She and Byrd recalled that in mid to late 2019, she prepared models showing existing equity ownership of managers, which Byrd provided to Continenza.330  Emails reviewed by Akin Gump further reflect that in February 2020, she also provided Byrd with data about the options then held by the management team, as well as information about the shares available under Kodak’s 2013 Omnibus Incentive Plan (further discussed below).331  Byrd explained that he requested this information after a call with Continenza, to begin moving forward with Continenza’s plan to “equalize” and align senior management’s stock options.332

As another example of the early origins of this effort, Byrd and Continenza pointed to the grant package provided to Jeff Zellmer, who was a new hire in November 2019.333  Zellmer’s grants matched Continenza’s, and Continenza wanted Zellmer’s grants to be the new baseline for executive compensation at Kodak.334

Engelberg also recalled having conversations with Continenza and the Board regarding the need to grant additional, consistent options to the senior management team to help retain and properly incentivize them in late 2019 and early 2000.335  Engelberg’s recollection in this regard is corroborated by both his notes from the February 26, 2020 Board meeting and the March 20, 2020 text message he sent to follow up with Continenza regarding both the “dilution issue” and an “incentive package for critical execs.”  In the text, Engelberg also noted that granting senior management additional options at this time would help make up for the fact that the Company was

327	Interview of Byrd 2020.08.20.
328	Id.; see also Interview of Continenza 2020.08.21.
329	Interview of Xxxxx 2020.08.19.
330	Id.; Interview of Byrd 2020.08.20.
331	REV-0296274; see also REV-0020118; REV-0020114.
332

Interview of Byrd 2020.09.02; see also REV-0296274 (Feb. 19, 2020 email from Byrd summarizing call with Continenza regarding senior management options where the need to “equalize everyone” was discussed).

333	Interview of Byrd 2020.08.20; Interview of Continenza 2020.08.21
334	Zellmer’s November 2019 employment agreement provided that Zellmer’s grants were conditioned on Board approval, which was granted on July 28, 2020.
335	Interview of Engelberg 2020.09.09

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planning on substantially reducing their base salaries due to financial pressures related to the pandemic.336

3.	Amendment to the Executive Compensation Plan

As described above, Kodak’s Board made an informal – albeit non-legally binding – commitment to grant “true up” options to Continenza no later than February 2020.  By this time, Continenza and the rest of the Board had also reached consensus that there was a business need to provide other key members of senior management with additional options grants.  However, Kodak could not take these actions in early 2020 because there were not enough shares available in the “share pool” created by the Executive Compensation Plan.  To expand the number of shares in the Executive Compensation Plan, Kodak would need to propose an amendment to the Executive Compensation Plan for shareholder approval at the next annual shareholder meeting in May 2020.

More specifically, as of early 2020, the Executive Compensation Plan provided for a maximum of 5,792,480 shares of Kodak stock available for grants to participants.  According to Kodak’s Human Resources head, at that time, the pool was almost “dry,” meaning there were not sufficient shares to allow for the new options grants the Board was considering.337  On April 2, 2020, the Executive Compensation Committee executed a resolution approving the amendment to the Executive Compensation Plan and recommending that the Board authorize the amendments for shareholder approval.338  The Board then adopted the Executive Compensation Committee’s recommendation, and authorized that the proposed amendments be presented to the shareholders for their approval.  On April 9, 2020, Kodak filed its April Proxy requesting shareholder approval of an amendment to increase the number of shares in Kodak’s Executive Compensation Plan by a little over 2 million shares.339

336

Id.; MREV-KOA-00086429 (“we still need to address your dilution issue and an incentive package for critical execs. I believe we said we’d do that before April 1. So, let’s. When can we discuss? Sunday afternoon? Perhaps - especially if you are going to consider exec pay holiday - the package would help”).  See Minutes of the April 2, 2020 Meeting of the Board of Directors of Eastman Kodak Company (“Mr. Continenza provided a high-level update concerning the business with a focus on the impact of the COVID-19 pandemic and actions taken in response to the situation.  Mr. Continenza noted that the Company had continued to implement cost savings including temporary compensation reductions through year-end, furloughs where permitted and feasible, and pursuit of government incentives.  A discussion ensued. Mr. Continenza indicated that he intended to propose a 25% reduction in Board compensation for the rest of the year and a change to director compensation from a combination of RSUs and cash to options”).

337	Interview of Xxxxx 2020.08.19.
338

Minutes of the April 2, 2020 Combined Telephonic Meeting of the Corporate Governance and Nominating Committee of the Board of Directors of Eastman Kodak Company, the Executive Compensation Committee of the Board and the Board.

339	See April Proxy. Kodak consulted with outside counsel at Harter Seacrest & Emery LLP and Gibson Dunn LLP as to the preparation of the April Proxy.

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The April Proxy informed shareholders that the amendment was sought to “increase the maximum number of shares of common stock of the Company available for grant to participants pursuant to awards under the Amended Plan,” and to make certain other changes.340  The text of the Executive Compensation Plan as amended was appended to the April Proxy.  The April Proxy did not specifically disclose the internal discussions regarding the “true up” of Continenza’s options package or a “rationalization” of senior management’s equity compensation.  However, as discussed above, these contemplated grants were consistent with the disclosed terms of the Executive Compensation Plan – i.e., to “retain and motivate” key members of senior management.341

Kodak’s shareholders approved the amendment at the Company’s 2020 annual meeting on May 20, 2020.342

4.	Lead-Up to July 27, 2020 Board Meeting and Options Grant

After the shareholders approved the amendment increasing the share pool under the Executive Compensation Plan, Kodak management continued to discuss how to structure Continenza’s “true up” options grant.  Byrd recalled that he generally had trouble getting Continenza’s input on the grants and sent him, on repeated occasions in June 2020, Excel spreadsheets showing calculations regarding the grants needed to achieve his “true up,” as well as a spreadsheet with information related to the proposed senior management grants.343  In particular, on June 5, 2020, Byrd sent Continenza a spreadsheet that contained the specific options tranches – including number of options and strike prices – that were eventually approved by the CNG Committee.344  As a result, by early June, internal documents had been prepared containing what ultimately became the key terms of the “true up” grant proposal.

Both Byrd and Continenza recalled that, around this time, Continenza told Byrd that he did not want to be involved in setting his own compensation, and directed Byrd to discuss it with director Katz, who was the Chair of the CNG Committee.345  On July 17, 2020, Byrd sent Katz the spreadsheet calculating Continenza’s true up, and also discussed the grant with Katz.346  This spreadsheet was identical to the one that Byrd sent Continenza on June 5.347  Katz indicated he was supportive and left it to Byrd to place the request on the agenda for the next CNG Committee meeting.348

340	April Proxy at 31.
341	Executive Compensation Plan § 1.2 (“Purpose”).
342	See Eastman Kodak Co., Current Report (Form 8-K) (May 27, 2020), at 3.
343	REV-0021399; REV-0018413.
344	Interview of Byrd 2020.08.20; REV-0018413.
345	Interview of Byrd 2020.08.11; Interview of Continenza 2020.08.21.
346	REV-0021204.
347	REV-0018413.
348	Interview of Byrd 2020.08.20.

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By this time, Kodak management was also engaging with the DFC, but as discussed above, relevant Kodak personnel were not of the view that a loan was imminent or likely.  On July 16, one day prior to Byrd’s conversation with Katz, Katz and Continenza had a general update call regarding Kodak’s business and the DFC loan.349  Katz recalled (and his notes reflect) that at that point, he was under the impression, based on his conversation with Continenza, that Kodak was one of a number of companies competing for the DFC Loan and that the prospects for the loan were still highly uncertain.350

5.	July 27, 2020 CNG Committee and Board Meetings

In the days leading up to the July 27, 2020 Board meeting, Byrd finalized the proposed options award package for the CNG Committee’s review.  Both Byrd and Continenza felt it was prudent to update the Board regarding the LOI prior to the DFC Announcement, and determined that a Board call should be scheduled to discuss the LOI and seek approval of the options grants.  Byrd eventually decided that the most efficient way to handle the options grants would be to hold a CNG Committee meeting on Monday, July 27, 2020 with the Board meeting.  This was consistent with Kodak’s historical practice of holding Board and CNG Committee meetings on the same day, as a matter of convenience.351

Per Byrd’s handwritten notes of the July 27, 2020 telephonic Board meeting, all directors were marked present, although one director, Karfunkel, stated in his interview with Akin Gump that he did not recall participating.352  From Kodak management, Bullwinkle was an observer and Byrd was present as Corporate Secretary.353

At the meeting, the management team used a PowerPoint deck to walk the Board through the details of the LOI and Kodak’s business plan for pharmaceutical manufacturing.354 The deck included a summary of Kodak’s capacity and experience in the pharmaceutical industry, as well as its history of partnering with and supporting the U.S. government.355  It also provided a full overview of the business plan and anticipated loan terms, including the creation of a Special Purpose Vehicle to own and operate the pharmaceutical business, an overview of the market for KSMs and APIs, a description of the products to be manufactured, financial projections and details on the estimated costs and timeline, operational and headcount needs, and anticipated loan terms.356  At the conclusion the

349	Interview of Katz 2020.08.20.
350	Id.
351	See, e.g., Interview of New 2020.08.19; Interview of Parrett 2020.09.04; Interview of Byrd 2020.08.20.
352	Byrd Notes from July 27, 2020 Board Meeting.
353	Id.
354	REV- 0034415.
355	Id.
356	Id.

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presentation, all of the directors present indicated that they were in favor of Kodak moving forward with the LOI.357

The Board meeting was followed by the CNG Committee meeting.  Towards the beginning of Byrd’s presentation to the CNG Committee, Committee member Bradley had to leave the call to avoid missing a previously scheduled flight, and he gave Katz, via email, his proxy to vote consistent with Katz’s decision on the grants.358  Katz and New were present for the meeting.359

Byrd walked the CNG Committee through the rationale for the options grants.360  Although Byrd had prepared a draft PowerPoint presentation for the CNG Committee, he had not finalized it by the time of the meeting.  Byrd therefore did not send his PowerPoint to the CNG Committee, but rather used the draft as talking points for his presentation.

Byrd began by walking the CNG Committee through the rationale for the Continenza “true up” grant, including a general description of how he calculated the number of options that needed to be granted to cure the dilution from the Convertible Notes.361  He explained that the majority of Continenza’s grants would not vest unless the Convertible Notes were converted.362  However, he also noted that under the grant proposal, options on approximately 500,000 shares would vest immediately in recognition of the fact that Continenza had been promised, but never paid, a $250,000 cash bonus when the packaging deal closed.363  Finally, Byrd walked through the rationale behind the other senior management options grants.

At the conclusion of Byrd’s presentation, the CNG Committee (Katz and New) voted in favor of the options grants to Continenza and the other executives.364

357	Byrd Notes from July 27, 2020 Board Meeting.
358

Interview of Bradley 2020.08.20.  Pursuant to Kodak’s Bylaws, a majority of committee members at a meeting constitutes a quorum and a majority of committee members at a committee meeting at which a quorum is present can decide any question that comes before the committee.  The members of the CNG Committee on July 27, 2020 were Bradley, Katz, and New.  Based on the Bylaws, a quorum existed with two members, and therefore, Bradley’s early departure did not impact or invalidate their vote, even setting aside the “proxy” he gave Katz.

359	REV-0028347.
360	Interview of Byrd 2020.08.2020.
361	Id.
362	Id.
363

Continenza recalled a discussion with New around the time when the packaging deal closed in 2019 where he was told that the Board would be willing to grant him a $250,000 cash bonus for his work on the deal.  Interview of Continenza 2020.08.21; Interview of Continenza 2020.09.08.  Byrd also recalled this being a topic of conversation between Continenza and the Board before the July 27, 2020 Board meeting. Interview of Byrd 2020.09.08.

364	Interview of New 2020.08.21; Interview of Byrd 2020.08.10.

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6.	Byrd Did Not Flag Any Potential Issues with the Timing of the Options Grants Under the Executive Compensation Policy or as a Legal Matter

In connection with the July 2020 options grants, Byrd did not consult the Executive Compensation Policy and failed to realize it contained a provision stating that the Company shall not “manipulate the timing of the public release of material information or of any Equity Award with the intent of benefiting a grantee under an Equity Award.”365  He also never raised the Executive Compensation Policy with the Board, CNG Committee, Continenza, or any other member of senior management.366

Byrd admitted that he was generally aware of the Executive Compensation Policy because he had come across it months earlier when working on an options grant for a new employee.367  While Byrd could not remember exactly when he learned of the Executive Compensation Policy, he believed it was around February 2020 based on the “last modified” date reflected on the electronic version of the policy that he had saved in his system’s files.368  At that time, he only focused on a section of the policy that related to new employee grants, and did not recall having focused on the section of the policy regarding the “Timing of Public Announcements.” 369

Byrd stated that he did not consult the Executive Compensation Policy at the time of the July 2020 grants because, after several hectic months starting with the onset of the pandemic, he had forgotten the policy existed.370  However, upon reviewing the policy, he did not believe it had been violated by the July 2020 options grants in any event because there was no intent to “manipulate” the timing of the grants to take advantage of the DFC Announcement.371  Rather, the options grants had been informally agreed upon by the Board and the proposal on the structure of the “true up” grants had already been finalized well before anyone at Kodak knew about the LOI.372

Byrd also stated that he did not consider any legal risks to Kodak as a result of granting the options on July 27, 2020, in advance of the release of the DFC Announcement.373  Although he was not familiar with the term “spring-loaded” options at the time, he generally understood that issuing options grants ahead of a positive announcement could raise “optics” concerns if the announcement triggered a substantial increase in Kodak’s stock price.374  However, he was unsure how Kodak’s

365	Interview of Byrd 2020.08.10.
366	Id.
367	Id.
368	Id.
369	Id.
370	Interview of Byrd 2020.08.20.
371	Id.
372	Id.
373	Id.; Interview of Byrd 2020.09.08.
374	Id.

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stock price would react to the DFC Announcement and he never imagined that it could increase as exponentially as it did.375  He thought the risks associated with the timing of the grant in relation to the DFC Announcement were small because: (1) no one anticipated Kodak’s share price to rise so sharply, (2) the options were for legitimate business purposes that were unrelated to the DFC Announcement, (3) the grants were set in motion before anyone had any knowledge of the LOI, (4) the timing was not being driven by the DFC Announcement, (5) the Board members who had indicated they were in favor of the grants represented the vast majority of Kodak’s shareholders, and (6) he saw the timing as, at most, an optics concern, not something that was improper or illegal.376

Byrd did not inform anyone else about his optics concerns, nor did he consult with outside counsel on the matter.377  Byrd did not describe the risks he considered at the time, or how he got comfortable with them, to anyone on the Board or in senior management.378

The Board members whom Akin Gump interviewed, including Continenza, stated that they relied on Byrd as the Company’s General Counsel to ensure that the grants were done in a legally appropriate way.379  None of the Board members stated that they were familiar with the Executive Compensation Policy or the concept of spring-loaded options.380  In sum, none of the Board members perceived an issue with the grants, and witnesses recounted that, since the grant proposal was being presented to the CNG Committee by Kodak’s General Counsel without any caveats, they presumed it was perfectly appropriate.381

7.	Specifics of the Options Awarded in July 2020

Continenza was awarded 1,750,000 options total, in the following tranches:

981,707 options (~56% of total)	$3.03 strike price

375	Id.
376	Interview of Byrd 2020.08.20.
377

Byrd did recall a conversation shortly before the DFC Announcement where he asked Continenza whether Kodak should inform the DFC of the July 2020 options grants.  According to Byrd, Continenza said that he did not think there was any reason to tell the DFC about the grants because they had nothing to do with to the loan application.  Byrd recalled that he did not press the issue further or raise any concerns from a legal perspective.  Continenza did not recall any such conversation.  Interview of Byrd 2020.08.20; Interview of Continenza 2020.08.20.

378	Interview of Byrd 2020.08.20.
379	Interview of Continenza 2020.08.21; Interview of New 2020.08.19; Interview of Bradley 2020.08.20; Interview of Katz 2020.08.20.
380	Interview of Engelberg 2020.09.01; Interview of Katz 2020.08.20; Interview of New 2020.08.19; Interview of Bradley 2020.08.20; Interview of Continenza 2020.08.21.
381	Interview of Continenza 2020.08.21; Interview of New 2020.08.19; Interview of Bradley 2020.08.20; Interview of Katz 2020.08.20.

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298,780 options (~17% of total)	$4.53 strike price
298,780 options (~17% of total)	$6.03 strike price
170,733 options (~10% of total)	$12.00 strike price

Of these options, 28.57% of each tranche (i.e., 499,975 options) vested immediately.  The remaining 71.43% of each tranche (i.e., the remaining 1,250,025 options) vest upon conversion of the Convertible Notes (the “Conversion Vesting Options”), on a pro rata basis with the conversion of the notes.382

Options were also awarded to current executives Christopher Balls, Todd Bigger, Bullwinkle, Byrd, Jodi Tellstone, Randy Vandagriff, Kim VanGelder, and Jeffrey Zellmer.383  These options were awarded at the same exercise prices as Continenza’s options, but in differing amounts based on, among other things, the grantees’ then-current equity holdings of Kodak.384  For each of these options granted to the remaining executives, the options vested in yearly thirds on the anniversary of the grant: one-third of options vest on July 27, 2021, the second one-third vest on July 27, 2022, and the remaining one-third vest on July 27, 2023.385  For these executives’ options, the unvested options are forfeited upon termination from Kodak with certain exceptions when the Company terminates the executive without cause or if the executive terminates his or her employment for good reason.386 Moreover, all unexercised options expire by close of business on February 19, 2026.

Unlike the other options awarded on July 27, 2020 Continenza’s options are not forfeited upon his termination from the Company, even if he is terminated for cause.387  Instead, his vested and unvested options survive termination and remain exercisable until the expiration date of February 19, 2026.388

Byrd explained that the termination provisions in the “true up” grants were not discussed with the CNG Committee because he worked them out while finalizing the documentation on the grants, after they were approved at the July 27, 2020 meeting.389  Byrd understood that the CNG Committee had

382

See 2020.07.27 Award Notices.  If any of the Convertible Notes were repaid or otherwise extinguished without being converted, the corresponding pro rata portion of the Conversion Vesting Options would be forfeited upon repayment.  Id.

383	Id.
384	Id.
385	The options granted to Jeffrey Zellmer vest in thirds on November 4, 2020-22. See id.
386	Id.
387	Interview of Byrd 2020.09.08; 2020.07.27 Award Notices.
388	Interview of Byrd 2020.09.08.
389	Id.

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authorized Kodak to grant the awards in a manner that mirrored the structure of Continenza’s pre-existing options, both in terms of strike price tranches and current vesting status.390  Because Continenza’s pre-existing (i.e., February 2019) options had already vested, he would be permitted to keep them if he ceased to be employed by Kodak.391  Therefore, Byrd concluded that the July 2020 “true up” grants should also be structured so that Continenza would not lose them if his employment with Kodak ended.392 This was consistent with the “true up” concept because it would put Continenza in a position where the economics of his original options package would remain unchanged if the Convertible Notes were converted.393  Byrd did this without consulting Continenza or any member of the CNG Committee.394  He proceeded in this way because he believed he was merely performing a necessary administrative step to effectuate the grants pursuant to the approval that had been provided by the CNG Committee.395

On August 3, 2020, Southeastern converted $95 million of the Convertible Notes, which triggered the vesting of 95% of the Conversion Vesting Options.396  As of the date of this report, Continenza has not exercised any of his options and the other July 2020 senior management grants will not begin to vest until the end of July 2021.397

8.	Timing of July 27, 2020 CNG Committee Meeting

Every witness that Akin Gump interviewed stated that, to their knowledge, the CNG Committee meeting and approval of the options grants on July 27, 2020 were not timed to take advantage of the upcoming DFC Announcement.398  Rather, according to the witnesses, the grants could not be presented to the CNG Committee until after the Executive Compensation Plan was amended at the May 2020 shareholder meeting.399 It had then taken about a month after the shareholder meeting to finalize the grant proposals, and the next Board meeting where the CNG Committee members would all be gathered after the grant proposals were ready was on July 27, 2020.400

Several witnesses, including Byrd, also recognized that to grant the options under the contemplated structure, the Company would need to do so while its stock price was trading below the lowest strike

390	Id.
391	Id.
392	Id.
393	Id.
394	Id.
395	Id.
396	Eastman Kodak Co., Current Report (Form 8-K) (Aug. 3, 2020); Interview of Byrd 2020.09.08.
397	Interview of Continenza 2020.08.21.
398	See, e.g., Interview of Xxxxx 2020.08.19; Interview of Byrd 2020.08.20; Interview of Katz 2020.08.2020.
399	Interview of Xxxxx 2020.08.19; Interview of Byrd 2020.08.20.
400	Interview of Byrd 2020.08.2020.

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price of $3.03 per share.401  If the stock price went above $3.03 per share then the entire structure of the options grants would need to be changed since the Executive Compensation Plan prohibited “in the money” options grants (i.e., grants that were immediately exercisable because the strike price was lower than the trading price at the time of the grant).402  Byrd said the fact that the stock price was trading around $2.00 per share was another reason to seek approval for the grants as soon as the proposal was ready, because there was no guarantee that the price would remain at that level (which made the options “out of the money,” and thus permissible under the Executive Compensation Plan).403 However, he explained that this was something he was thinking about before learning of the LOI and, in his mind, it was not tied to the DFC Announcement.404  As Byrd saw it, the options grants had been socialized with the Board long before the DFC loan application and he viewed them as a simple “housekeeping matter” that the Company finally had an opportunity to attend to when the Board meeting was scheduled for July 27,, 2020.405  According to Byrd, no one ever directed him, or even asked him, to accelerate the timing of the CNG Committee call so that it would happen before the DFC Announcement.406

L.	Post-DFC Announcement Transfers and Sales of Kodak Shares

In July and August 2020, after the DFC Announcement, but while Kodak’s trading window for insiders remained closed, several persons and entities with connections to Kodak Board members transferred and sold Kodak shares.  More specifically:

•	On July 29, 2020, Board member Karfunkel gifted 3 million Kodak shares to a charitable organization with which he was affiliated.
•	On July 29, 2020, Marx sold 250,303 Kodak shares.
•

On July 28, 2020, an entity affiliated with Southeastern sold 4 million Kodak shares.  On August 3, 2020, Southeastern converted $95 million in Convertible Notes into 29,922,956 Kodak shares.  On September 10, 2020, Southeastern filed an amended Form 13G, in which it disclosed a significant reduction in its beneficial share ownership, indicating that it has sold substantially all of the shares it received through the Convertible Notes conversion.

401	Interview of Byrd 2020.08.10; Interview of Katz 2020.08.20; Interview of Continenza 2020.08.21.
402	Interview of Byrd 2020.08.10.
403	Id.
404	Id.
405	Interview of Byrd 2020.08.20.
406	Id.

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1.	George Karfunkel’s Charitable Gift

On July 29, 2020, Karfunkel gifted 3 million shares to Congregation Chemdas Yisroel Inc. (“Chemdas”).407  Based on the closing Kodak share price on July 29, 2020, $33.20, the charitable gift would be valued at approximately $99.6 million.408

Karfunkel explained in his interview that he founded Chemdas a few years ago, and it distributes over $10 million per year in charitable donations through the organization.409  Karfunkel explained in his interview that there are 45-50 full-time students at a Chemdas funded religious school in Brooklyn, and that there are classes three times a day.410  Chemdas has a rabbi and the congregation is open to the public.411  When Akin Gump interviewed Karfunkel on August 24, 2020, he stated that Chemdas had not sold any of the gifted shares.412

In his interview, Karfunkel stated that he did not participate in the Kodak Board meeting on July 27, 2020.413 However, Karfunkel was listed in Byrd’s handwritten contemporaneous notes as being present.414  Karfunkel also did not recall participating in any Board-level discussions surrounding the DFC loan application.415  According to Karfunkel, he learned about the LOI by reading about it in the Wall Street Journal around the time of the DFC Announcement.416  Karfunkel did not believe that the gift was impermissible either under Kodak’s policies or as a legal matter, even though Kodak’s trading window was closed.417

Byrd informed Akin Gump that Karfunkel called him on July 29, 2020 to ask him whether he had permission to trade.418  During the call Byrd told Karfunkel that the trading window was closed, and that it would not be open until August 11, 2020, at the earliest.419  In the same exchange, Karfunkel asked Byrd if he could “give his shares away” during the closed trading window.  Byrd’s recollection is that he told Karfunkel that a bona fide gift may be permissible, but advised Karfunkel to seek

407	Eastman Kodak Co. (Karfunkel), Schedule 13D (Aug. 4, 2020).
408	Eastman Kodak Co., Bloomberg Trading Data (July 28, 2020).
409	Interview of Karfunkel 2020.08.24.
410	Id.
411	Id.
412	Id.
413	Id.
414	Byrd Notes from July 27, 2020 Board meeting.
415	Interview of Karfunkel 2020.08.24.
416	Id.
417	Id.
418	Interview of Byrd 2020.08.11.
419	Id.

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independent counsel.420  Byrd never indicated that Karfunkel needed to obtain pre-approval to make a gift of Kodak shares under the Company’s policies and did not realize at the time that there was language in the written policies that suggested this was required.421  In this exchange, Karfunkel did not provide Byrd with any information about which charity he planned on gifting to, when he planned on gifting his shares, or how many shares he planned on gifting.422

Byrd was not made aware that the gift actually occurred until August 3, 2020, when Karfunkel emailed Byrd his Form 13D amendment, which is corroborated by the documents.423  Specifically, in his email to Byrd on August 3, 2020, Karfunkel wrote, “I wanted to let you know that I am transferring shares to my charitable foundation.  The transfer is being made for no consideration and is not a sale.  Because it is not a sale, I have been advised that the transfer is not subject to the blackout.”424  It is not clear from the email who “advised” Karfunkel that the gift was permissible.425  However, during his interview Karfunkel stated that he interpreted his conversation with Byrd as indicating the gift was permissible.426  Karfunkel also told Akin Gump that he sought legal advice from a prominent law firm before making the gift, but Akin Gump did not inquire into the substance of that discussion because it appeared to be subject to attorney-client privilege.427

2.	Trading by Moses Marx

On July 29, 2020, following the DFC Announcement, Marx sold 250,303 individually-owned shares.428  While Marx also beneficially owns Kodak shares through entities that are affiliated with Katz, none of those shares have been sold as of the date of this report.429  Marx has no role at Kodak other than as a large shareholder.430  Although he is not required to do so, Katz regularly informs Byrd about Marx’s plans to buy and sell in Kodak securities.431  Kodak does not coordinate any SEC filings for Marx and Byrd had never provided any advice regarding his trading or otherwise.432  No

420	Id.
421	Id.
422	Id.
423	REV-0015565.
424	Id.
425	Id.
426	Interview of Karfunkel 2020.08.24.
427	Id.
428	Eastman Kodak Co. (Marx), Schedule 13D (Aug. 3, 2020).
429	Interview of Katz 2020.08.20.
430	Id.
431	Id.
432	Interview of Byrd 2020.08.20.

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other members of Kodak’s management team appear to have any type of regular communication with Marx.

Katz confirmed that he understood he had the duty to keep MNPI related to Kodak confidential.433  Katz and Marx have a business relationship with respect to certain entities that own Kodak stock.434  Katz occasionally shares confidential Kodak information with Marx in the context of this business relationship.435  However, when he does so, he always tells Marx that the information is confidential.436  In relation to the DFC loan, Katz informed Marx about the LOI on July 24, 2020, the Friday before the DFC Announcement.437  Specifically, Katz said that he repeated the information that he had learned from Byrd on the same day: Kodak would be signing a LOI in connection with a DFC loan, which would be publicly announced on July 28, 2020.438  Katz informed Akin Gump that all of the information that he provided to Marx on July 24, 2020 was later made publically available through the DFC Announcement.439  Katz also did not provide Marx with any of the more detailed information that Katz learned about the DFC loan application during the July 27, 2020 Board meeting.440  Katz believed that, after the DFC Announcement, Marx no longer possessed any MNPI or confidential information.441

After the announcement of the LOI, Marx informed Katz that he wanted to sell his Kodak shares.442  Because Kodak’s trading window was closed, Katz advised Marx that he could not sell any shares owned by entities affiliated with Katz, which meant that Marx could only sell his individually owned shares.443

Before trading on July 29, 2020, Marx called Byrd to inform him about his intention to sell his individually-owned shares.444  During the call, Byrd recalled telling Marx that the trading window was closed and that he could not provide Marx with legal advice on whether he could trade.445  Byrd urged Marx to speak to his own individual legal counsel.446  According to Katz, Marx relayed the

433	Interview of Katz 2020.08.20.
434	Id.
435	Id.
436	Id.
437	Id.
438	Id.
439	Id.
440	Id.
441	Id.
442	Id.
443	Id.
444	Interview of Katz 2020.08.20; Interview of Byrd 2020.08.20.
445	Interview of Byrd 2020.08.20.
446	Id.

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same substantive description of the conversation with Byrd to Katz after the call.447  Katz believed that Marx consulted legal counsel before selling his individually-owned Kodak shares.448  Akin Gump did not inquire with Katz into the substance of Marx’s consultation with counsel because it appeared to be covered by attorney-client privilege.

There were no documents reviewed during the investigation or other interviews that contradicted Katz’s recollection of his July 24, 2020 call with Marx.  No other interviewee recalled providing information or documents to Marx that could constitute MNPI.  The facts set forth above are based on interviews of Byrd, Katz, and Akin Gump’s review of relevant documents.449

3.	Trading by Southeastern

Southeastern is a global asset management firm, headquartered in Memphis, Tennessee, and founded in 1975.450  The firm has a number of investment offerings and is the investment advisor to the Longleaf Partners Funds.451  G. Staley Cates joined the firm in 1986 and serves as the firm’s Vice-Chairman and co-portfolio manager on a number of Southeastern’s funds including Longleaf Partners, Small-Cap, International and Global Funds.452  Cates is the primary person at Southeastern who interacts with Kodak.453

On November 15, 2016, entities affiliated with Southeastern purchased 2 million shares of Series A Preferred Stock for an aggregate purchase price of $200 million, or $100 per share, pursuant to a Series A Preferred Stock Purchase Agreement.454  The entities that made this investment included Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited (“C2W”) and Deseret Mutual Pension Trust.455  Southeastern is the investment adviser to each of these entities, except for C2W.456  C2W is a hedge fund that is advised by Engelberg through his investment management company, Additive Advisory and Capital, LLC (“Additive”).457  Southeastern is a sub-adviser to C2W and functionally makes the investment decisions for that entity.458  However, Southeastern and

447	Interview of Katz 2020.08.20.
448	Id.
449	As discussed in footnote 11 supra, Marx declined to participate in an interview with Akin Gump.
450	See generally Southeastern Asset Management, available at https://southeasternasset.com/.
451	Id.
452	See Southeastern Asset Management – Our People, available at https://southeasternasset.com/our-people/.
453	Interview of Cates 2020.09.09.
454	Eastman Kodak Co., Quarterly Report (Form 10-Q) (June 30, 2020).
455	Id.
456	Interview of Cates 2020.09.09.
457	Interview of Cates 2020.09.09; Interview of Engelberg 2020.09.01.
458	Interview of Cates 2020.09.09.

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C2W operate as separate businesses.459  They do not share offices and do not have access to each other’s files or information systems.460  Engelberg does not have transparency into trading by any Southeastern advised entities other than C2W.461

In connection with its investment, Southeastern obtained the right to nominate two Kodak Board members, who were then required to be approved by the Company’s shareholders.462  Southeastern nominated Engelberg and Bradley, who joined Kodak’s Board in May 2017 and July 2017, respectively.463  Southeastern’s primary contacts at Kodak have been Continenza, Bradley, and Engelberg.464

As part of its investigation, Akin Gump interviewed Cates regarding, among other things, the nature of his contacts with Kodak. Cates described his communications with Kodak as ad hoc and informal.465  This informal dialogue was typical for Southeastern, which has nominees on the boards of a number of companies.466  Cates said that Southeastern generally does not want to obtain MNPI from any Company it is invested in because having MNPI prevents Southeastern from being able to trade.467  However, there have been times where Southeastern has obtained MNPI about Kodak, such as when Southeastern and Kodak have been involved in financing negotiations.468  Cates also explained that for a majority of the time that Southeastern has been invested in Kodak, it has continuously restricted itself from trading Kodak shares in an abundance of caution, even though it usually did not have MNPI.469  Cates stated that Bradley and Continenza were careful not to provide him with confidential information when they had discussions about Kodak.470  However, he acknowledged that Engelberg may have been less sensitive about confidentiality when talking to Southeastern about Kodak because they spoke frequently in the context of C2W and, importantly,

459	Id.
460	Interview of Engelberg 2020.09.01.
461	Id.
462

Id.; Series A Preferred Stock Purchase Agreement by and among Eastman Kodak Company, Southeastern Asset Management, Inc., Longleaf Partners Small-Cap Fund, C2W Partners Master Fund Limited and Deseret Mutual Pension Trust (Nov. 7, 2016).

463	Interview of Engelberg 2020.09.01.
464	Interview of Cates 2020.09.09.
465	Id.
466	Id.
467	Id.
468	Id.
469	Id.
470	Id.

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Engelberg knew Southeastern had made the decision to restrict itself from trading in Kodak shares in any event.471

Bradley and Continenza both confirmed that their typical practice was to not disclose confidential Kodak information to Cates or anyone else at Southeastern.472  Engelberg had a different perspective.  He believed that part of his role as Southeastern’s Board nominee involved keeping them apprised of what was going on at Kodak.473  Engelberg stated that he routinely gave Cates updates on an ad hoc basis and after Board meetings, which could include confidential information.474  While Engelberg did not recall any discussions with Cates about the LOI until after the DFC Announcement, he was confident that he never provided Cates with any details regarding the announcement that were not publicly disclosed in the DFC Announcement.475  He did not believe Cates or anyone else at Southeastern possessed MNPI when Southeastern sold its shares after the DFC Announcement.476

Prior to July 27, 2020, Cates said that he was aware of general efforts by Kodak to seek financial assistance from the government to expand its presence in the pharmaceutical space.477  At the time this initiative was presented to him as a “longshot” and he did not view it as MNPI.478  On July 27, 2020, Cates recalled Continenza telling him about the LOI after the Board meeting.479  According to Cates, Continenza only provided Cates with information about the LOI that was subsequently made public in the DFC Announcement.480  Cates said that he understood that, once he heard the LOI news, Southeastern could not trade Kodak shares until after the LOI was publicly announced and that he made sure Southeastern did not do so.481  Continenza recalled updating Cates regarding Kodak generally, but did not have a detailed recollection of a specific conversation on July 27, 2020.482

Cates explained that Southeastern did not purchase or sell any Kodak shares in 2020 until after the DFC Announcement.483  Cates made the decision to sell Kodak’s shares after the announcement because he believed that the stock had risen to levels that were way above Southeastern’s internal

471	Id.
472	Interview of Bradley 2020.08.20; Interview of Continenza 2020.09.08.
473	Interview of Engelberg 2020.09.01.
474	Id.
475	Id.
476	Id.
477	Interview of Cates 2020.09.09.
478	Id.
479	Id.
480	Id.
481	Id.
482	Interview of Continenza 2020.09.08.
483	Interview of Cates 2020.09.09.

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valuation of the Company based on its internal analysis.484  According to Cates, no one from Southeastern had MNPI, either at the time of Southeastern’s Kodak stock sales or at the time of his interview with Akin Gump.485  Cates stated that, prior to the Kodak sales, he had numerous discussions with Southeastern’s General Counsel.486  However, Akin Gump did not inquire into the substance of these communications because they appeared to be covered by Southeastern’s attorney-client privilege.  According to Cates and Engelberg, C2W was not among the Southeastern-affiliated entities that sold Kodak shares.487  Engelberg wanted to sell for reasons similar to Cates, but concluded that he could not do so because of his position as a Kodak Board member.488

IV.LEGAL ANALYSIS

Akin Gump considered the legal issues resulting from (1) Continenza’s and Katz’s June 23, 2020 purchases of Kodak stock, (2) the July 27, 2020 options grants, (3) Karfunkel’s gift of Kodak shares after the DFC Announcement, (4) the Kodak stock sales by Marx and Southeastern after the DFC Announcement, and (5) the release of the Media Advisory that triggered early news reports related to the LOI.  The specific issues that Akin Gump has reviewed, the relevant law, and its application to the facts discovered during our independent investigation, are described below.

A.	Insider Trading

Insider trading is prohibited by the general anti-fraud provisions of the federal securities laws, specifically Section 10(b) of the Securities Exchange Act of 1934 (“Exchange Act”) and Rule 10b-5 promulgated thereunder.489  There are two recognized theories of insider trading liability.  First, under the classical theory, a corporate insider is prohibited from trading shares of that corporation based on MNPI in violation of the duty of trust and confidence insiders owe to shareholders.490  Second, under the misappropriation theory, persons who are not corporate insiders can be charged with insider trading if they are entrusted with MNPI under a duty of confidence and then breach that duty by using it to trade securities for their own personal gain.491

484	Id.
485	Id.
486	Id.
487	Interview of Cates 2020.09.09; Interview of Engelberg 2020.09.01.
488	Interview of Engelberg 2020.09.01.
489

15 U.S.C. § 78j; 17 C.F.R. § 240.10b-5.  Insider trading can also be prosecuted under the mail and wire fraud statutes and various other similar criminal laws.  See, e.g., 18 U.S.C. §§ 1341, 1343, 1348.  While our analysis focuses on insider trading under Section 10(b) and Rule 10b-5, we have also concluded that the trading referenced in this report does not violate any of these criminal laws.

490	Chiarella v. United States, 445 U.S. 222, 228 (1980).
491	United States v. O’Hagan, 521 U.S. 642, 652 (1997).

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Regardless of which theory applies, it is also illegal for someone who has a duty of trust and confidence to violate that duty by sharing MNPI with someone else who then trades on the information.  Under these circumstances, both the “tipper” who shared the information in breach of a duty and the “tippee” who traded on the confidential information are equally liable under the insider trading laws.492

Nonpublic information is considered “material” when there is a substantial likelihood that the disclosure of the omitted fact would have been viewed by a reasonable investor as having significantly altered the “total mix” of information made available.493  When a future event that would impact the market for a particular security is contingent or speculative in nature, whether the information is considered material depends on balancing the probability that the event will occur and the anticipated magnitude of the event “in light of the totality of the company activity.”494

To establish that an individual has engaged in insider trading the government must prove that they acted with an intent to deceive, manipulate, or defraud, also known as “scienter.”495  In civil insider trading cases, a showing that the tipper or trader acted recklessly is sufficient for scienter.496  In criminal insider trading cases, the government must prove that the insider was “willfully” deceptive, manipulative or fraudulent.497  Notably, a person’s good faith reliance on the advice of counsel can rebut an inference of scienter or fraudulent intent.498

1.	Analysis of Katz and Continenza Trading

Akin Gump has analyzed Continenza’s and Katz’s June Trades under the relevant insider trading laws and concluded, based on the facts uncovered by the Special Committee’s investigation, that the June Trades do not support a finding of a violation of such laws.

492

Dirks v. S.E.C., 463 U.S. 646, 659-60 (1983); S.E.C. v. Obus, 693 F.3d 276, 285-286 (2d Cir. 2012).  To establish a duty breach, the tipper must receive a “personal benefit” in connection with the tip.  Salman v. United States, 137 S.Ct. 420, 427 (2016) (insider tippee is liable for insider trading if they will “personally [] benefit, directly or indirectly, from [the] disclosure”).  However, the “personal benefit” can be intangible and can be satisfied by a mere desire on the part of the tipper to allow the tipper to profit from the information. United States v. Martoma, 894 F.3d 64, 76 (2d Cir. 2017) (amended Jun. 25, 2018) (personal benefit test may be satisfied if the tipper and tippee share a quid pro quo relationship or if the tipper simply intended to benefit the tippee).

493	Basic Inc. v. Levinson, 485 U.S. 224, 232 (1988).
494	Id. at 238.
495	See Dirks, 463 U.S. at 664 n.23.
496	See Obus, 693 F.3d at 286.
497	O’Hagan, 521 U.S. at 665.
498

Markowski v. S.E.C., 34 F.3d 99, 105 (2d Cir. 1994); see also S.E.C. v. Caserta, 75 F. Supp. 2d 79, 94–95 (E.D.N.Y. 1999).  Relatedly, some commentators have noted that “a defendant’s preclearance of transactions in accordance with his or her employer’s compliance procedures is an important factor tending to negate scienter.”  William K.S. Wang & Marc L. Steinberg, Insider Trading § 4.04[6] (2013).

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Neither Continenza nor Katz appear to have been in possession of MNPI at the time of the June Trades.499  As discussed at length above, before the July 22, 2020 site visit where Kodak was informed for the first time about the LOI, Kodak’s management, including Continenza, believed that Kodak’s efforts to obtain a loan from the government had a low probability of success.  Virtually every witness involved in the application process explained that, in June 2020, Kodak was dealing primarily with a career government employee who was not a DFC official and did not appear to be especially engaged in the process.  With respect to Katz, he was only updated on the discussions with the DFC at a high level, and, like Continenza, had no reason to believe that the results of that engagement with DFC were anything other than highly speculative. Furthermore, at that time, the magnitude of any positive development regarding the loan application was also difficult to predict.  As of June 2020, Kodak had not even been offered an LOI, which is only the first of many hurdles in the application process.  In addition, even if the loan was awarded, Kodak would be taking on substantial debt to embark on a new business venture that might or might not be profitable.

Katz’s and Continenza’s behavior at the time of the trades is also inconsistent with a finding of scienter. In particular, both Katz and Continenza traded during an open trading window, obtained preclearance before trading, and reported their trades so that Kodak could disclose the transactions via Form 4s.  The fact that Byrd precleared the trades is particularly significant.  Byrd is Kodak’s General Counsel and an experienced and trained securities lawyer.500  He was also part of the core team working on the loan application and was regularly included on correspondence about it.  As a result, Katz and Continenza reasonably relied on Byrd’s conclusion, as reflected by his willingness to preclear their trades, that the DFC application process was at too speculative a stage to be considered material information.

2.	Analysis of Marx and Southeastern Trading

Akin Gump also considered whether Kodak investors Marx and Southeastern engaged in insider trading, or whether any Kodak officer or director engaging in improper “tipping,” in connection with sales of Kodak securities after the DFC Announcement.  During the course of its investigation, Akin Gump found no evidence that Marx or Southeastern were provided with inside information other than shortly before the DFC Announcement, when they were given basic information about the LOI.  While this information was shared with Marx and Southeastern on a confidential basis, it was already public by the time of their trades.501  All of the relevant witnesses confirmed that the nonpublic

499	Based on their roles with Kodak, Katz and Continenza each clearly owed a duty to the Company’s shareholders.
500

Prior to joining Kodak, Byrd had over 25 years of experience practicing corporate and securities law, both as a partner in a large, well-respected law firm and as general counsel at another public company.  Interview of Byrd 2020.08.10.

501

Because the information was shared on confidential basis, the Kodak personnel who provided the information are not “tippers.”  Rather, the any insider trading by Marx or Southeastern would be premised on the misappropriation theory.

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information that Marx and Southeastern were given was subsequently disclosed in the DFC Announcement.  As a result, based on the available evidence, Akin Gump has no reason to believe that Marx or Southeastern engaged in insider trading, or that anyone who dealt with them engaged in improper tipping in violation of the insider trading laws.

3.	Analysis of Karfunkel Gift of Shares

Section 10(b) and Rule 10b-5 prohibit fraud “in connection with a purchase or sale of any security.”502  As a result, a key question in determining whether a gift of securities can give rise to insider trading liability is whether it can be deemed a sale of a security or an act “in connection with” a sale of a security.  Akin Gump is not aware of any case that has analyzed the question of whether a gift of securities can be considered a sale for purposes of the insider trading laws.  The closest relevant precedent that we have been able to find is a decision from the Southern District of New York where the court summarily suggested, with no explanation or authority, that gifts may not form a basis for insider trading liability.503  However, it is also generally settled law that bona fide gifts are not “sales” of securities within the meaning of the short-swing profit rule in Section 16(b) of the Exchange Act.504  While this is a separate provision from Section 10(b), it is arguably analogous. As a result, we think the balance of what limited authority there is suggests that a bona fide charitable gift of shares cannot, by itself, be considered a “sale” for insider trading purposes.

There are circumstances, however, where a gift could potentially give rise to insider trading liability, even if the gift itself is not a sale.  First, if a gift is not bona fide and is actually a disposition for value, it could be deemed a sale.505  Second, Rule 10b-5 prohibits fraud “in connection with” a purchase or sale of securities.  If the person who gifts shares is an insider in possession of MNPI and there is knowledge or an understanding that the charity is going to sell the gifted shares before the information is made public, there is an argument that the gift would be sufficiently “in connection with” the subsequent sale for insider trading liability to attach.  Third, if an insider who gifts shares to a charity provides the charity with MPNI that prompts it to sell those shares, that would seem to be a classic tipper-tippee situation.

Against this backdrop, Akin Gump has not found any evidence to suggest that Karfunkel’s charitable gift constituted insider trading.  During our interview of Karfunkel, he described the charity that received the gift and assured Akin Gump that the gift was bona fide and not for value.  Karfunkel has

502	17 C.F.R. § 240.10b-5.
503

See In re Complete Mgmt. Inc. Sec. Litig., 153 F. Supp. 2d 314, 328 n.8 (S.D.N.Y. 2001) (noting in a footnote, without analysis or citations to other authority, that one of the individual defendants in a securities fraud class action had “disposed of her CMI shares by gift, and thus we do not consider that activity to be improper insider trading”).

504

See, e.g., Shaw v. Dreyfus, 172 F.2d 140, 142-43 (2d Cir. 1949) (seminal case holding that a bona fide private gift does not constitute a “sale” under Section 16(b)); Roberts v. Eaton, 212 F.2d 82, 84 (2d Cir. 1954) (citing Shaw as precedent); Portnoy v. Memorex Corp., 667 F.2d 1281, 1283 (9th Cir. 1982) (holding the transfer of a warrant to a foundation was a gift and therefore not a “sale” within the meaning of Section 16(b)).

505

The Exchange Act, which is where Section 10(b) resides, provides that “[t]he terms ‘sale’ and ‘sell’ each include any contract to sell or otherwise dispose of.”  15 U.S.C. § 78c(a)(14).  While this definition is a bit circular, the Securities Act of 1933 defines “sale” as a “disposition of a security or interest in a security, for value.”  15 U.S.C. § 77b (a)(3).

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also told us that the charity has not sold any of the shares.  Assuming these facts are true, we do not think the gift runs afoul of the securities laws.

Karfunkel’s gift was also not prohibited by Kodak’s internal insider trading policies as they applied to him at the time.  While individuals who were placed on Kodak’s Insider List were required to obtain preclearance to make a gift of securities, Karfunkel was not placed on the Insider List or otherwise informed that gifts were covered by the policy.  Moreover, when Karfunkel asked Kodak’s General Counsel whether he could make a gift of shares during the closed trading window, the General Counsel did not say anything about the need for preclearance.  Kodak’s General Counsel also did not indicate that such a gift would be potentially illegal.  Instead, he offered his own opinion that such a gift was likely legal before urging Karfunkel to seek advice from his personal lawyer.  Under these circumstances, we cannot conclude that Karfunkel violated Kodak’s policies as they existed at the time.

However, even if the gift did not violate the law or Kodak’s policies, in our judgment it was not advisable from a corporate governance perspective.  Kodak’s trading window policy does not just exist to prevent insider trading.  It also exists to avoid putting the Company in a position where its officers and directors could be perceived to have potentially committed insider trading.  While we believe that Karfunkel’s gift was not in violation of the insider trading laws, our conclusion is based on limited legal precedent and hinges on the facts being as they have been described to us.  As explained above, if the fact pattern were slightly different, we might reach a different conclusion. The Special Committee, in consultation with Akin Gump, has made specific recommendations at the conclusion of this report regarding Kodak’s policies and procedures as they relate to gifts of the Company’s shares, which are designed to address these concerns.

Finally, it is important to note that Akin Gump’s ability to fully investigate the bona fides of the gift or the charity that received it was limited because we did not have access to the records of the charity and were unable to interview any of its officers or directors with the exception of Karfunkel.  Akin Gump’s review and the Special Committee’s recommendations also do not address the potential tax implications of the gift to Karfunkel or any other party.

B.	Spring-Loaded Options Under the Federal Securities Laws

Akin Gump also examined whether Kodak or its officers, directors or senior management violated the federal securities laws by granting the July 2020 options with knowledge of the upcoming DFC Announcement.  In doing so, we have focused our analysis on the SEC’s historical treatment of so-called “spring-loaded” options, where a company intentionally times options grants ahead of positive news announcements.  While the evidence does not support a finding that Kodak had any such intent here, the SEC’s guidance on “spring-loaded” options nonetheless provides the most relevant legal framework available for our analysis.

1.	The SEC’s Approach to Spring-Loaded Options Grants

The SEC began to consider the propriety of options grants ahead of positive news announcements in the mid-2000s.  At least one high ranking former SEC official has recognized that such grants – sometimes referred to as “spring-loaded” options – are not inherently improper and, under certain circumstances, can be used to further legitimate business purposes.  In connection with the issuance

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of revised rules governing the disclosures in public companies’ annual proxies, then-SEC Commissioner Paul S. Atkins expressed his view that “[i]n the best exercise of their business judgment, directors might very well conclude that options should be granted in advance of good news.”506  Accordingly, he noted that bringing enforcement actions against Boards that granted such options could undercut Boards’ business judgment at the “peril of stockholders.”507

Since then, the SEC’s approach to spring-loaded options has focused on whether the grants are accompanied by materially false or misleading disclosures about the company’s options grant practices.  In November 2006, the SEC adopted new rules specifically addressing options grants ahead of positive news announcements (the “Proxy Disclosure Rules”).508 Rather than prohibiting spring-loaded options grants, these rules – which remain in effect today – focus on disclosure of company practices around such grants.

The SEC acknowledged in guidance accompanying the Proxy Disclosure Rule that companies may grant options in coordination with the release of nonpublic information, including by timing the grant in advance of the release of positive information that may result in an increase in the stock price.509  In the adopting release, the SEC discussed the differing views of market commentators have about the propriety of such practices, with some citing an employment retention or incentive benefit and others decrying such timed grants as providing an unfair benefit to executive and employees.  Having discussed these divergent positions, the SEC explicitly declined to express a view and instead focused on disclosure.510

Pursuant to the Proxy Disclosure Rules, companies must “fully disclose[]” “the existence of a program, plan or practice to time the grant of stock options to executives in coordination with material non-public information.”511 Companies should include all relevant material information, such as how the board or compensation committee takes MNPI into account when granting options, how a program, plan or practice to time options grants to executives fits into the context of the company’s program with regard to options grants to employees more generally; the role of the compensation committee or others in approving and administering such a plan; and the process by which grants

506

Former SEC Commissioner Paul S. Atkins, Remarks Before the International Corporate Governance Network 11th Annual Conference (July 6, 2006), available at https://www.sec.gov/news/speech/2006/spch070606psa.htm. Atkins went on, noting that a “board that makes a consistent practice of timing options grants before the stock price rises should be able to pay lower cash salaries,” thereby minimizing the company’s salary expenses, which could benefit stockholders.  Id.

507	Id.
508	Executive Compensation and Related Person Disclosure, Exchange Act Release No. 33-8732A (Aug. 29, 2006), available at https://www.sec.gov/rules/final/2006/33-8732a.pdf.
509	Id. at 24.
510	Id. at 25.
511	Id.

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were approved and made.512  In addition, the guidance notes that if a company has not previously disclosed a program, plan or practice, but has adopted one or plans to do so, or has “made one or more decisions since the beginning of the past fiscal year to time options grants,” it should disclose that in the annual proxy statement.513

False or misleading statements in a proxy statement are prohibited by Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder.  Under Section 14(a), liability attaches if (1) a proxy statement contained a material misrepresentation or omission which (2) caused the plaintiff injury and (3) that the proxy solicitation itself, rather than the particular defect in the solicitation materials, was an essential link in the accomplishment of the transaction.514 Under Section 14(a), a fact is material if there is a substantial likelihood that a reasonable shareholder would consider it important in deciding how to vote.515

False statements about spring-loaded options practices can also potentially give rise to liability under the general anti-fraud provisions of the federal securities laws.  To make a claim under Section 10(b) and Rule 10b-5, the SEC or a private plaintiff must show that a defendant has “(1) made a material misrepresentation or a material omission as to which he had a duty to speak, or used a fraudulent device; (2) with scienter; (3) in connection with the purchase or sale of securities.”516

2.	SEC Enforcement Actions and Private Securities Litigation Regarding Spring-Loaded Options

To date, the SEC has never brought an enforcement action based on spring-loaded options practices.  In the only SEC enforcement action to even reference spring-loaded options, the SEC expressly declined to bring charges based on that conduct.517

There is also case law supporting the position that without false disclosures, spring-loaded options are not actionable under the federal securities laws.518  In Bono v. O’Connor, a private plaintiff sued a company’s officers and directors under Section 14(a) based on an alleged “spring-loading scheme.”

512	See id. at 25-26.
513	Id. at 26.
514	Shaev v. Saper, 320 F.3d 373, 379 (3d Cir. 2003) (citations omitted).
515	Id.
516	S.E.C. v. Monarch Funding Corp., 192 F.3d 295, 308 (2d Cir. 1999).
517

In S.E.C. v. Analog Devices, Inc. et al., the SEC filed a settled securities fraud enforcement action for options backdating, which is clearly illegal and differs substantially from so-called options “spring loading.”  In its Complaint, the SEC alleged that the defendants engaged in both options backdating and options spring loading. In the litigation release announcing the action, the SEC expressly stated that the “spring loading allegations were “not a basis for the charges alleged in the complaint.” See S.E.C. v. Analog Devices, Inc. and Jerald Fishman, Civ. Action No. 1:08-cv-00920 (RBW) (D.D.C. filed May 30, 2008), Litigation Release No. 20604, 2008 WL 2229652, at *1 (May 30, 2008). However, the SEC also noted that the spring loading conduct pre-dated the effective date of Proxy Disclosure Rules.  Id.

518	See Bono v. O’Connor, No. 15-6326 (FLW)(DEA), 2016 WL 2981475, at *7-10 (D.N.J. May 23, 2016).

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In that case, the plaintiff had to concede that there were no false statements because the options were granted at fair market value as defined by the company’s executive compensation plan and in its proxy filing.519  The plaintiff sought to overcome this hurdle by arguing that, while the options “technically” complied with the plan because the strike prices were below the market price at the time of the grant, the defendants knew that the trading price did not reflect actual fair market value because they were aware of an upcoming positive news announcement.520  The court dismissed the Section 14(a) claim because the “truth” of the proxy depended on the directors’ intent, “not any objective or external facts.”521  The court explained that Section 14(a) did not require directors to disclose their allegedly “impure motives” in connection with the so-called “spring-loading scheme.”522

3.	Analysis of July 2020 Options Grants Under Applicable Securities Laws

The evidence reviewed by Akin Gump does not support a finding that Kodak made any false or misleading statements in connection with the July 2020 options grants.

The April Proxy complied with the Proxy Disclosure Rules and was not materially false or misleading. At the time of the April Proxy, Kodak had not even begun to engage with the DFC and there was no indication that any positive news was imminent or even possible.  Because the LOI was not even being contemplated yet, there could not have been a “program, plan or practice” to time any options grants to take advantage of the DFC Announcement.  There was therefore no disclosure obligation under the Proxy Disclosure Rules.

There was also no requirement to disclose the internal discussions within Kodak regarding the Continenza “true up” grant or other senior management grants.  These discussions were completely consistent with the stated purpose of the proposed amendments to the Executive Compensation Plan – i.e., to “attract, motivate and retain individuals with the skills required to achieve our business objectives. . . . [and to] provide opportunities to incentivize and reward our named executive officers when they deliver defined performance results that are based on success in a diverse set of businesses.”  The informal internal discussions regarding the mechanics of how the grants would be structured to accomplish these goals were immaterial and, in our experience, would not normally be disclosed in a proxy filing.

The Executive Compensation Policy was also not a false statement. Even if one were to argue the Executive Compensation Policy was a representation by the Company, nothing about it was materially false or misleading.  As described above, there was no intent to “manipulate” the timing of the July 2020 options grants to take advantage of the DFC Announcement.  The grants were in the

519	Id. at *9.
520	Id.
521	Id.
522	Id. at *9-10.

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works long before Kodak was aware of the LOI and they had legitimate business purposes, which were unrelated to the DFC Announcement.

Finally, Akin Gump has not identified any legal authority suggesting that Kodak was required to immediately update the market regarding the timing of the grants.523 To the extent such a disclosure is required under the Proxy Disclosure Rules, it would not be triggered until the Company makes its next annual proxy filing.524 Moreover, even if such an obligation existed, the market was promptly updated on July 29, 2020, when the Company filed SEC Form 4s on behalf of Continenza, Vandagriff, Bullwinkle, and Byrd disclosing their receipt of options on July 27, 2020. The effectiveness of this disclosure is demonstrated by the barrage of press that followed these filings reporting on the timing of the grants in relation to the DFC Announcement.525

Lastly, to establish a violation of Section 10(b) and Rule 10b-5, there needs to be proof that the false and misleading statements were made with scienter.  Kodak’s board members – including Continenza – relied on Kodak’s General Counsel, Byrd, to prepare the April Proxy and options grant proposal in a legally compliant manner.  At no time did Byrd raise any concern about the grants or suggest that any of Kodak’s disclosures might be incomplete or misleading.  In addition, there is no evidence that Byrd himself intentionally or recklessly misled anyone regarding the grants.  There was no obvious disclosure obligation regarding the grants that was disregarded, the grants were not issued until after the Board was given complete information regarding the LOI, and Byrd caused Kodak to promptly file Form 4s disclosing the grants after they were awarded.  All of this is inconsistent with any finding of scienter.

In conclusion, because there were no false or misleading statements regarding the July 2020 options grants, and because there is no evidence of scienter, Kodak and its officers and directors fully complied with the federal securities laws.

523

“A duty to update arises when ‘statements that, although reasonable at the time made, become misleading when viewed in the context of subsequent events.’” United States v. Schiff, 602 F.3d 152, 170 (3d Cir. 2010) (quoting In re Burlington Coat Factory Sec. Litig., 114 F.3d 1410, 1431 (3d Cir. 1997)).  Courts interpret the duty to update narrowly “because of the potential to create a sweeping continuing obligation for corporations when they disclose information.”  Id. (citing Burlington, 114 F.3d at 1433-34).  We have not found any cases suggesting that a single alleged violation of company policy can give rise to a duty to update.

524	See Proxy Disclosure Rules at 23-26.
525

Theo Francis & Geoffrey Rogow, Kodak’s Stock Surge Turned Insiders’ Options Into Potential Windfall, Wall Street Journal (July 31, 2020), available at https://www.wsj.com/articles/kodaks-stock-surge-turned-insiders-options-into-potential-windfall-11596220862; Jesse Drucker & Ellen Gable, Kodak C.E.O. Got Stock Options Day Before News of Loan Sent Stock Soaring, N.Y. Times (July 31, 2020), available at https://www.nytimes.com/2020/07/31/business/kodak-ceo-stock-options.html.

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C.	Analysis Related to Potential Breach of Fiduciary Duty Claims

Granting options before the announcement of favorable market-moving news can sometimes expose companies to civil liability for alleged breaches of fiduciary duty by private shareholder plaintiffs.

Shareholder challenges to allegedly “spring-loaded” options generally follow a similar pattern.  In most cases, the challenged grants have technically complied with the letter of a company’s executive compensation plan, which requires the exercise price to be set at or above the stock’s trading price as of the day of the grant.  Nonetheless, plaintiffs generally allege that the grants circumvent the intent of the terms because the company is allegedly aware that the stock’s current trading price does not reflect the true market value.

Because Kodak is a New Jersey corporation any shareholder derivative claim regarding the July 2020 options grants would likely be governed by New Jersey law.526  However, Akin Gump’s research indicates that no court applying New Jersey law has addressed spring-loaded options claims directly.527 While courts in some jurisdictions have recognized shareholder challenges to allegedly spring-loaded options at the pleading stage of litigation under common law theories of breach of fiduciary duty, unjust enrichment, and corporate waste, others have rejected such causes of action.528

The most developed case law on these lawsuits is from Delaware.  Thus, our analysis focuses on Delaware case law on the fiduciary duty implications of options grants immediately prior to positive, market-moving news.529

1.	Case Law on Spring-Loaded Options

Several decisions from the Delaware Courts of Chancery dating from 2007 have explored the topic of spring-loaded options with some depth.  These cases, and most others that consider the propriety of a grant of spring-loaded options, arise from a challenge to the pleadings, i.e., taking the plaintiff’s

526

See Edgar v. MITE Corp., 457 U.S. 624, 645 (1982) (noting application of “internal affairs doctrine,” which “recognizes that only one State should have the authority to regulate a corporation’s internal affairs . . . .”).

527

One case discussing allegations of spring-loaded options from the federal district of New Jersey, Bono v. O’Connor, examined the issue under Delaware law because the company was incorporated in Delaware.  See 2016 WL 2981475, at *12-17.

528

Compare In re Tyson Foods, Inc. Consol. S’holder Litig., 919 A.2d 563 (Del. Ch. 2007) (allowing claims to proceed under Delaware law), with Rawcliffe v. Anciaux, 416 P.3d 362 (Utah 2017) (rejecting claims under Utah law).  One court has acknowledged the existence of claims alleging spring-loaded options under Michigan law, but did not resolve whether Michigan would recognize such a novel claim.  See Sherry v. Chioini, 219 F. Supp. 3d 608 (E.D. Mich. 2016).  Instead, the court dismissed the case because the defendants had employed a Michigan statute to appoint a disinterested investigation into the shareholder demand, and the plaintiff failed to show that the investigation was unreasonable or done in bad faith.  Id. at 623-30.

529	Because the breach of fiduciary duty issue predominates here, we do not address the subsidiary theories of waste and unjust enrichment in this summary.

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allegations at face value, and drawing all reasonable inferences in the plaintiff’s favor in order to determine whether the plaintiff has stated a claim.

It appears that no court has ever addressed claims based on a grant of spring-loaded options beyond the pleadings stage, and no court has considered the merits of the parties’ evidence as proved at trial nor has any appellate court reviewed a lower court decision on the merits of such claims.

a.	Delaware’s Two Part Test

In the seminal case on spring-loaded options grants, In re Tyson Foods, Inc. Consolidated Shareholder Litigation, the Delaware Court of Chancery established a two-part test to determine the sufficiency of a claim of breach of fiduciary duty based on spring-loaded options granted by an independent committee of the board.530

In Tyson, the plaintiffs alleged, among other corporate misconduct, a pattern of spring loading options, including four separate instances in which the company awarded options a short time before announcing positive news that was very likely to drive stock prices higher.531  Defendants, in response, argued that the awards were compliant with Tyson’s shareholder-approved equity compensation plan, which required options grants to be issued at fair market value, and were approved by a committee of independent directors.532

The court recognized that the actions of an independent committee are normally protected by the business judgment rule, and that the awards were compliant with the letter of the company’s compensation plan.533  Nevertheless, the court was highly critical of Tyson’s alleged use of spring-loaded options, which it concluded implicated “subtle deception,” and held that it was inconsistent with the directors’ duty of loyalty to “ask for shareholder approval of an incentive stock option plan and then later to distribute shares to managers in such a way as to undermine the very objectives approved by shareholders.”534

Rejecting the comparison to “insider trading . . . under federal securities law,” the Tyson court instead framed the issue as “whether a director acts in bad faith by authorizing options with a market-value strike price, as he is required to do by a shareholder-approved incentive option plan, at a time when

530	See generally 919 A.2d 563.
531	Id. at 576.
532	See generally id.
533

Id. at 591-92. Under New Jersey law, if the business judgment rule applies, “corporate actions are to be presumed correct; that presumption may be rebutted only if the challenged corporate actions are so far from the norm of responsible corporate behavior as to be unconscionable or constitute a fraud, impermissible self-dealing or corporate waste.”  See Seidman v. Clifton Sav. Bank, S.L.A., 14 A.3d 36, 53 (N.J. 2011).

534	Tyson, 919 A.2d at 592-93.

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he knows those shares are actually worth more than the exercise price.”535  With that framework, the court then set forth a two-part test that a plaintiff must meet in order to state a claim for breach of fiduciary duty when the alleged spring-loaded options had been approved by a disinterested and independent board:

First, a plaintiff must allege that options were issued according to a shareholder-approved employee compensation plan.  Second, a plaintiff must allege that the directors that approved spring-loaded . . . options (a) possessed material non-public information soon to be released that would impact the company’s share price, and (b) issued those options with the intent to circumvent otherwise valid shareholder-approved restrictions upon the exercise price of the options.536

Later decisions from the Delaware Chancery Court have generally followed Tyson’s reasoning.

Because, as mentioned above, the cases described herein are decided on the pleadings, courts are generally unable to look at any affirmative defenses put forward by defendants about their intent when granting the options.  In fact, in Weiss v. Swanson, another spring-loaded options case, a Delaware court emphasized that at a future stage of the litigation, the defendants could mount a defense that the options were a valid exercise of business judgment:  “Future proceedings may establish that the Director Defendants, reasonably relying on competent counsel, decided that the plans authorized spring loading . . . and that these practices were properly disclosed.  There may also be evidence that the Director Defendants had valid business reasons for approving each options grant in the manner they did.”537

b.	Application of Tyson to the July 2020 Options Grants

The weight of the Delaware authority shows that a company’s grant of options, deliberately timed to correspond with the release of positive news in an effort to benefit the option recipient(s), can create a risk of liability unless the shareholders have specifically approved those compensation actions.  However, Delaware authority does not establish that the granting of options while in the possession of potentially market-moving nonpublic information is per se a violation of fiduciary duty.  As Tyson and its progeny show, intent is key to establish potential liability.538  A company’s pattern of issuing options immediately prior to positive, market-moving news can raise an inference of deceptive or bad intent, but as explained above, a defendant’s demonstration of “valid business reasons” to grant options at certain times will rebut the suggestion of a deceptive intent, and may thus defeat a claim for breach of fiduciary duty.539

As an initial matter, we note that none of the CNG Committee members were recipients of the grants.  As a result, they were disinterested and the business judgement rule applies.  The grants also complied

535	Id. at 593 (emphasis in original).
536	Id. (footnote omitted).
537	Weiss v. Swanson, 948 A.2d 433, 447 (Del. Ch. 2008).
538	See Tyson, 919 A.2d at 593 (requiring “intent to circumvent” shareholder-approved restrictions).
539	See Weiss, 948 A.2d at 447.

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with the actual language of the Executive Compensation Plan because they were at “Fair Market Value” as defined by the terms of plan.  Furthermore, as described below, the evidence shows the options were not granted with an intent to circumvent the intent of the Plan.

Rather, the evidence demonstrates overwhelmingly that, well before the onset of the pandemic and related relief efforts, Kodak intended to issue options to “true up” Continenza and rationalize its executive compensation generally.  As for Continenza’s options, witnesses recall that, as early as the issuance of the Convertible Notes in 2019, the Board recognized that Continenza’s equity package had been diluted by the Convertible Notes, and it desired to correct for that dilution with additional compensation to put him in the same economic position he was in prior the issuance of the Convertible Notes.  The Board, however, was unable to act on this desire because of limitations under the Plan, and had to wait until the Plan was amended by shareholder vote to increase the number of available shares.  As for the options grants for the other senior executives, email communications show Kodak management discussing equity and the need to “equalize everyone” as early as February 2020, well before COVID-19 was recognized as an incipient threat and well before any discussion with the DFC had begun.  This desire to “equalize everyone” also required additional shares under the Plan, and thus needed to wait until the Plan was amended by shareholders on May 20, 2020.

The evidence shows that, after Kodak’s shareholders approved the amendment to the Plan on May 20, 2020, its management continued to work on this issue, calculating the package of options for both Continenza and the remaining executives, and this work continued through June and into late July 2020.  Witnesses uniformly stated that Kodak’s usual practice was to hold committee meetings in conjunction with Board meetings.  The July 27, 2020 Board meeting was in fact the first Board meeting when company management was in a positon to propose the grant after the Executive Compensation Plan was amended.540  Thus, the evidence credibly demonstrates that the decision to present the options for approval at the July 27, 2020 Board meeting was not driven by the imminent DFC Announcement, but was instead the culmination of Kodak’s long-standing business initiative to cure the dilution that Continenza experienced as a result of the Convertible Notes and to rationalize the remaining executives’ compensation in line with Continenza’s.

Furthermore, while most of the witnesses viewed the LOI as positive news that would probably cause Kodak’s stock price to rise to some extent, no one anticipated the massive price increase that occurred in the wake of the DFC Announcement.  Indeed, on its face, the dramatic increase in Kodak’s stock price is startling when one considers that it was based on news that Kodak had signed a non-binding Letter of Interest to apply for a potential loan.  According to the DFC’s website, a LOI merely

540

There was one other Board meeting after the amendment to the Executive Compensation Plan on May 25, 2020.  However, this was an emergency Board meeting over a holiday weekend (Memorial Day) for the purpose of evaluating a proposed transaction involving Southeastern.  At the time of this meeting, just five days after the May 20, 2020 shareholder approval, Byrd had also not yet calculated the numbers regarding the “true up” grant.  That calculation was completed approximately two weeks later in early June 2020.

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“implies DFC’s willingness to continue discussing the (potential) [loan] application”541  The DFC web-site further explains that after receiving an LOI, a loan applicant still needs go through a screening process to determine whether “the proposed transaction meets minimum eligibility requirements.”542  Then, even if an applicant gets through the screening process, they must still “undergo environmental, credit and legal due diligence.”543  Several financial journalists have also observed that the market’s reaction to the DFC Announcement was overblown and unexpected.544  As a result, regardless of how it played out, there was no expectation at the time of the grants that the grantees would experience a massive windfall based on the DFC Announcement.

Finally, Continenza and the CNG Committee reasonably relied on Byrd to ensure that the options were granted in a manner that complied with all relevant laws.  Byrd never raised any concerns regarding options spring loading or any other legal matter related to the timing of the July 27, 2020, CNG Committee meeting ahead of the DFC Announcement.  He did not do so because he believed, in good faith, that the grants were for legitimate business purposes that were fully consistent with the goals of the Executive Compensation Plan.  This further supports Akin Gump’s finding that, unlike other spring-loaded options shareholder derivative claims that have survived motions to dismiss, in this case there was no scheme to “spring load” the options ahead of the DFC Announcement.

2.	Byrd’s Failure to Discuss the Concept of Spring-Loaded Options with the Board or CNG Committee

While Akin Gump does not believe the July 2020 options resulted in a breach of fiduciary duty under state law, we do have concerns with Byrd’s failure to raise the risk that the grants could be perceived as spring-loaded options, even if that was not the intent.  As described above, there is a lengthy body of Delaware case law that indicates that, under some circumstances, granting options shortly before a positive news announcement could subject a company and its officers and directors to liability.  This case law is likely the reason why Kodak adopted the “Timing of Public Announcements” provision in the Executive Compensation Policy in 2014.  While we credit Byrd’s claim that he wasn’t aware of the “Timing of Public Announcements” provision, by February 2020 he knew that the Company had an Executive Compensation Policy and failed to fully review it before presenting a substantial grant proposal to the CNG Committee.  In addition to overlooking the policy, Byrd failed to identify the case law that indicates the risks associated with options grants that can raise the perception of spring loading.  All of this deprived the Board and the CNG Committee of the ability

541	See U.S. Int’l Dev. Finance Corp., DFC-Defense Production Act Loan Program Guide, available at https://www.dfc.gov/sites/default/files/media/documents/DFC-DPALoanProgramGuide.pdf.
542	Id.
543	Id.
544

Max Nisen, Kodak Craziness is Captured in One Word: Really?, Bloomberg (July 29, 2020), available at https://www.bloomberg.com/opinion/articles/2020-07-29/kodak-stock-surges-on-hydroxychloroquine-trump-loan-robinhood (commenting on the massive run up in Kodak’s stock price that “the loan and new business line for Eastman Kodak Co. isn’t, however, anything close to a justification for its massive share-price gains — whatever day traders and Robinhood investors may say.”); Paul R. La Monica, Kodak’s 530% stock surge is dangerous speculation, CNN Business (Aug. 3, 2020), available at https://www.cnn.com/2020/08/03/investing/kodak-stock-market-mania-bubble/index.html (“It’s a Kodak moment for investor insanity on Wall Street — and the enormous run-up in Eastman Kodak's stock is yet another example of the current market frothiness”).

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to make an informed judgement as to whether the grants would subject the Company to risks of costly litigation, regardless of whether any potential claims were likely to succeed at the end of the day.

Certain other aspects of the grant process were also less than ideal from a corporate governance perspective.  For example, Byrd failed to provide the CNG Committee with written materials in advance with all of the relevant information about the proposed grants.  While the evidence shows that the CNG Committee received the information they needed to approve the grants orally, the fact that they never received written materials was not in accordance with best practices.

In the end, while we did not find that anyone engaged in conduct that violated the law, the manner in which the options grants were awarded was sub-optimal in a number of respects, which is addressed in the Special Committee’s recommendations below.

D.	Reg FD Analysis

Reg FD prohibits public companies from making selective disclosures of MNPI to securities market professionals (e.g., brokers, dealers, investment advisers, and investment companies) and shareholders who, with reasonable foreseeability, would trade on the basis of that information.545  Under Reg FD, whenever a company, or any person acting on its behalf, discloses MNPI regarding that company or its securities to persons enumerated in the regulation, the company must publicly disclose the MNPI within a timeline specified by the regulation.546

Reg FD does not apply to disclosures of information that are not material or that are public.547  For purposes of Reg FD, information is public if it is “disseminated in a manner calculated to reach the securities market place in general through recognized channels of distribution, and public investors [are] afforded a reasonable waiting period to react to the information.”548  Information is “nonpublic” if it has not been “disseminated in a manner making it available to investors generally.”549  To determine whether a disclosure involves MNPI, and, therefore, falls within the scope of Reg FD, the SEC considers whether the disclosure allowed “a privileged few [to] gain an informational edge [] and the ability to use that edge to profit [] from their superior access to corporate insiders, rather than from their skill, acumen, or diligence.”550

545	17 C.F.R. § 243.100.
546	Id.
547	See id.
548	Commission Guidance on the Use of Company Web Sites, Exchange Act Release No. 58,288, § II.A.1 (Aug. 1, 2008) (internal citations omitted).
549	Selective Disclosure and Insider Trading, Exchange Act Release No. 43,154, § II.B.2 (Aug. 15, 2000) (the “Reg FD Adopting Release”).
550	Id. § II.A.

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Reg FD applies to disclosures of MNPI by any “senior official” in the company,551 and any other officer, employee, or agent who regularly communicates with securities market professionals or security holders.552  Moreover, it only proscribes selective disclosures of MNPI to those enumerated in the regulation.  Notably, the scope of Reg FD was narrowed before it was enacted to ensure that the regulation would not “apply to a variety of legitimate, ordinary-course business communications or to disclosures to the media.”553

If a company selectively discloses MNPI to those enumerated in the regulation, the company must make a “public disclosure” of the information.554  A “public disclosure” includes filing a Form 8-K or disseminating information through methods reasonably designed to provide broad, non-exclusionary public distribution,555 including distributing a press release through a widely circulated news or wire service.556

The company must make the public disclosure “simultaneously” if the selective disclosure was intentional.557  A person acts “intentionally” only if he knows, or is reckless in not knowing, that the information he is communicating is both material and nonpublic.558  The company must make the public disclosure “promptly” if the selective disclosure was non-intentional.559  “Promptly” means “as soon as reasonably practicable” but not “after the later of 24 hours or the commencement of the next day’s trading on the New York Stock Exchange.”560

Based on Akin Gump’s investigation, we did not find any evidence to suggest that Kodak, or any person at Kodak, violated Reg FD by providing the Media Advisory to local media agencies before the scheduled press release.  Reg FD does not apply to media disclosures, and our investigation has not uncovered any evidence that Kodak’s release of the Media Advisory was an attempt to evade Reg FD’s public disclosure requirements.  Furthermore, our investigation uncovered substantial evidence that the disclosure was inadvertent and that Kodak intended to have the Media Advisory embargoed until full public release.  Therefore, even if the disclosure fell within Reg FD’s ambit, Kodak promptly made a public disclosure in coordination with the DFC by posting the DFC’s press release on its website within 24 hours of when the unintentional disclosure took place (and prior to the commencement of trading on the NYSE).  Apart from the early disclosure Akin Gump identified as

551

17 C.F.R. § 243.101(c).  A “senior official” is any company executive officer, director, investor relations officer, public relations officer, or employee possessing equivalent functions.  Reg FD Adopting Release § II.B.3(b).

552	17 C.F.R. § 243.101(c).
553	Reg FD Adopting Release § II.A.4.
554	17 C.F.R. § 243.100(a).
555	Reg FD Adopting Release § II.B.4.
556	Id.
557	17 C.F.R. § 243.100(a)(1).
558	Id. § 243.101(a).
559	17 C.F.R. § 243.100(a)(2).
560	Id. § 243.101(d).

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inadvertently made to the media, Akin Gump’s investigation did not find evidence of any other leaks of confidential information regarding the LOI that would implicate Reg FD.

This notwithstanding, the fact that a relatively new, junior employee was able to modify the Media Advisory in a way made it appear as if it was not embargoed and then send it out highlights certain deficiencies in Kodak’s policies and procedures with respect news releases.  These deficiencies are addressed in the Special Committee’s recommendations, which are set forth below.

V.RECOMMENDATIONS

As described throughout this report, Kodak’s actions during the March to July 2020 time period could have significantly benefited from adherence to more robust corporate governance standards.  The lessons learned from these events have provided the Board and the Company with an opportunity to improve its corporate governance going forward.  As described in detail below, the Special Committee, in consultation with Akin Gump, is recommending that Kodak’s Board and the Company adopt a series of measures that, taken together, will substantially improve the corporate governance practices, policies, and procedures that touch on the matters described in this report.  The below recommendations represent the recommendations of the Special Committee, made in consultation with Akin Gump. The Special Committee’s recommendations are not set out in any particular order of importance and the Special Committee looks forward to all of its recommendations being promptly adopted by the Company and by the Board.

A.	General Counsel Office and Responsibilities

Kodak’s General Counsel, Roger Byrd, described the legal department’s resources as “thin” during his interview, and stated that at times he felt overwhelmed by his responsibilities and unable to effectively manage the many active work streams for which he was responsible.  This was exacerbated by the COVID-19 crisis, which had a significant impact on Kodak and its personnel, as it has with the rest of our nation. This issue can be addressed by both additional hires and the legal department’s coordination with the compliance function.  The investigation also uncovered that a lack of resources could be the root cause for the existence of outdated policies (or policies that were not widely understood) and other corporate governance matters not being prioritized. Accordingly, and given the foregoing:

•	Kodak management should ensure that the legal department has sufficient and appropriate resources.
•	The legal department should coordinate with the compliance function to make sure there is clear and complete ownership over all Kodak internal policies and procedures.
•

The legal department should undertake an initiative to review and update all Kodak policies and procedures, so that there is a current and clear understanding of and ownership over these policies and to ensure that all policies are effectively implemented.  Moreover, all policies should be stored in a centrally located place where all Kodak officers, directors, and employees can access them.  In connection with this initiative, the legal department should focus on reviewing and updating its policies and procedures regarding insider trading, the options grant process, and the process for managing contact with the media and other third

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parties in relation to upcoming announcements. The Company should consider retaining outside counsel and/or a corporate governance consultant to assist with this review.
B.	The Board of Directors and the CNG Committee

As the events described in this report demonstrate, the CNG Committee can sometimes face complex decisions with potential legal implications.  The Board and CNG Committee members were not fully advised of relevant Kodak internal policies regarding the options grants.  In addition, the Board received minimal training on Kodak’s internal policies regarding insider trading and certain Board members did not have a complete understanding of the policies. Accordingly, and given the foregoing:

•

The Company should review and update its policies and procedures regarding executive compensation, including options grants.  In particular, the Company should consider adopting more robust written policies and procedures, requiring, among other things, that the CNG Committee be provided with written materials that sufficiently describe the purpose, structure, and material terms of any proposed options grants in advance of CNG Committee meetings.

•

The Company should standardize the process for on-boarding Board and CNG Committee members so that all new members are provided the relevant policies and training upon joining the CNG Committee, and regular refresh training should be provided.

•	The CNG Committee should engage an outside compensation consultant when making executive-level compensation decisions, including awarding options.
C.	Insider Trading Policy and Process

Kodak has a policy and processes for its Insider List (as described above).  However, Akin Gump’s investigation found gaps in these processes that resulted in certain individuals not being included on the Insider List, or being included on the Insider List but not provided with the appropriate materials.  Kodak should enhance the rigor of its insider trading processes to ensure all relevant personnel are aware of the policies and procedures.  Accordingly, and given the foregoing:

•

The insider trading policies should apply equally to both Kodak officers and employees that are deemed insiders and to the members of the Board.  The policies should align, as should the processes in place for preclearances, provision of the policies, and training.

•

When situations require preclearance, there should be a specific protocol as to how the insider requests such preclearance, what information must be provided, how the General Counsel determines and dispenses the clearance (including whether or not outside counsel should be consulted), and how preclearance requests will be documented.

•

Kodak should review and update its processes to (1) include relevant individuals on the Insider List, (2) include individuals on the Insider List once placed on coded projects, (3) send the Insider Memorandum once an individual has been deemed an insider and (4) promptly notify the Insider List about the opening and closing of trading windows.

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•

In addition, Kodak should expand its policy to require any officer, director, or employee on the Insider List to preclear any gifts of Kodak stock, and to prohibit such gifts unless a trading window is open.

D.	Policies and Procedures Regarding Public Announcements

As described in the report, Akin Gump identified deficiencies in the process that Kodak followed with respect to the release of information related to the LOI before the official release of the DFC Announcement.  In particular, there was: (1) a lack of training for Kodak personnel who were dealing with the media, (2) a lack of clear policies and procedures regarding processes that must be followed before a press release or media advisory can be revised or circulated to parties outside of Kodak, (3) a general lack of sensitivity among certain Kodak employees regarding the need to carefully control the release of potentially MNPI regarding Kodak due to its status as a publicly traded company and (4) a lack of robust coordination with the legal department regarding outreach to the media leading up to and after the DFC Announcement.  Kodak should review and update its policies and procedures regarding the release of potentially MNPI and ensure that its public relations department is properly staffed and trained with respect to the appropriate protocols and best practices for handling interactions with the media on behalf of a public company.

E.	Training

As appropriate, relevant training should be adopted to complement the above recommendations.

F.	July 27, 2020 Options Grants

As described in the report, Akin Gump’s investigation found no misconduct or wrongdoing with respect to the grant or receipt of the July 27, 2020 options.  Furthermore, as described in detail in the report, Continenza has had an exemplary performance as Executive Chairman and has shown a strong commitment to Kodak’s success, as numerous witnesses stated.  However, in order to demonstrate the Company’s understanding and appreciation of the issues that have been raised in connection with these matters (including the unexpected vesting of certain of the options that occurred in August 2020), and in order to demonstrate alignment among all recipients of the July 27, 2020 options grants, the Special Committee, in consultation with Akin Gump, recommends that the Board and Continenza work expeditiously to amend the options Continenza received in July 27, 2020 to vest in yearly thirds on the anniversary date of the grant or based on another similar methodology that captures the intent of this recommendation.

G.	Additional Observations by the Special Committee

In addition to recommendations outlined above, the Special Committee notes that, due to some of the stock sales described in this report, there have been significant recent changes to the Company’s shareholder base.  Given this development, and the intersection between certain members of the Board (and related parties) and certain of the events at issue in the investigation, the Special Committee believes that now is an appropriate time to consider how the Board’s membership should best be aligned with the strategic direction of the Company and its investors going forward.  In doing so, the Special Committee urges the Board to consider the type of expertise that it might benefit from as the Company continues to pursue the ongoing pharmaceutical initiative, as well as the Company’s

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longstanding commitment to diversity and inclusion.  The Special Committee looks forward to a productive dialogue among the Board members regarding these important matters.

APPENDIX 1

Custodians
Name	Affiliation	Title
Xxxxxxxxxxxxxxxxx	Kodak	General Manager of Manufacturing External Sales
Bullwinkle, Dave	Kodak	Chief Financial Officer & Senior Vice President
Byrd, Roger	Kodak	General Counsel, Secretary, Senior Vice President
Continenza, Jim	Kodak	Executive Chairman and Chief Executive Officer
Xxxxxxxxxxxxxxxxx	Kodak	Contractor, Interim Chief Marketing Officer
Xxxxxxxxxxxxx	Kodak	Managing Director, Corporate Development
Xxxxxxxxxxxxxx	Kodak	Vice President, Industrial Films & Chemicals
Xxxxxxxxxxxxx	Kodak	Director Worldwide Communications
Xxxxxxxxxxxxxxxx	Kodak	Chief Compliance Officer, Director of Internal Audit
Xxxxxxxxxxxxx	Kodak	Corporate Controller and Chief Accounting Officer
Taber, Terry	Kodak	Chief Technology Officer and Senior Vice President, Advanced Materials & Chemicals
Xxxxxxxxxxxxx	Kodak	Worldwide Finance Director for Advanced Materials & Chemicals
Xxxxxxxxxxxxxxx	Kodak	Public Relations Manager
Williams, Calabrese Kristin	Kodak	Vice President, Public Affairs & Chief Privacy Officer

APPENDIX 2

List of Interviews
Name	Affiliation	Title	Interview Date
Xxxxxxxxxxxxxxxxx	Kodak	General Manager of Manufacturing External Sales	8/11/2020 8/13/2020 9/3/2020
Bradley, Richard "Todd"	Kodak	Board Member	8/20/2020 9/4/2020 9/10/2020
Bullwinkle, Dave	Kodak	Chief Financial Officer & Senior Vice President	8/11/2020 8/12/2020 9/3/2020
Byrd, Roger	Kodak	General Counsel, Secretary, Senior Vice President	8/10/2020 8/11/2020 8/20/2020 9/8/2020
Cates, G. Staley	Southeastern	Vice-Chairman	9/9/2020
Continenza, Jim	Kodak	Executive Chairman and Chief Executive Officer	8/14/2020 8/21/2020 9/8/2020
Engelberg, Jeff	Kodak	Board Member	9/1/2020 9/4/2020 9/9/2020
Xxxxxxxxxxxxxxxxx	Kodak	Contractor, Interim Chief Marketing Officer	8/12/2020 8/20/2020
Xxxxxxxxxxxxx	Kodak	Managing Director, Corporate Development	8/7/2020 9/3/2020
Xxxxxxxxxxxxxx	Kodak	Vice President, Industrial Films & Chemicals	8/31/2020
Xxxxxxxxxxxxx	Kodak	Director Worldwide Communications	9/9/2020
Karfunkel, George	Kodak	Board Member	8/24/2020
Katz, Philippe	Kodak	Board Member	8/20/2020 8/28/2020
Xxxxxxxxxxxx	Kodak	Director Human Resources, Global Strategy	8/19/2020
Xxxxxxxxxxx	Kodak	Director, Corporate Development	9/9/2020
Xxxxxxxxxx	Kodak	Contractor, Chief Administrative Officer	8/31/2020
New, Jason	Kodak	Board Member/Special Committee	8/19/2020
Parrett, Bill	Kodak	Board Member/Special Committee	9/4/2020
Xxxxxxxxxxxxxxxx	Kodak	Chief Compliance Officer, Director of Internal Audit	8/24/2020
Xxxxxxxxxxxxx	Kodak	Corporate Controller and Chief Accounting Officer	8/18/2020
Taber, Terry	Kodak	Chief Technology Officer and Senior Vice President, Advanced Materials & Chemicals	8/10/2020 9/4/2020
Xxxxxxxxxxxxx	Kodak	Worldwide Finance Director for Advanced Materials & Chemicals	8/11/2020
Vandagriff, Randy	Kodak	Senior Vice President, Digital Print Vice President	8/31/2020
Xxxxxxxxxxxxxxx	Kodak	Public Relations Manager	8/19/2020 8/20/2020

Williams, Calabrese Kristin	Kodak	Vice President, Public Affairs & Chief Privacy Officer	8/12/2020 8/13/2020

APPENDIX 3

Title	Agency	Date of Submission
Certificate of Analysis	New York State	18-Mar-20
Policy for Temporary Compounding of Certain Alcohol-Based Hand Sanitizer Products During the Public Health Emergency	New York State	18-Mar-20
Isopropanol Specification Document	New York State	18-Mar-20
Request for Designation as an Essential Business for Purposes of Executive Order 202.6	New York Empire State Development	20-Mar-20
Letter in Support of Kodak Essential Operations Request	New York Empire State Development	20-Mar-20

COVID-19 Support: Feedback on Administration’s Current U.S. Pharmaceutical Needs	HHS; BARDA; FDA	26-Mar-20
COVID-19 Support: Feedback on Administration’s Current U.S. Pharmaceutical Needs	HHS; BARDA; FDA	27-Mar-20
Proposed Synthesis to 4,7- Dichloroquinoline	FDA	31-Mar-20
RFI Response Cover Letter	HHS/ASPR	3-Apr-20
Priority ICU Medicines COVID-19 Response Sheet Attachment	HHS/ASPR	3-Apr-20
Priority ICU Medicines COVID-19 Response Sheet	HHS/ASPR	3-Apr-20
FDA Funding Proposal	FDA; HHS; ASPR/BARDA	10-Apr-20
FDA Funding Proposal	FDA; HHS; ASPR/BARDA	15-Apr-20
Eastman Kodak Company & U.S. Pharmaceutical Manufacturing	ASPR/BARDA	15-Apr-20
Emergency Response to API Shortage	Office of Manufacturing and Trade Policy	16-Apr-20

Eastman Kodak Company’s Specialty Chemical Business	FDA; Office of Manufacturing and Trade Policy	11-May-20
Eastman Kodak Company’s Specialty Chemical Business	FDA; Office of Manufacturing and Trade Policy	13-May-20
Eastman Kodak Company Specialty Chemicals Business: U.S. Manufacturer of Pharmaceutical Intermediates	Office of Manufacturing and Trade Policy	18-May-20
Proposal: Securing U.S. Production of Active Pharmaceuticals	Office of Manufacturing and Trade Policy	20-May-20
U.S. Pharmaceutical Manufacturing One Pager	Office of Manufacturing and Trade Policy	22-May-20
Unsolicited Proposal for Capital Investment Funding	Office of Manufacturing and Trade Policy	28-May-20
Cost Proposal	Office of Manufacturing and Trade Policy	3-Jun-20
Eastman Business Park Attributes; Proposal Schedule; Technical Proposal	DFC	4-Jun-20
Application for DFC-DPA Loan Program and Supporting Documents	DFC	16-Jun-20
Updated Application for DFC-DPA Loan Program and Supporting Documents	DFC	26-Jun-20